
                                                                   Exhibit 10.24

                             OFFICE LEASE AGREEMENT

                                    BETWEEN

                         STREET RETAIL, INC., LANDLORD

                                      AND

                        OPNET TECHNOLOGIES, INC., TENANT

                              DATE:  May ___, 2000


                               TABLE OF CONTENTS
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Article/Section                                                                   Page Number

ARTICLE I REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS............................   1
  Section 1.01    Reference Provisions..............................................   1
                  A.  Leased Premises...............................................   1
                  B.  Term..........................................................   1
                  C.  Term Commencement Date........................................   1
                  D.  Termination Date..............................................   1
                  E.  Minimum Rent..................................................   1
                  F.  Security Deposit..............................................   1
                  G.  Rent Payments.................................................   1
                  H.  Notice Addresses..............................................   1
                  I.  Building......................................................   2
                  J.  Parking Spaces................................................   2
                  K.  Renewal Options...............................................   2
                  L.  Schedules and Exhibits........................................   2
  Section 1.02    Definitions.......................................................   2
                  A.  Common Areas..................................................   2
                  B.  Floor Area....................................................   2
                  C.  Interest......................................................   2
                  D.  Lease Year....................................................   2
                  E.  Partial Lease Year............................................   2
                  F.  Operating Year................................................   2
                  G.  Base Year.....................................................   2
                  H.  Person........................................................   3
                  I.  Additional Rent...............................................   3
                  J.  Rent..........................................................   3
                  K.  Tenant's Operating Costs Share................................   3
                  L.  Tenant's Tax Share............................................   3
                  M.  Base Operating Costs..........................................   3
                  N.  Base Taxes....................................................   3
                  O.  Building Hours................................................   3

ARTICLE II LEASED PREMISES..........................................................   3

ARTICLE III TERM....................................................................   3
  Section 3.01    Term..............................................................   3
  Section 3.02    End of Term.......................................................   5
  Section 3.03    Holding Over......................................................   5
  Section 3.04    Renewal...........................................................   5

ARTICLE IV USE AND OPERATION OF THE LEASED PREMISES.................................   6
  Section 4.01    Intentionally Deleted.............................................   6
  Section 4.02    Use...............................................................   6
  Section 4.03    Intentionally Deleted.............................................   7
  Section 4.04    Signs and Advertising.............................................   7

ARTICLE V RENT......................................................................   8
  Section 5.01    Rent Payable......................................................   8
  Section 5.02    Payment of Minimum Rent...........................................   9

ARTICLE VI COMMON AREAS.............................................................   9
  Section 6.01    Use of Common Areas...............................................   9
  Section 6.02    Management and Operation of Common Areas..........................   9
  Section 6.03    Tenant's Share of Operating Costs and Taxes.......................  10

ARTICLE VII SERVICES AND UTILITIES..................................................  13
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Article/Section                                                                   Page Number

ARTICLE VIII INDEMNITY AND INSURANCE................................................  15
  Section 8.01    Indemnity by Landlord and Tenant..................................  15
                  A.  Indemnity by Tenant...........................................  15
                  B.  Indemnity by Landlord.........................................  15
  Section 8.02    Landlord Not Responsible for Acts of Others.......................  15
  Section 8.03    Tenant's Insurance................................................  16
  Section 8.04    Tenant's Contractor's Insurance...................................  16
  Section 8.05    Policy Requirements...............................................  16
  Section 8.06    Increase in Insurance Premiums....................................  16
  Section 8.07    Waiver of Right of Recovery.......................................  16
  Section 8.08    Landlord's Insurance..............................................  17

ARTICLE IX CONSTRUCTION AND ALTERATIONS.............................................  17
  Section 9.01    Condition of Leased Premises Upon Delivery........................  17
  Section 9.03    Alterations.......................................................  17
  Section 9.04    Work Requirements.................................................  18
  Section 9.05    Ownership of Improvements.........................................  18
  Section 9.06    Removal of Tenant's Property......................................  18
  Section 9.07    Mechanic's Liens..................................................  18

ARTICLE X REPAIRS, MAINTENANCE, AND LANDLORD'S ACCESS...............................  19
  Section 10.01   Repairs by Landlord...............................................  19
  Section 10.02   Repairs and Maintenance by Tenant.................................  19
  Section 10.03   Inspections, Access and Emergency Repairs by Landlord.............  19
  Section 10.04   Landlord's Compliance with Laws...................................  19

ARTICLE XI CASUALTY.................................................................  19
  Section 11.01   Fire or Other Casualty............................................  19
  Section 11.02   Right to Terminate................................................  19
  Section 11.03   Landlord's Duty to Reconstruct....................................  20
  Section 11.04   Tenant's Duty to Reconstruct......................................  20

ARTICLE XII CONDEMNATION............................................................  20
  Section 12.01   Taking of Leased Premises.........................................  20
  Section 12.02   Taking of Building................................................  20
  Section 12.03   Condemnation Award................................................  21

ARTICLE XIII PARKING................................................................  21
  Section 13.01   Parking Rights....................................................  21
  Section 13.02   Parking Rules and Conditions......................................  21
  Section 13.03   Awning............................................................  21

ARTICLE XIV SUBORDINATION AND ATTORNMENT............................................  21
  Section 14.01   Subordination.....................................................  21
  Section 14.02   Attornment........................................................  22
  Section 14.03   Estoppel Certificate..............................................  22
  Section 14.04   Quiet Enjoyment...................................................  22

ARTICLE XV ASSIGNMENT AND SUBLETTING................................................  22

ARTICLE XVI DEFAULT AND REMEDIES....................................................  24
  Section 16.01   Default...........................................................  24
  Section 16.02   Remedies and Damages..............................................  24
  Section 16.03   Remedies Cumulative...............................................  25
  Section 16.04   Waiver............................................................  25

ARTICLE XVII MISCELLANEOUS PROVISIONS...............................................  26
  Section 17.01   Notices...........................................................  26
  Section 17.02   Recording.........................................................  26
  Section 17.03   Interest and Administrative Costs.................................  26
  Section 17.04   Legal Expenses....................................................  26
  Section 17.05   Successors and Assigns............................................  26
  Section 17.06   Limitation on Right of Recovery Against Landlord..................  26
  Section 17.07   Security Deposit..................................................  26
  A.           Amount...............................................................  26
  B.           Security.............................................................  26
                C.  Form............................................................  26
                D.  Right to Draw...................................................  27
                E.  Right to Pledge or Assign.......................................  27
                F.  Reservation of Rights...........................................  28
                G.  Reduction of Security Deposit...................................  28

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Article/Section                                                                   Page Number

                H.  Return of Security Deposit......................................  28
 Section 17.08   Entire Agreement; No Representations; Modification.................  29
 Section 17.09   Severability.......................................................  29
 Section 17.10   Joint and Several Liability........................................  29
 Section 17.11   Broker's Commission................................................  29
 Section 17.12   Irrevocable Offer, No Option.......................................  29
 Section 17.13   Inability to Perform...............................................  29
 Section 17.14   Survival...........................................................  29
 Section 17.15   Corporate Tenants..................................................  29
 Section 17.16   Construction of Certain Terms......................................  29
 Section 17.17   Showing of Leased Premises.........................................  29
 Section 17.18   Relationship of Parties............................................  30
 Section 17.19   Intentionally Omitted..............................................  30
 Section 17.20   Choice of Law......................................................  30
 Section 17.21   Choice of Forum....................................................  30
 Section 17.22   Intentionally Omitted..............................................  30
 Section 17.23   Financial Statements...............................................  30
 Section 17.24   Time is of the Essence.............................................  30
 Section 17.25   Back-up Generator..................................................  30

ARTICLE XVIII Right of First Offer for Additional Space.............................  31
 Section 18.01   ROFO Space Within the Building.....................................  31
 Section 18.02   ROFO Space Outside the Building....................................  31

ARTICLE XIX ANTENNA RightS..........................................................  32

               LIST OF DEFINITIONS

Abatement Date...............................       5
Additional Rent..............................      29
Affiliate Notice.............................      24
Alterations..................................      17
Antennas.....................................      32
Availability Notice..........................      31
Back-up Generator............................      30
BOMA.........................................       2
Bovis........................................       3
Brokers......................................      29
Building Permit..............................       2
Casualty.....................................      19
Common Restrooms.............................       7
Concierge Desk...............................      14
Construction Documents.......................       2
CPI Percentage Increase......................       9
Default......................................      24
Delay Termination Date.......................       4
Escalation Date..............................       9
Excess Costs.................................       3
Expansion Notice.............................      31
Extension Options............................       5
Extension Terms..............................       5
First Extension Option.......................       5
First Extension Term.........................       5
Force Majeure................................       4
FRIT.........................................      16
General Contractor...........................       3
Holdover Minimum Rent........................       5
Holdover Occupancy...........................       5
HVAC.........................................      13
HVAC Rate....................................      13
Index........................................       9
Interest Rate................................      24
Landlord.....................................       1
Landlord's Agent.............................       1
Landlord's Indemnitees.......................      15
Latent Defect................................       4
Lease........................................       1
Leasehold Improvements.......................      18
Letter of Credit.............................      26
long leadtime items..........................       5
Market Rate..................................       5
Minimum Security Deposit.....................      28
Mortgage.....................................      21
Mortgagee....................................      21
Negotiation Period...........................       5
Notice.......................................      26
Operating Cost...............................      19
Operating Costs..............................      11
Operating Costs Statement....................      10
Outside Availability Notice..................      32
Outside Expansion Notice.....................      32
Outside ROFO Lease...........................      32
Outside ROFO Space...........................      32
Per Diem Base Rent...........................       5
Permitted Alterations Notice.................      18
Permitted Capital Expenditures...............      11
Permitted Exterior Signage...................       7
Plans........................................       2
Preliminary Plans............................       1
Premises Systems.............................       7
Property Manager.............................       1
Qualified Building...........................      32
Qualified Lender.............................      22
Qualified Tenant Affiliate...................      24
Reduction Date...............................      28
Released Parties.............................      16
Right of First Offer.........................  31, 32
ROFO Expansion Amendment.....................      31
ROFO Space...................................      31
Second Extension Option......................       5
Second Extension Term........................       5
Standard Shell Work..........................       3
Structured Parking Rate......................      21
Sublet Floor.................................      22
Substitute Tenant............................      25
Surface Parking Rate.........................      21
Sustained Profitability......................      28
Sustained Profitability Date.................      28
Taking.......................................      20
Taxes........................................      12
Tenant.......................................       1
Tenant Delay.................................       4
Tenant Work..................................       1
Tenant Work Allowance........................       5

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                   LIST OF DEFINITIONS
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
Tenant's Agent...............................       1
Tenant's Indemnitees.........................      15
Tenant's Insurance...........................      16
Tenant's Property............................      18
Tenant's Share of Operating Costs and Taxes..      10
Transfer.....................................      22
Transfer Response Failure Notice.............      23
Transferee...................................      22
Waiving Party................................      16

                             OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT (this "Lease") is made this _____ day of May, 2000, by and between STREET RETAIL, INC., a Maryland corporation ("Landlord"), and OPNET TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

     IN CONSIDERATION of the payments of rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE I

                 REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS

     As used in this Lease, the following terms shall have the meanings set forth in Sections 1.01 and 1.02 below.

Section 1.01  Reference Provisions.

     A. Leased Premises. The premises consisting of a portion of the second
(2nd) floor and the entire rentable area on the third (3rd), fourth (4th) and fifth (5th) floors (designated as Suites 250, 300, 400 and 500) of the Building described in Section 1.01.I, below, as shown on the floor plan attached hereto as Exhibits A-2, A-3, A-4 and A-5, and consisting of approximately sixty thousand four hundred sixty-six (60,466) square feet of rentable office space, as determined by Landlord's architect pursuant to the Building Owners and Managers Association method of measurement (1996 edition).

     B.  Term.  Ten (10) Lease Years.

     C.  Term Commencement Date.  December 15, 2000.

     D. Termination Date. The date that is the day immediately prior to the tenth (10th) anniversary of the Term Commencement Date (provided, that, if such date is not the last day of a month, then the Termination Date shall be the last day of the month in which the tenth (10) anniversary of the Term Commencement Date occurs), or any earlier date on which this Lease is terminated in accordance with the provisions hereof.

     E. Minimum Rent. Two Million Two Hundred Sixty-seven Thousand Four Hundred Seventy-five and Zero/100 Dollars ($2,267,475.00) for the first Lease Year, payable in twelve (12) equal monthly installments of One Hundred Eight-eight Thousand Nine Hundred Fifty-six and Twenty-five/100 Dollars ($188,956.25) for the first Lease Year, which shall be increased on each Escalation Date (hereinafter defined) in accordance with the provisions of Section 5.02 hereof.

     F. Security Deposit. Eighteen (18) month's Minimum Rent, being Three Million Four Hundred One Thousand Two Hundred Twelve and Fifty/100 Dollars ($3,401,212.50), subject to reduction in accordance with Section 17.07(G) hereof.

     G. Rent Payments. The rent payments due herein shall be made payable to Landlord at the following address:

                Street Retail, Inc. - Property 1032
                Department 0930
                McLean, Virginia  22109-0930
                Attention: Legal Department

     H.  Notice Addresses.

         TO LANDLORD:                Street Retail, Inc.
                                     1626 East Jefferson Street
                                     Rockville, Maryland  20852-4041
                                     Attention:  Legal Department
         TO TENANT:
         Prior to taking occupancy:  OPNET Technologies, Inc.
                                     3007 Tilden Street, N.W.
                                     Washington, D.C.  20008
                                     Attention:  Mr. Joseph Greeves

         Following occupancy:        OPNET Technologies, Inc.
                                     7255 Woodmont Avenue
                                     Bethesda, Maryland
                                     Attention:  Mr. Joseph Greeves

         With a copy to:             Hale and Dorr LLP
                                     1455 Pennsylvania Avenue, N.W.
                                     Washington, D.C.  20004
                                     Attention:  William F. Leahy, Esquire

     I. Building. That certain building, consisting of 130,024 square feet of rentable office, theater and retail space (the office portion of which has been measured in accordance with the Building Owners and Managers Association method of measurement (1996 edition) ("BOMA")) and currently having street addresses of 7235-7271 Woodmont Avenue (with the office portion thereof having an address of 7255 Woodmont Avenue), in the City of Bethesda, County of Montgomery, in the State of Maryland, including the land upon which the Building is situated (the legal description of which is set forth on Exhibit A-1).

     J. Parking Spaces. One (1) monthly parking contract for every one thousand (1,000) square feet of rentable area of the Leased Premises.

     K.  Renewal Options. Two (2) five (5)-year options, as provided in Section
3.04 hereof.

     L. Schedules and Exhibits. The schedules and exhibits listed below are attached to this Lease and are hereby incorporated in and made a part of this Lease.

                Exhibit A-1  Legal Description of the Land
                Exhibit A-2  Second Floor Plan
                Exhibit A-3  Third Floor Plan
                Exhibit A-4  Fourth Floor Plan
                Exhibit A-5  Fifth Floor Plan
                Exhibit B    Work Agreement
                Exhibit C    Rules and Regulations
                Exhibit D    Rules for Tenant's Contractors
                Exhibit E    Traffic Mitigation Agreement
                Exhibit F    Required Minimum Standards for Tenant Work
                Exhibit G    Base Building Shell Definition and Core Area Build-
                             out and Finishes
                Exhibit H    Additional Exclusions to Operating Costs
                Exhibit I    Current Qualified Buildings
                Exhibit J    Form of Letter of Credit
                Exhibit K    Location and Parameters of Permitted Exterior
                             Signage
                Exhibit L    Location of Awning
                Exhibit M    Cleaning Specifications
                Exhibit N    HVAC Specifications
                Exhibit O    Location and Designation of Parking Spaces

Section 1.02  Definitions.

     A. Common Areas. Any existing or future improvements, equipment, areas and/or spaces for the non-exclusive, common and joint use or benefit of Landlord, Tenant and other tenants, occupants and users of the Building. The Common Areas include without limitation sidewalks, roofs, gutters and downspouts, parking areas, access roads, driveways, landscaped areas, service drives and service roads, traffic islands, loading and service areas, stairs, landings, ramps, elevators, escalators, utility and mechanical rooms and equipment, corridors, lobbies, public washrooms, and other similar areas and improvements.

     B. Floor Area. When used with respect to the Leased Premises, the number of rentable square feet set forth in Section 1.01.A, above, which the Leased Premises shall be deemed to contain. When used with respect to any other space in the Building, Floor Area shall mean the number of rentable square feet of such space as reasonably determined by Landlord; provided, however, when used with respect to any other office space in the Building, Floor Area shall mean the number of rentable square feet of such space as reasonably determined by Landlord in accordance with BOMA.

     C.  Interest.  A rate per annum of twelve percent (12%).

     D. Lease Year. Each twelve (12) month period beginning with the Term Commencement Date, and each anniversary thereof, provided the Term Commencement Date occurs on the first day of a month. If the Term Commencement Date occurs on a day other than the first day of a month, then the first Lease Year shall begin on the Term Commencement Date and shall terminate on the last day of the twelfth
(12th) full calendar month after the Term Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Term shall terminate on the date this Lease expires or is otherwise terminated.

     E. Partial Lease Year. Any period during the Term which is less than a full Lease Year.

     F. Operating Year. Each respective calendar year or part thereof during the Term of this Lease or any renewal thereof, or at the option of Landlord, any other twelve month period or part thereof designed by Landlord.

     G.  Base Year.  The calendar year commencing January 1, 2001.

     H. Person. An individual, firm, partnership, association, corporation, limited liability company, or any other legal entity.

     I. Additional Rent. All sums payable by Tenant to Landlord under this Lease, other than Minimum Rent.,

     J.  Rent.  Minimum Rent plus Additional Rent.

     K. Tenant's Operating Costs Share. Shall mean a fraction, the numerator of which is the Floor Area of the Leased Premises and the denominator of which is the total Floor Area of the office portion of the Building, which is 77,591 rentable square feet, as measured in accordance with BOMA.

     L. Tenant's Tax Share. Shall mean a fraction, the numerator of which is the Floor Area of the Leased Premises (as measured in accordance with BOMA) and the denominator of which is the total Floor Area of the office and retail portions of the Building, which is 130,029 rentable square feet.

     M.  Base Operating Costs.  The Operating Costs for the Base Year.

     N.  Base Taxes.  Taxes applicable to the first Lease Year.

     O. Building Hours. At least from 8:00 a.m. until 6:00 p.m. on weekdays (excluding holidays) and from 9:00 a.m. until 1:00 p.m. on Saturdays (excluding holidays).

                                  ARTICLE II

                                LEASED PREMISES

     Landlord demises and leases to Tenant, and Tenant leases and takes from Landlord, the Leased Premises together with the right to use for ingress to and egress from the Leased Premises, in common with others, the Common Areas. Landlord has the exclusive right, subject to any express limitation set forth in
Section 4.04 and Article XIX hereof, to (i) use the exterior faces of all perimeter walls of the Building, the roof and all air space above the Building and (ii) install, maintain, use, repair and replace pipes, ducts, cables, conduits, plumbing, vents, utility lines and wires to, in, through, above and below the Leased Premises and other parts of the Building. Tenant, or a registered architect selected by Tenant, shall have the right to access, review and remeasure the Leased Premises prior to the Term Commencement Date. Tenant shall deliver such calculation to Landlord. If the rentable area for the Leased Premises determined by Tenant's architect differs by two percent (2%) or less (higher or lower) from Landlord's figure, then Landlord's figure shall be controlling. If the rentable area figure determined by Tenant's architect differs by more than two (2%) (higher or lower) from Landlord's figure, then Landlord and Tenant shall endeavor to resolve such discrepancy. If Landlord and Tenant are not able to resolve such discrepancy, then Landlord and Tenant shall jointly appoint an independent architect to resolve such discrepancy and the determination of such independent architect shall be binding on both Landlord and Tenant. During any such dispute Tenant shall pay Minimum Rent to Landlord based on Landlord's determination. The cost of any such independent architect shall be shared equally by Landlord and Tenant. If the square footage is adjusted pursuant to this Article II, then the Minimum Rent, Tenant's Operating Costs Share, Tenant's Tax Share, the Tenant Work Allowance (as defined in the Work Agreement attached hereto as Exhibit B) and any other amounts or terms in this Lease which are based upon the square footage of the Leased Premises shall be retroactively adjusted to reflect such square footage as of the Term Commencement Date. If Tenant makes any payment of Minimum Rent prior to the final determination of the rentable square feet of space of the Leased Premises, and the amount of Minimum Rent payable for such period exceeds the amount previously paid by Tenant, Tenant shall pay the amount of such excess to Landlord within thirty (30) days of written demand thereof from Landlord. If the amount of Minimum Rent payable for such period is less than the amount theretofore paid by Tenant, Landlord shall credit the same to the next payment of Minimum Rent due hereunder.

                                  ARTICLE III

                                     TERM

Section 3.01  Term.

     A. This Lease shall be effective as of the date hereof. The Term shall commence on the Term Commencement Date specified in Section 1.01.C., above (except as expressly set forth in Section 3.01B hereof), and shall be for the period time specified in Section 1.01.B., above, and expire on the Termination Date specified in Section 1.01.D, above.

     B. In the event that the Leased Premises are not substantially completed, or Landlord is otherwise unable to tender possession of the Leased Premises to Tenant, by the Term Commencement Date for any reason or cause, other than as a result of a Tenant Delay (as defined in Exhibit B), then the Term Commencement Date shall be delayed and shall be the earlier of (i) the date that any portion of the Leased Premises are occupied by Tenant, or (ii) the day that the Leased Premises are substantially completed (as defined in Section 3.01.C, below). In the event the Term Commencement Date is so delayed, Landlord shall not be liable or responsible for any claims, damages, or liabilities by reason of such delay. Notwithstanding the foregoing, in the event that the Leased Premises are not substantially completed, or Landlord is otherwise unable to tender possession of the Leased Premises to Tenant, by the Term Commencement Date as a result of a Tenant Delay, then the Term Commencement Date and all the obligations of Tenant hereunder, including, but not limited to, the obligations of Tenant to pay Minimum Rent and Additional Rent, shall not be delayed and shall begin on the date that in the reasonable judgement of Landlord the Leased Premises would have been substantially complete but for such Tenant Delay. At Landlord's request, Tenant shall promptly enter into one or more supplementary written agreements specifying or confirming the Term Commencement Date and Termination Date.

     C. For purposes of this Lease, the Leased Premises shall be deemed substantially completed when (i) all items of Tenant Work (excluding long leadtime items that constitute items of Tenant Delay pursuant to Exhibit B attached hereto) have been completed subject only to the completion of punchlist items of work which do not substantially interfere with Tenant's intended use of the Leased Premises, (i) all items of Standard Shell Work (as defined in Exhibit B hereof) have been completed, except for such items thereof that do not substantially interfere with Tenant's access to the Leased Premises or use of the Leased Premises; (iii) the Building's parking garage shall be sufficiently complete for Tenant to access and use such garage; and (iv) all governmental requirements applicable to the occupancy of the Leased Premises are satisfied. The satisfaction of all governmental requirements shall be deemed to exist if a certificate of occupancy for the Leased Premises has been issued by any governmental authority having jurisdiction over the Leased Premises; provided, however that no such certificate of occupancy shall be required for the Leased Premises to be substantially complete if (i) occupancy of the Leased Premises is permitted without the issuance of a certificate of occupancy, as long as the requirements for the issuance thereof have been satisfied, or (ii) Landlord is unable to obtain such certificate of occupancy as a result of any act or omission of Tenant or Tenant's contractors or vendors, including without limitation, as a result of any systems furniture or any work to be installed or constructed by Tenant or Tenant's contractors or vendors not being complete at the time that the Leased Premises would otherwise be substantially complete. If Tenant requests in writing, on or before the date that the Construction Documents are required to be delivered to Landlord (pursuant to Paragraph 2(A)(v) of Exhibit B hereof) that Landlord identify the long lead items depicted on the construction documents, then on or before the date that Landlord submits to Tenant written estimates of the cost of the Tenant Work (pursuant to Paragraph 3(A)(i) of Exhibit B hereof), Landlord shall identify such items that are clearly depicted on the construction documents that Landlord is then aware are long leadtime items. Landlord shall request that the General Contractor (hereinafter defined) identify to Landlord, at the time it provides its estimate of the cost of the Tenant Work pursuant to Paragraph 3(A)(i) of Exhibit B attached hereto, those items that are clearly depicted on the construction documents that such General Contractor is then aware are long lead items.

     D. Within five (5) days after the occurrence of the Term Commencement Date, Landlord and Tenant shall execute an amendment to the Lease setting forth the Term Commencement Date and Termination Date. In the event that prior to the Term Commencement Date any floor(s) of the Leased Premises are occupied by Tenant (in whole or part), then with respect to such floor(s), Tenant's tenancy thereof shall be by the day and shall be deemed to have commenced as of such date and all of Tenant's obligations hereunder shall commence as of the date that is the first day of such occupancy; provided, however, that for each such day prior to the Term Commencement Date, Tenant shall be responsible for paying Minimum Rent only for such floor(s) (such Minimum Rent to be calculated as the rentable square feet of such floor(s) times the per square foot rate payable hereunder during Lease Year 1 as set forth in Section 1.01.E, pro rated for the number of days in such tenancy). The foregoing sentence shall not be deemed to imply a right of Tenant to occupy any floor of the Leased Premises prior to the date that the Tenant Work for such floor is substantially complete and Landlord notifies Tenant thereof.

     E. If the Tenant Work, to be built by Landlord pursuant to Exhibit B, for the Leased Premises is not substantially completed on or before the Delay Termination Date, then Tenant shall have the right to terminate this Lease by delivering to Landlord, no later than ten (10) days after such Delay Termination Date, fifteen (15) days prior written notice of such termination. In the event the Leased Premises are substantially completed on or before the expiration of such fifteen (15)-day period, such right of termination shall be deemed to be void and without effect. In the event the Leased Premises are not substantially completed on or before the expiration of such fifteen (15)-day period, this Lease shall immediately terminate. The "Delay Termination Date" shall mean the date that is one hundred eight (180) days after the Term Commencement Date set forth in Section 1.01.C, which Delay Termination Date shall be extended by one
(1) day for each day that substantial completion of the Leased Premises is delayed as a result of any Tenant Delay or Force Majeure. "Force Majeure" shall mean acts of God, strikes, sabotage, acts of war, fire and casualty, legal requirements, government restrictions or controls on construction, unusual shortages or inability to obtain labor, materials or equipment, energy shortage, the failure of the applicable governmental authority to issue any building permit required for the Standard Shell Work or Tenant Work within thirty (30) days after Landlord has submitted to the appropriate authority an application for such building permit, the failure of the applicable governmental authority to conduct inspections required in connection with the Standard Shell Work or the Tenant Work, and issue its approval or disapproval thereof, within three (3) business days after Landlord has submitted to the appropriate authority a request for the applicable inspection, the failure of the applicable governmental authority to issue any required certificate or approval for Tenant's occupancy of the Leased Premises (including without limitation a certificate of occupancy for the Leased Premises) within five (5) business days after Landlord has submitted to the appropriate authority an application for the applicable certificate or approval, the request for any long leadtime items (as defined in Paragraph 7 of the Work Agreement attached hereto as Exhibit B) that are not items of Tenant Delay pursuant to Paragraph 7 of the Work Agreement, or any causes beyond the reasonable control of Landlord.

     F. In the event that the Tenant Work, to be built by Landlord pursuant to Exhibit B hereof, for any floor of the Leased Premises is not substantially completed by Landlord on or before the Abatement Date (hereinafter defined), then in addition to the delay in the Term Commencement Date set forth in Section 3.01.B hereof, Tenant shall be entitled to an abatement of one (1) day of Minimum Rent applicable to such floor (the "Per Diem Base Rent") for each day that substantial completion of the Tenant Work for such floor is delayed beyond the Abatement Date. The Per Diem Base Rent for each floor shall be (i) the rentable square footage of such floor, times (ii) the per square foot rate payable hereunder during Lease Year 1, as set forth in Section 1.01.E, divided by (iii) three hundred sixty-five (365). The "Abatement Date" shall be the date that is sixty
(60) days after the Term Commencement Date set forth in Section 1.01.C, which Abatement Date shall be extended by one day for each day that substantial completion of the Tenant Work for such floor is delayed as a result of a Tenant Delay or an event of Force Majeure.

Section 3.02 End of Term. This Lease shall terminate on the Termination Date without the necessity of notice from either Landlord or Tenant. Upon the Termination Date, Tenant shall quit and surrender to Landlord the Leased Premises, broom-clean, in good order and condition, ordinary wear and tear excepted; and shall surrender to Landlord all keys and access cards, if applicable, to or for the Leased Premises.

Section 3.03 Holding Over. If Tenant fails to vacate the Leased Premises on the Termination Date, Landlord shall have the benefit of all provisions of law respecting the speedy recovery of possession of the Leased Premises (whether by summary proceedings or otherwise). In addition to and not in limitation of the foregoing, occupancy subsequent to the Termination Date ("Holdover Occupancy") shall be a tenancy at will. Holdover Occupancy shall be subject to all terms, covenants, and conditions of this Lease (including those requiring payment of Additional Rent), except that the Minimum Rent for each day that Tenant holds over ("Holdover Minimum Rent") shall be equal to one and one-half (1 1/2) times the per diem Minimum Rent payable in the last Lease Year. Landlord also shall be entitled to recover all damages, including lost business opportunity regarding any prospective tenant(s) for the Leased Premises, suffered by Landlord as a result of Tenant's Holdover Occupancy; provided, however, Landlord shall waive its right to such damages if Tenant vacates and surrenders to Landlord the Leased Premises in the condition required pursuant to this Lease on or before the date that is forty-five (45) days after the expiration of the Term.

Section 3.04  Renewal.

     A. Landlord grants Tenant the options (together referred to as the "Extension Options," and individually sometimes referred to as an "Extension Option") to extend the Term for up to two (2) consecutive periods, the first of which (the "First Extension Option") shall be for five (5) years (the "First Extension Term") and the second of which (the "Second Extension Option") shall be for five (5) years (the "Second Extension Term") (together sometimes referred to as the "Extension Terms"). Tenant shall have no right to an extension of the Term if at the time Tenant seeks to exercise the applicable Extension Option, or at the time the applicable Extension Term would have otherwise commenced, Tenant
(i) has then assigned this Lease (other than to a Qualified Tenant Affiliate) or sublet more than fifty percent (50%) of the Leased Premises (other than to a Qualified Tenant Affiliate); (ii) is then in Default; or (iii) has been in Default under this Lease two (2) or more times in the prior thirty-six (36) month period. In addition, Tenant shall have no right to exercise the Second Extension Option unless the First Extension Option has been exercised and this Lease is otherwise in full force and effect. To exercise the First Extension Option, Tenant shall give notice of its exercise to Landlord not earlier than eighteen (18) months prior to the Termination Date and not later than twelve
(12) months prior to the Termination Date, and to exercise the Second Extension Option, Tenant shall give notice of its exercise to Landlord not earlier than eighteen (18) months prior to the expiration of the First Extension Term and not later than twelve (12) months prior to the expiration of the First Extension Term. If Tenant is entitled to and gives Landlord notice in accordance with the terms of this Section, the Term shall be extended for the period of the applicable Extension Term commencing on the day after expiration of the initial Term in the case of the First Extension Term, and on the day after the expiration of the First Extension Term in the case of the Second Extension Term, and except as set forth below in this Section, shall be on the same terms and condition as are set forth in this Lease. Minimum Rent during the extended Term shall be the then-current (i.e., as of the commencement of the applicable Extension Term) market rent for renewal tenants in first-class office properties of comparable quality and character to the Building in Bethesda, Maryland, taking into consideration market concessions, allowances and other relevant factors applicable to renewal tenant at such time (the "Market Rate"), but in no event less than ninety percent (90%) of the Minimum Rent payable as of the Termination Date in the case of the First Extension Term and in no event less than ninety percent (90%) of the Minimum Rent payable as of the expiration of the First Extension Term in the case of the Second Extension Term, with subsequent escalations in Minimum Rent thereafter to be determined by market practice with respect to comparable space, as such Minimum Rent is reasonably determined by Landlord (and notice thereof delivered to Tenant on or before the date that is the later of (i) sixty (60) days after Tenant's notice of exercise of the applicable Extension Option or (ii) thirteen (13) months prior to the applicable Extension Term).

     B. If Tenant disagrees with Landlord's determination of Minimum Rent for any Extension Term, Tenant shall give Landlord notice of objection within fifteen (15) days after Tenant receives Landlord's notice of Landlord's Minimum Rent determination; otherwise Landlord's determination shall be deemed conclusive. If Tenant timely delivers to Landlord such notice of objection as provided above, then Landlord and Tenant shall negotiate in good faith to determine the amount of Minimum Rent within ten (10) days of the date of Landlord's receipt of Tenant's written notice of objection (the "Negotiation Period").

     C. In the event Landlord and Tenant are unable to agree upon the Minimum Rent for the applicable Extension Term within the Negotiation Period, then either Landlord or Tenant shall be entitled to elect to proceed with the binding arbitration process set forth below by delivering written notice of such election to the other party within twenty (20) days after the expiration of the Negotiation Period. If either party timely elects to proceed with binding arbitration, then the Minimum Rent for the applicable Extension Term shall be based upon the Market Rate for renewal tenants in first-class office properties of comparable quality and character to the Building in Montgomery County, Maryland (taking into consideration market concessions, allowances and other relevant factors applicable to renewal tenant at such time), as determined by binding arbitration in accordance with the following procedures. Within fifteen (15) days after either party first delivers notice to the other party of its election to proceed to binding arbitration, Landlord and Tenant shall each select a real estate broker (based on the criteria set forth in Section 3.04.D hereof). Within twenty
(20) days of their selection, each broker shall make a written determination of the Market Rate for the Extension Term. All determinations of the Market Rate shall be in writing. The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to an escrow agent who, after receiving both valuation reports, shall del iver each party's valuation report to the other party. If the Market Rate determination of the broker designated by Landlord is within five percent (5%) of the Market Rate determination of the broker designated by Tenant, then the Minimum Rent for the applicable Extension Term shall be the average of the two Minimum Rent determinations for the Extension Term. If the Market Rate determinations of these two brokers vary by more than five percent (5%), then a third broker shall be selected by the initial two brokers within fifteen (15) business days after the initial two valuation reports have been delivered to the parties (the third broker also having the qualifications set forth in Section 1.D(iv) below). If a third broker is appointed, the third broker shall review the valuation reports of the initial two brokers and select the one of the initial two valuation reports that most closely reflects the Market Rate for the applicable Extension Term. The third broker shall promptly deliver a report of his determination to each of the parties. The determination of the Market Rate for the applicable Extension Term pursuant to this Section 3.04.C hereof (but in no event less than ninety percent (90%) of the Minimum Rent payable as of the Termination Date in the case of the First Extension Term and in no event less than ninety percent (90%) of the Minimum Rent payable as of the expiration of the First Extension Term in the case of the Second Extension Term) shall be final and binding upon Landlord and Tenant. The expenses of each of the first two brokers appointed under this Section 3.04.C shall be borne by the party appointing such broker. The expenses of the third broker appointed under this Section 3.04.C shall be paid one-half (1/2) by Landlord and one-half (1/2) by Tenant.

     D. The real estate brokers selected by Landlord and Tenant shall have the following qualifications: (i) must be a independent and licensed real estate broker in the State of Maryland; (ii) must have a minimum of ten (10) years' experience in commercial office leasing in the Montgomery County, Maryland area;
(iii) must be an active broker in the Montgomery County, Maryland area and known for commercial office expertise; (iv) in the case of the third broker only, must have experience representing both landlords and tenants; (v) in the case of the third broker only, is not then representing either Landlord or Tenant; and (vi) in the case of the third broker only, shall not have been involved in any disputes with Landlord, Tenant or any of the other brokers. In the event that real estate brokers with the qualifications described in this Section 3.04.D are unavailable, qualified consultants with similar qualifications may be substitutes.

     E. An amendment modifying this Lease to set forth the Minimum Rent for the Leased Premises during the applicable Extension Term shall be executed by Landlord and Tenant within ten (10) days of Landlord's determination thereof, of the parties' agreement thereto (if applicable) or of the determination of the Minimum Rent by the brokers pursuant to Section 3.04.C hereof. In the event that (i) Tenant and Landlord fail to agree on the Minimum Rent for the Extension Term within the Negotiation Period, and neither Landlord nor Tenant timely elects to proceed with binding arbitration, or (ii) any of the conditions set forth in Section 3.04.A, above are not satisfied, then, at Landlord's option, this extension option shall be null, void and of no further force or effect and this Lease shall end on the date otherwise scheduled for expiration thereof, unless earlier terminated in accordance with the terms thereof. Tenant shall have no further right or option to extend the Term. Time is of the essence with respect to this Section 3.04.

                                  ARTICLE IV

                   USE AND OPERATION OF THE LEASED PREMISES

Section 4.01  Intentionally Deleted.

Section 4.02  Use.

     A. Tenant shall use the Leased Premises solely for general office use, and for no other purpose.

     B. Tenant shall comply with all statutes, laws, rules, orders, regulations and ordinances affecting the Leased Premises or relating to the use, occupancy or alteration thereof and all the orders or recommendations of any insurance underwriters, insurance rating bureau or any insurance companies providing insurance to Landlord. Except as may otherwise be provided in this Lease, Tenant shall not be required to make any alterations outside of the Leased Premises or to any base Building systems or to the Common Restrooms (hereinafter defined) in order to comply with the any of the foregoing requirements; provided, however, that, if Landlord makes any alteration to any part of the Building as a result of any damage or alteration to the Leased Premises caused or made by or on behalf of Tenant or in order to comply with any requirement of any statutes, laws, rules, orders, regulations and ordinances and such requirement is a result of Tenant's particular business or use of the Leased Premises, then Tenant shall reimburse Landlord upon demand for the cost thereof. For purposes of this Lease, the base Building HVAC ducts, VAV boxes, central air handlers, that portion of the electrical system the supplies power to the main electrical closet serving the Leased Premises, and that portion of the plumbing system that supplies water and sewage service to the existing bathrooms and wet stacks serving the Leased Premises and the vertical main sprinkler line for the Building shall be part of the base Building systems in the Leased Premises. All other electrical, mechanical, plumbing and any other systems within the Leased Premises or exclusively servicing the Leased Premises, including without limitation, any supplemental HVAC systems exclusively servicing the Leased Premises and telecommunication systems (the "Premises Systems") shall not be part of the base Building systems and shall be the sole responsibility of Tenant to repair and maintain in a manner that is reasonably comparable to other similar first class office buildings in the Montgomery County, Maryland area of a similar location, size and age. "Common Restrooms" shall mean the restrooms (but not any private restrooms) located on any floor of the Building that is occupied entirely by Tenant, to the extent such restrooms would have been part of the common area of the Building had Tenant not occupied such entire floor. In no event shall Tenant use the Leased Premises for purposes which are prohibited by zoning or similar laws or regulations, or covenants, conditions or restrictions (provided that with respect to any covenants conditions or restrictions that are not of record as of the date hereof, Tenant shall have received written notice thereof). Tenant acknowledges and agrees it is solely responsible for determining if its business complies with the applicable zoning regulations, and that Landlord makes no representation (explicit or implied) concerning such zoning regulations. It is specifically understood and agreed that this Lease and Tenant's use of the Leased Premises, the Common Areas and the Building shall be subject to the Traffic Mitigation Agreement which is attached hereto as Exhibit
E. Tenant hereby acknowledges that it has reviewed such Exhibit E, and that Tenant shall cooperate with Landlord's obligations, including without limitation, the trip reduction measures, as set forth in the Traffic Mitigation Agreement.

     C. Tenant shall, at its sole expense: (i) keep the Leased Premises in a good order and condition consistent with the operation of similar first-class office buildings in the Montgomery County, Maryland area; (ii) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, upon the leasehold estate created by this Lease or upon Tenant's fixtures, furnishings or equipment in the Leased Premises; (iii) not use or permit or suffer the use of any portion of the Leased Premises for any unlawful purpose; (iv) not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any foreign substances therein; (v) not place a live load on any floor exceeding 100 pounds per square foot, and not install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (vi) not strip, overload, damage or deface the Leased Premises, or the hallways, stairways, elevators, parking facilities or other public areas of the Building, or the fixtures therein or used therewith, nor permit any hole (except in connection with hanging customary weight pictures and similar office decorations on the walls of the Leased Premises) to be made in any of the same; (vii) not to move any furniture or equipment into or out of the Leased Premises except at such reasonable times and in such manner as Landlord may from time to time reasonably approve; (viii) not install or operate in the Leased Premises any electrical heating, air conditioning or refrigeration equipment, or other equipment not shown on approved plans which will increase the amount of electricity required for use of the Leased Premises as general office space (other than ordinary office kitchenette appliances customarily found in first-class office buildings in Montgomery County, Maryland and office equipment such as personal computers, printers, copiers and the like) without first obtaining the written consent of Landlord; (ix) not install any other equipment of any kind or nature which will or may necessitate any changes, replacements or additions to, or in the use of, the water, heating, plumbing, air conditioning or electrical systems of the Leased Premises or the Building, without first obtaining the written consent of Landlord.

     D. In addition to and not in limitation of the other restrictions on use of the Leased Premises set forth in this Section 4.02, Tenant hereby agrees that the following uses of the Leased Premises shall not be considered to be "office use" and shall not be permitted: (1) any use of the Leased Premises by an organization or person enjoying sovereign or diplomatic immunity; (2) any use of the Leased Premises by or for any medical, mental health or dental practice; (3) any use of the Leased Premises by or for an employment agency or bureau; (4) any use of the Leased Premises for classroom purposes (other than for training purposes for employees, vendors and customers provided that in no event shall the area of the training facilities be more than fifteen percent (15%) of the rentable square feet in the Leased Premises); (5) any use of the Leased Premises by or for any user which distributes governmental or other payments, benefits or information to persons that personally appear at the Leased Premises; (6) any other use of the Leased Premises or any portion of the Building by any user that will attract a volume, frequency or type of visitor or employee to the Leased Premises or any portion of the Building which is not consistent with the standards of a high quality, first-class, office building in the general area of the Building or that will in any way impose an excessive demand or use on the facilities or services of the Leased Premises or the Building.

Section 4.03  Intentionally Deleted.

Section 4.04 Signs and Advertising. Except for the Permitted Exterior Signage (hereinafter defined), Tenant shall not inscribe, paint, affix, or otherwise display any sign, advertisement or notice on any part of the outside or inside of the Building. Landlord shall provide, at the cost of Tenant, standard suite entry signage, if applicable, to be affixed at the entrance to the Leased Premises. Landlord shall also prepare and install at Tenant's expense a name plate designating Tenant on the directory for the Building. Landlord shall not unreasonably withhold its consent to any signage in the lobby of the Leased Premises on any floor that is entirely occupied by Tenant, provided that such signage is consistent with a first-class office building in Montgomery County, Maryland. If any other signs, advertisements or notices are painted, affixed, or otherwise displayed without the prior approval of Landlord, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal. Tenant, at Tenant's sole cost and expense, shall have the right to install one (1) sign at the top of the Building and one (1) plaque by the main entrance to the Building (in the locations and subject to the parameters set forth on Exhibit K ) identifying "OPNET Technologies, Inc." (or similar trade name of Tenant) as a tenant of the Building (collectively, the "Permitted Exterior Signage"), provided that (i) the Permitted Exterior Signage is permitted under the laws, rules and regulations of the Montgomery County,

Maryland and any other governmental authorities having appropriate jurisdiction over the Building; (ii) the Permitted Exterior Signage conforms to all such laws, rules and regulations, and to the terms and conditions hereinafter set forth; (iii) Tenant has obtained all permits, licenses and approvals that may be required in order to install the Permitted Exterior Signage; and (iv) Tenant has not assigned this Lease (other than to a Qualified Tenant Affiliate) and is occupying at least two (2) full floors (i.e., all the rentable area on such floors) of the Building. The exact design, location, dimensions and style of the Permitted Exterior Signage shall be subject to Landlord's prior review and prior written approval exercised in good faith; provided that such approval shall not be unreasonably withheld, conditioned or delayed if such design, location, dimensions and style of the Permitted Exterior Signage is consistent with Exhibit K hereof. The Permitted Exterior Signage may be illuminated, provided that such sign is not internally illuminated, and the Permitted Exterior Signage shall not be a "box sign." The quality of the installation of the Permitted Exterior Signage is extremely important to Landlord, and Landlord reserves the right to approve in its sole discretion the manner in which the sign is affixed. In order to obtain Landlord's approval, Tenant must submit to Landlord for Landlord's approval samples of materials to be used for the Permitted Exterior Signage (showing, among other things, the thickness thereof), samples of any colors used for the Permitted Exterior Signage, complete shop drawings of the Permitted Exterior Signage and plans and specifications for the actual construction and attachment of the Permitted Exterior Signage and any illumination thereof. All Permitted Exterior Signage shall be installed by a contractor selected by Tenant and reasonably approved by Landlord and maintained by a contractor reasonably acceptable to Landlord. On or before the end of the Term, or in the event that Tenant assigns this Lease (other than to a Qualified Tenant Affiliate) or Tenant or such Qualified Tenant Affiliate occupies less than fifty-one percent (51%) of the total rentable square feet of the office portion of the Building (by reason of a sublet of all or a portion of the Leased Premises or otherwise), Tenant shall, at its expense, have a contractor selected by Landlord remove the Permitted Exterior Signage and repair the Building affected thereby to the condition such part of the Building was in at the time such Permitted Exterior Signage was installed. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation and maintenance of any Permitted Exterior Signage. Tenant shall obtain property insurance coverage for such Permitted Exterior Signage and such Permitted Exterior Signage. Tenant's rights under this Section 4.04 are personal to OPNET Technologies, Inc., and no assignee (other than to a Qualified Tenant Affiliate in connection with an assignment of this Lease) or sublessee of Tenant shall have any signage rights hereunder. Tenant will pay for all costs associated with the Permitted Exterior Signage, including without limitation all design, construction, installation and permitting costs as well as all ongoing maintenance, repair and removal costs. So long as Tenant is leasing more than fifty thousand (50,000) square feet of rentable area in the Building and Tenant (or a Tenant Affiliate) is occupying at least two (2) full floors (i.e., all the rentable area on such floors) of the Building, Landlord shall not permit any other office tenant of the Building to have signage on the exterior facade of the Building. Notwithstanding the foregoing, Landlord shall be permitted to grant retail tenants of the Building signage on the Building; provided, however, that, except with respect to any signage for the theater, Landlord shall not permit any other tenant of the Building to have signage above the third (3rd) floor of the Building. In addition, Landlord shall be permitted to grant to various tenants in the Building signage rights on any monument signs that Landlord may erect on the land on which the Building is located, provided that, unless such signage is exclusively for one or more retail tenants, Landlord shall also permit Tenant, at Tenant's sole cost, to have its name displayed on such monument sign (and if Landlord permits any other office tenant in the Building to have multiple listings on such monument sign, Tenant shall be entitled to at least as many listings as such tenant so long as Tenant (or a Tenant Affiliate) is occupying at least as much space in the Building as such other tenant). Nothing herein shall prohibit Landlord from providing on or in the Building or land any directional signage or any signage required by law.

                                   ARTICLE V

                                     RENT

Section 5.01  Rent Payable.

     A. Tenant shall pay all Rent to Landlord, without prior notice or demand and without offset, deduction or counterclaim whatsoever, in the amounts, at the rates and times set forth herein, and at such place as is provided in Section 1.01.G, above, or by wire transfer to Landlord's bank account or at such other place as Landlord may from time to time designate by notice to Tenant.

     B. If Tenant fails to make any payment of Rent within ten (10) days from the date that such Rent is due, Tenant shall pay Landlord a late payment charge equal to the greater of (i) five percent (5%) of such payment of Rent, or (ii) Twenty Dollars ($20.00) per day from the date such Rent is due until the date such Rent is received ; provided, however, on the first occasion of the late payment of Rent in any twelve (12)-month period, and no more than once in any twelve (12)-month period, Landlord agrees to waive its right to collect such late payment charge on such payment of Rent if such payment is made no later than the fifth (5th) day after Landlord delivers to Tenant written notice of such late payment. Payment of such late charge shall not excuse or waive the late payment of Rent.

     C. If Landlord receives two (2) or more checks from Tenant that are dishonored by Tenant's bank within any 24-month period, all checks for Rent thereafter shall be bank certified and Landlord shall not be required to accept checks except in such form. Tenant shall pay Landlord any bank service charges resulting from dishonored checks, plus Fifty Dollars ($50.00) for each dishonored check as compensation to Landlord for the additional cost of processing such check.

     D. Any payment by Tenant of less than the total Rent due shall be treated as a payment on account. Acceptance of any check bearing an endorsement, or accompanied by a letter stating, that such amount constitutes "payment in full" (or terms of similar import) shall not be an accord and satisfaction or a novation, and such statement shall be given no effect. Landlord may accept any check without prejudice to any rights or remedies which Landlord may have against Tenant.

     E. For any portion of a calendar month at the beginning of the Term, Tenant shall pay in advance the pro-rated amount of the Rent for each day included in such portion of the month.

Section 5.02 Payment of Minimum Rent. The Minimum Rent for the first Lease Year shall be as set forth in Section 1.01.E, above. Commencing on the first day of the second Lease Year, and on the first day of each Lease Year thereafter (each, an "Escalation Date"), the Minimum Rent then in effect shall be increased by an amount equal to (i) the Minimum Rent then in effect, times (ii) the lesser of:
(a) the CPI Percentage Increase (hereinafter defined) applicable to such Escalation Date plus three whole percentage points (3%); or (b) three percent (3%) of the Minimum Rent then in effect. The "CPI Percentage Increase" applicable to any Escalation Date shall be the percentage equal to a fraction, the numerator of which shall be the positive difference between (a) the Index for the month which is six (6) months prior to the applicable Escalation Date, and (b) the Index for the month which is six (6) months prior to the first day of the Lease Year immediately preceding such Escalation Date, and the denominator of which shall be the Index for the month which is six (6) months prior to the first day of the Lease Year immediately preceding such Escalation Date. For purposes of this Lease, the "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Washington-Baltimore, D.C.-MD-VA-WVA (November 1996=100) as published by the Bureau of Labor Statistics of the United States Department of Labor or any successor or comparable successor Index. Tenant shall pay Landlord the Minimum Rent in equal monthly installments, in advance, commencing on the Term Commencement Date, and on the first day of each calendar month thereafter throughout the Term. An amount equal to the first month's Minimum Rent shall be paid in advance on or before the date that the building permit for the Tenant Work is issued (but in no event shall Tenant be required to deliver such advanced Minimum Rent prior to August 1, 2000) and such amount shall be credited toward the first payment of Minimum Rent due.

                                  ARTICLE VI

                                 COMMON AREAS

Section 6.01 Use of Common Areas. Tenant shall have a non-exclusive license to use the Common Areas for ingress to and egress from the Leased Premises, subject to the exclusive control and management of Landlord and the rights of Landlord and of other tenants. Tenant shall comply with such rules and regulations as Landlord prescribes regarding use of the Common Areas. Tenant shall not use the Common Areas for any sales or display purposes, or for any purpose which would impede or create hazardous conditions for the flow of pedestrian or other traffic. Subject to Tenant's right to maintain a Concierge Desk (hereinafter defined) in the lobby of the Building pursuant and subject to the provisions of
Section 7.04 hereof, the Common Areas shall at all times be subject to the exclusive control and management of Landlord.

Section 6.02 Management and Operation of Common Areas. Landlord shall operate, repair, equip and maintain the Common Areas and shall have the exclusive right and authority to employ and discharge personnel with respect thereto. Without limiting the foregoing, provided that Tenant's use of the Leased Premises that is permitted hereunder and reasonable access to the Leased Premises are not materially adversely affected, Landlord may (i) use the Common Areas for promotions, exhibits, displays, outdoor seating, food facilities and any other use which tends to benefit the Building, tenants of the Building or visitors to the Building; (ii) grant the right to conduct sales in the Common Areas; (iii) erect, remove and lease kiosks, planters, pools, sculptures and other improvements within the Common Areas; (iv) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Building; (v) construct, maintain, operate, replace and remove lighting, equipment, and signs on all or any part of the Common Areas, provided that Tenant's rights expressly set forth in Section 4.04 hereof are not materially adversely affected; (vi) provide security personnel for the Building; and (vii) restrict parking in the Building, provided that Tenant's parking rights are not thereby diminished. Landlord reserves the right at any time and from time to time to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the Building. Landlord shall have the right to close temporarily all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary for repairs, replacements or maintenance to the Common Areas, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner as not to deprive Tenant of access to the Leased Premises. Landlord shall have the right, at any time, to (i) make alterations or additions to any part of, the Building; (ii) build other buildings or improvements in or about the land on which the Building is located which may include without limitation, constructing on such land a ramp and other improvements to provide access off Elm Street to property adjacent to such land and/or the Building; and
(iii) convey to others or withdraw portions of such land; provided, however, that (a) Landlord shall use reasonable efforts to minimize any interference with Tenant's business operations in connection with such work, (b) Landlord shall use reasonable efforts to provide Tenant with forty-eight (48) hours prior notice (except in the event of an emergency, when no such notice shall be required) if such work is likely to have a material adverse affect on Tenant's business operations in the Leased Premises, and (c) if as a direct result of any such work performed by Landlord at Landlord's election, the Leased Premises or any substantial part thereof are rendered untenantable for three (3) consecutive business days and Tenant in fact does not occupy the Leased Premises (or the untenantable portion thereof), then the Base Rent which the Tenant is obligated to pay hereunder shall abate proportionately (based on the number of square feet rendered untenantable and not occupied) as of the fourth (4th) business day after the Leased Premises (or any substantial part thereof) are rendered untenantable until the Leased Premises or such part thereof are again tenantable, unless such work performed by Landlord is requested by, or is for the benefit of, Tenant or is required to comply with any legal requirements applicable to the Building or to fulfill Landlord's obligations hereunder or as a result of any casualty or damage to the Building, in which case no Base Rent shall abate, unless otherwise expressly provided in this Lease. In connection with Landlord's construction of any such additional improvements on the land on which the Building is located, Landlord may temporarily restrict (but in no event more than two (2) consecutive weeks) Tenant's use of certain of its parking spaces as Landlord deems reasonably appropriate to facilitate such construction. Landlord shall use reasonable efforts to minimize the disruption to Tenant's use of such parking spaces and in the event Tenant is prohibited from using any such spaces, Landlord shall make arrangements for alternative parking in reasonably close proximity to the Building for the number of spaces that Tenant is entitled to use in the Building's parking area, but is prohibited from using as a result of such construction.

Section 6.03  Tenant's Share of Operating Costs and Taxes.

     A. For each Operating Year, Tenant shall pay to Landlord, in the manner provided herein, Tenant's share of Operating Costs and Taxes ("Tenant's Share of Operating Costs and Taxes"), which shall be equal to the sum of (i) the product obtained by multiplying Tenant's Operating Costs Share times the amount, if any, by which Operating Costs for such Operating Year exceed the Base Operating Costs, and (ii) the product obtained by multiplying Tenant's Tax Share times the amount, if any, by which Taxes for such Operating Year exceed the Base Taxes; provided, however, that for the Operating Years during which the Term begins and ends, Tenant's Share of Operating Costs and Taxes shall be prorated based upon the actual number of days Tenant occupied, or could have occupied, the Leased Premises during each such Operating Year.

     B. Tenant's Share of Operating Costs and Taxes shall be paid, in advance, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off, on the first day of each calendar month during the Term, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 6.03 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant whether the installments of Tenant's Share of Operating Costs and Taxes paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall, at Tenant's option, be credited against future payments required by Tenant under such estimate or refunded to Tenant promptly; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant's Share of Operating Costs and Taxes for such Operating Year, and in such case, Tenant's monthly payments shall be adjusted and paid or credited, as the case may be substantially in the same manner as provided in the preceding sentence. After the expiration of each Operating Year, Landlord shall submit to Tenant a statement showing the determination of Tenant's Share of Operating Costs and Taxes (the "Operating Costs Statement"). If such statement shows that the total of Tenant's monthly payments pursuant to this Section 6.03 exceed Tenant's Share of Operating Costs and Taxes, then Landlord will refund such overpayment with the notice; provided, however, that no such refund shall be made while Tenant remains in default of any non-monetary provision of this Lease (beyond any applicable notice and cure period expressly set forth herein) or is in default of any monetary provision of this Lease. If such Operating Costs Statement shows that Tenant's Share of Operating Costs and Taxes exceeded the aggregate of Tenant's monthly payments pursuant to this Section 6.03 for the applicable Operating Year, then Tenant shall, within thirty (30) days after receiving the statement, pay such deficiency to Landlord. Each Operating Costs Statement provided by Landlord shall be conclusive and binding upon Tenant unless within one hundred twenty (120) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof. If Tenant believes that any Operating Costs Statement includes charges that are not permitted pursuant to this Section
6.03 or contains an error in calculation or otherwise, then Tenant shall be entitled to the following audit right. Such audit right shall be exercisable by Tenant providing Landlord, within one hundred twenty (120) days of receipt of such Operating Costs Statement, notice of such objection, notice of its exercise of such audit right. If within sixty (60) days after Landlord's receipt of Tenant's written notice and statement, Landlord and Tenant are unable to resolve Tenant's objections, then not later than fifteen (15) days after the expiration of such sixty (60)-day period Tenant shall notify Landlord that it wishes to employ an independent certified public accounting firm reasonably acceptable to Landlord to inspect and audit Landlord's books and records relating to the Operating Costs Statement. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement satisfactory to Landlord executed by such accountant, and provide Landlord not less than thirty (30) days notice of the date on which the accountant desires to examine Landlord's books and records during regular business hours; provided, however, that such date shall be between thirty (30) and ninety (90) days after Tenant delivers to Landlord such notice (but in no event between January 1 and April 1 of any year). The firm or person engaged by Tenant to conduct such audit cannot be compensated on a "contingency" or "success fee" basis. Such audit shall be limited to a determination of whether Landlord calculated the Operating Costs Statement in accordance with the terms and conditions of this Lease. All costs and expenses of any such audit shall be paid by Tenant. Any audit performed pursuant to the terms of this section shall be conducted only by an independent certified public accounting firm reasonably acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this Section 6.03 only in strict accordance with the foregoing procedures and each such audit shall relate only to the most recent calendar year covered by the audited Operating Costs Statement and the Base Year (provided that such audit of the Base Year is conducted only once and is conducted within three (3) years of the end of such Base Year). If on account of any errors in the Operating Costs Statement under audit, Tenant is entitled to a refund or credit of the amount paid by Tenant for Tenant's Share of Operating Costs and Taxes for the Operating Year under audit because such Expense Statement overstated the amounts to which Landlord was entitled hereunder, then Landlord shall refund such amount to Tenant promptly after becoming aware thereof, and if such Operating Costs Statement overstated the amounts to which Landlord was entitled hereunder by more than four percent (4%) of the amount of Operating Costs and Taxes for the applicable Operating Year, then Landlord shall also promptly reimburse Tenant for the reasonable costs and expenses incurred in any audit conducted in connection with such Operating Costs Statement, but in no event more than Six Thousand Dollars ($6,000.00) for such audit.

     C. "Operating Costs" means all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay, on an accrual basis (consistently applied), because of or in connection with owning, operating, managing, painting, repairing, insuring and cleaning the Building, including, but not limited to, the following:

     (i) cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Building, including janitorial service for all Floor Area leased to tenants;

     (ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

     (iii) cost of all maintenance and service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

     (iv) costs of roof and exterior maintenance (including repainting) repair or replacement;

     (v) wages, salaries and related expenses of all on-site agents or employees engaged in the operation, maintenance, security and management of the Building up to the level of property manager; provided, however, the wages, salaries and related expenses of any agents or employees not exclusively engaged in the operation, maintenance, security and management of the Building shall be reasonably apportioned;

     (vi) cost of all insurance coverage for the Building from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen's compensation insurance covering personnel and such other insurance as Landlord shall deem reasonably necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocable;

     (vii) cost of repairs, replacements and general maintenance to the Building, including without limitation the mechanical, plumbing, fire and life/safety, electrical and heating, ventilating and air-conditioning equipment and/or systems;

     (viii) any and all Common Area maintenance and repair (except for any item expressly excluded under Exhibit H attached hereto), including repainting and exterior and interior landscaping;

     (ix) cost of removal of trash, rubbish, garbage and other refuse from the Building as well as removal of ice and snow from the sidewalks on or adjacent to the Building;

     (x) all charges for electricity, gas, water, sewerage service, heating, ventilation and air-conditioning and other utilities furnished to the Building;

     (xi) annual amounts amortizing the following items ("Permitted Capital Expenditures"): capital expenditures incurred either to improve the efficient operation of the Building or reduce Operating Costs or to comply with any law, order or regulation of any governmental, quasi-governmental, public or other authority; provided that (i) the cost of each such capital improvement shall be amortized (on any basis permitted under generally accepted accounting principals) and only that portion attributable to each Operating Year shall be included herein for such Operating Year, and (ii) in no event shall Landlord include in Operating Costs for any Operating Year amortization of Permitted Capital Expenditures in excess of fifty centers ($.50) per square foot of space in the Building; and

    (xii)    management fees.

     Notwithstanding the above, Operating Costs shall not include (a) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Building; (b) leasing commissions or brokerage fees; (c) costs associated with preparing, improving or altering for space for any leasing or releasing of any space within the Building; and (d) the additional exclusions from Operating Costs set forth on Exhibit H. In addition, for purposes of this Section 6.03.C, Base Operating Costs shall be increased by the Operating Costs that Landlord reasonably estimates would have been incurred by Landlord in the Base Year for any maintenance or service contracts on any equipment initially installed in the Building to the extent such maintenance and service contracts would otherwise typically be carried by Landlord if such equipment were not then covered by manufacturers' standard warranties; provide, however, that such maintenance and services contract costs shall not be included in Base Operating Costs if the related improvements or equipment is covered during the Base Year by a non-standard or extended warranties or Landlord has otherwise paid for such warranties in the Base Year.

     D. "Taxes" means all governmental or quasi-governmental real estate taxes, fees, charges and assessments (whether general, special, ordinary, or extraordinary) applicable to the Building (including without limitation any assessments or charges by any business improvement district and any fees or other amounts payable under the Traffic Mitigation Agreement, but excluding any transit fare media subsidy incurred by Landlord under the Traffic Mitigation Agreement), together with all reasonable costs and fees (including reasonable appraiser, consultant and attorney's fees) incurred by Landlord in any tax contest, appeal or negotiation. "Taxes" shall also include that portion of any ground rent payments made by Landlord that represent the pass-through of real estate taxes from any ground lessor to Landlord and all rent or services taxes and/or so-called "gross receipts" or "receipts" taxes (including, but not limited to, any business license, sales, use or similar taxes) whether or not enacted in addition to, in lieu of or in substitution for any other tax.
"Taxes" shall also include any personal property taxes incurred on Landlord's personal property used in connection with the Building. "Taxes" shall not include personal income taxes, personal property taxes, inheritance taxes, or franchise taxes levied against the Landlord, and not directly against said property, even though such taxes might become a lien against said property. If Taxes paid by Landlord for any calendar year during the Term, or any part thereof, for which Tenant has paid Tenant's Share of Operating Costs and Taxes, are refunded to Landlord as a result of a final determination of such Taxes, then, provided Tenant is not then in default under this Lease, Tenant shall be entitled to a refund of Taxes in an amount equal to Tenant's Tax Share of such refund (net of expenses incurred to obtain the refund); provided, however, that no such refund shall be made while Tenant remains in default of any non-monetary provision of this Lease (beyond any applicable notice and cure period expressly set forth herein) or is in default of any monetary provision of this Lease. Notwithstanding the foregoing, if the garage in the Building is leased to a third party operator and such operator of the garage pays a portion of Taxes attributable to the garage pursuant to its lease, then "Taxes" shall exclude such amount received by Landlord from the garage operator. Taxes in the Base Year and any subsequent Operating Year during which the Building is assessed for Taxes at a time when less than ninety-five percent (95%) of the rentable area of the Building is occupied for the entire year, shall be grossed up to the amount that Landlord reasonably determines that such Taxes would have been had the Building been at least ninety-five percent (95%) occupied for such entire year, determined as follows: (1) in the event the real estate tax assessor's worksheet for any such year's assessment reflects any deductions to the capitalized value of stabilized net operating income for items such as (x) losses due to the failure to achieve at least ninety-five percent (95%) occupancy; (y) the costs of required capital improvements to achieve ninety-five percent (95%) occupancy which are not yet completed; and/or (z) items similar to the foregoing made for purposes of adjustments due to the failure to achieve at least ninety-five percent (95%) occupancy, then and in such event the Real Estate Taxes shall be grossed up to reflect the amount of Real Estate Taxes which would have been payable during such year in the absence of such deduction(s); and (2) in the event that the real estate tax assessors worksheet indicates that an income approach was not considered as a part of the Base Year assessment, then Taxes in the Base Year shall be adjusted to be the amount that Landlord reasonably estimates such Taxes would have been had the Building been ninety-five percent (95%) occupied for the entire Base Year and had the assessment therefor taken into consideration, in addition to the other factors typically used, a typical income approach. Landlord agrees to either provide Tenant with a copy of the assessor's worksheet or to authorize Tenant to obtain a copy of same from the assessor upon its request. Tenant currently intends to pursue certain new job tax credits or similar benefits from the State of Maryland and/or Montgomery County, Maryland pursuant to the Miller Bill (or such similar legislation). If and to the extent that (i) the State of Maryland and/or Montgomery County states that any such benefits pursuant to the Miller Bill (or such similar legislation) are specifically designated to be for Tenant's benefit, and (ii) such benefits are attributable to Tenant's relocation to Maryland and as a result thereof there is a reduction or credit in Taxes or other taxes that would otherwise be payable by Landlord, then Landlord shall pay to Tenant (promptly after Landlord pays the taxes to which such reduction or such credit applies) the full amount of such credit received by Landlord that is demonstrated to result therefrom, and for purposes of Article VI, Taxes for the period in which the credit is applied shall be "grossed up" to the amount that Taxes would have been had such credit not been applied to reduce Taxes.

     E. If for any period during the Term less than ninety-five percent (95%) of the Floor Area of the office portion of the Building is occupied by tenants during any part of such period, then, in calculating Operating Costs for such period (including without limitation, the Base Year), Landlord shall increase those components of Operating Costs that Landlord reasonably believes would have been incurred during such period assuming the Building were ninety-five percent (95%) occupied during the entire period. In addition, if for any period during the Term any part of the Building is leased to a tenant who, in accordance with the terms of its lease, provides its own cleaning services and/or any other services otherwise included in Operating Costs during any part of such period, then Operating Costs for such period shall be increased by the additional costs for cleaning and/or such other applicable expenses that Landlord reasonably estimates would have been incurred by Landlord if Landlord had furnished and paid for cleaning and/or such other services for the space occupied by such tenant during the entire period.

                                  ARTICLE VII

                            SERVICES AND UTILITIES

Section 7.01 Landlord shall provide the following facilities and services to Tenant as part of Landlord's Operating Costs (except as otherwise provided herein):

     A. Electricity serving the Leased Premises to accommodate a total power requirement that complies with the specifications set forth in item 8 of Exhibit G (Base Building Shell Definition) attached hereto, subject to Section 7.03, below;

     B. Normal and usual cleaning and char services after Building Hours each day except on Saturdays, Sundays and legal holidays recognized by the United States Government. Attached hereto as Exhibit M are the cleaning specifications currently applicable to the Building, which are subject to change from time to time in Landlord's sole (but good faith) discretion; provided, however, if Landlord changes such cleaning specifications, such new cleaning specifications must be comparable to the cleaning specifications that are normally and customarily used for comparable first-class office buildings in the Montgomery County, Maryland area;

     C. Rest room facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, as provided for the general use of all tenants in the Building and routine maintenance, painting, and electric lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable;

     D. During Building Hours, central heating and air conditioning during the seasons of the year when these services are normally and usually furnished based upon standard electrical energy requirements set forth in Exhibit N attached hereto and a human occupancy of not more than one person for each 150 square feet of rentable area of the Leased Premises. Landlord shall provide the aforesaid services at other times, at Tenant's expense, provided Tenant gives Landlord notice by 3:00 p.m. on weekdays for after-hour service on any weekday (except holidays), by 3:00 p.m. the day before a holiday for service on a holiday, and by 3:00 p.m. on Friday for after-hour service on Saturday or service on Sunday. Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant with extra hours of heating, ventilating, and air-conditioning service upon Tenant's request (with less notice, but at least four
(4) hours advance notice) for service on Mondays through Fridays other than holidays; provided, however, all Tenant requests for extra hours of heating, and air-conditioning service to be provided on Saturdays or Sundays must be received by Landlord from Tenant prior to 4:00 p.m. on the immediately preceding Friday. Such after-hour, holiday or special weekend service shall be charged to Tenant at Twenty Dollars ($20.00) per hour per zone (the "HVAC Rate") for the first Lease Year; provided, however, that on the first day of each Lease Year thereafter the HVAC Rate then in effect for the immediately preceding Lease Year shall be increased by three percent (3%) of such HVAC Rate then in effect. As of the date hereof, each floor has one HVAC zone, which is subject to change based upon the improvements constructed for any floor. Tenant shall pay for such service, as Additional Rent, promptly upon receipt of an invoice with respect thereto. Landlord, at Tenant's cost, shall provide Tenant with reasonable access to the after-hours HVAC controls (which shall be in the Building, but may not be within the Leased Premises) for the floors of the Building on which Tenant leases all the rentable area, subject to such rules and procedures as Landlord shall promulgate. Tenant shall not be required to provide Landlord with notice prior to accessing such controls and activating the HVAC on the floors for which it has been provided access to such HVAC controls. The base Building heating, ventilating and air conditioning ("HVAC") system has been designed to comply with the HVAC specifications set forth on Exhibit N attached hereto;

     E. Elevator service by means of automatically operated elevators at least during the Building Hours. Landlord shall have the right to remove elevators from service as the same shall be required for moving freight or for servicing or maintaining the elevators and/or the Building; provided, however, that at least one elevator will remain in service 24 hours per day, 365 days per year, subject to compliance with Landlord's reasonable rules and regulations concerning after Building Hours and weekend access. Tenant shall have access to the Leased Premises 24 hours per day, 365 days per year;

     F. All electric bulbs and fluorescent tubes for building standard light fixtures in the Leased Premises and Common Areas;

     G. Landlord shall provide a proximity card reader electronic access system with computerized card access (or similar devise) 24 hours per day, 365 days per year, for (i) access to the Building through the office lobby of the Building at the Woodmont Avenue entrance to the Building, (ii) access to the Building from the parking structure, and (iii) access to each floor of the Leased Premises from the elevator lobby on each such floor and from the fire entrance door on each such floor that is occupied entirely by Tenant (provided it is permitted under all legal requirements and is otherwise approved by the fire marshal and any other governmental authority requiring approval thereof). Landlord shall not be responsible for the quality, action or inaction of the Building access system or for any damage or injury to Tenant, its employees, invitees or others, or their property, resulting from any failure, action or inaction of the Building access system; provided, however, that Landlord shall repair any damage to such access system reasonably promptly after Tenant notifies Landlord thereof in writing. Tenant shall be entitled to one (1) access card per employee as of the Term Commencement Date. Any additional or replacement cards shall be at the then prevailing rate charged by Landlord, which is currently Ten Dollars ($10.00) per card. Landlord shall use reasonable efforts to provide any such additional or replacement cards to Tenant within two (2) days after receipt of a written request therefor; and

     H. Notwithstanding the foregoing, in the event that for any reason not caused by Tenant (or any of its employees or agents) or an event of Force Majeure any interruption or stoppage of any service Landlord is required hereunder to provide to the Building shall continue for more than five (5) consecutive business days and shall render at least twenty-five percent (25%) of the Leased Premises untenantable for general office purposes and Tenant shall actually cease to conduct business in such portion of the Leased Premises, then, provided no default exists, the portion of Minimum Rent attributable to such untenantable area shall, commencing on the sixth (6th) business day after receipt from Tenant of written notice that Tenant has experienced such an interruption or stoppage of services and has ceased the use thereof, abate until the earlier of the date that (i) Tenant again uses such portion of the Leased Premises, or (ii) such portion of the Leased Premises is again tenantable.

Section 7.02 Landlord shall have access to and reserves the right to inspect, erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires, and other facilities in, to and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building (including the servicing of other tenants in the Building) and the right at all times to transmit water, heat, air conditioning and electric current through such pipes, conduits, cables, plumbing, vents and wires and the right to interrupt the same in emergencies without eviction of Tenant or abatement of Rent (except as may be provided pursuant to Section 7.01.H, above). Any failure by Landlord to furnish the foregoing services, resulting from circumstances beyond Landlord's reasonable control or from interruption of such services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of Rent hereunder, nor relieve Tenant from any of its obligations hereunder. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Leased Premises or the Building, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this Article VII are thereby reduced or otherwise affected, without any liability on the part of Landlord to Tenant or any other person or any reduction or adjustment in Rent payable hereunder. Landlord and its agents shall be permitted reasonable access to the Leased Premises for the purpose of installing and servicing systems within the Leased Premises deemed reasonably necessary by Landlord to provide the services and utilities referred to in this Article VII to Tenant and other tenants in the Building.

Section 7.03 Landlord shall be under no obligation to furnish electrical energy to Tenant in amounts greater than the electrical power specifications set forth in Item 8 of Exhibit G (Base Building Shell Definition) attached hereto, and Tenant shall not install or use within the Leased Premises any electrical equipment, appliance or machine which shall require amounts of electrical energy exceeding such standard wattage provided for the Building, unless the installation and use of such additional electrical equipment, appliance, or machine has been approved by Landlord, which approval may be conditioned upon the payment by Tenant, as Additional Rent, of the cost of the additional electrical energy and modifications to the Building's electrical system required for the operation of such electrical equipment, appliance or machine. Landlord shall have the right to charge Tenant for the cost of its electricity consumption beyond Business Hours (to the extent Landlord reasonably determines that such after hours use is in excess of the average for the Building) or in excess of the electrical power specification set forth in Item 8 of Exhibit G (Base Building Shell Definition) attached hereto and for the cost of any additional wiring or other improvements to the Building as may be occasioned by or required as a result of any such excess use. In the event of any such excessive consumption of any utilities (including without limitation any consumption beyond Building Hours to the extent Landlord reasonably determines that such after hours use is in excess of the average for the Building), Landlord shall be entitled to require that Tenant install in the Leased Premises (at Tenant's cost and in a location approved by Landlord) submeters to measure Tenant's utility consumption for the Leased Premises or for any specific equipment causing excess consumption, as Landlord shall require; in which case, Tenant shall maintain in good order and repair (and replace, if necessary) such submeters. If submeters are installed for measuring Tenant's consumption of any utilities, Tenant shall pay the costs of the same to Landlord as Additional Rent, within fifteen (15) days of its receipt of a bill therefor based on such submeter readings.

Section 7.04 Subject to the terms and conditions set forth below, Tenant shall have the right to install in the main lobby, at Tenant's sole expense, in a location determined by Landlord, one concierge desk (the "Concierge Desk") and hire a concierge or attendant to direct visitors to Tenant's Leased Premises and to the premises of other tenants in the Building, provided that such Concierge Desk (i) does not interfere with the operation of the Building or the provision of services or utilities to the Building or any ingress to or egress from any portion of Building; (ii) complies with all laws, ordinances, rules and regulations issued by any governmental authority; (iii) shall contain no signage; and (iv) is otherwise approved by Landlord in writing (which approval shall not be unreasonably, withheld, conditioned or delayed). Tenant shall be entitled to have installed, as a part of the Tenant Work, electrical and telephone outlets for use at the Concierge Desk, provided such outlets can be appropriately concealed from view and are installed in a location and manner designated by Landlord in its sole (but good faith) discretion after consulting with Tenant. Tenant shall cause the concierge or attendant hired by Tenant to provide directional assistance to all visitors to the Building, including visitors to any and all tenants in the Building. Tenant shall be responsible for the acts or omissions of the concierge or attendant hired by Tenant and Tenant shall operate the Concierge Desk in a first-class manner consistent with the manner that concierge desks are operated in other first-class office buildings in Montgomery County, Maryland and otherwise in accordance with such rules and regulations as Landlord shall reasonably promulgate. The exact style, dimensions and location of the Concierge Desk shall be determined by Landlord, and the exact design of the Concierge Desk shall be subject to Landlord's prior review and prior written approval. In order to obtain Landlord's approval, Tenant must submit to Landlord for Landlord's approval samples of materials to be used for the Concierge Desk (showing, among other things, the thickness thereof), samples of any colors used for the Concierge Desk, complete drawings of the

Concierge Desk and plans and specifications for the actual construction of the Concierge Desk prepared by qualified engineers. Prior to the installation of the Concierge Desk by Tenant: (i) Landlord shall reasonably approve the contractor which shall undertake such installation; and (ii) Tenant shall obtain all permits and governmental approvals required for the installation of the Concierge Desk. Throughout the Term, Tenant shall maintain the Concierge Desk in good order and repair, maintain insurance coverages with respect thereto as are required by Landlord from time to time and maintain all permits and governmental approvals necessary for the operation of the Concierge Desk. Tenant shall indemnify Landlord and hold it harmless from and against all claims, liability, damage or costs, including reasonable attorneys' fees, suffered or sustained by Landlord which arise out of the installation, use, operation or removal of the Concierge Desk or any person operating such Concierge Desk. At the end of the Term, Tenant shall, at its sole cost and expense, remove the Concierge Desk and restore the Building to its condition immediately prior to the installation thereof. If at anytime during the Term Landlord determines in its reasonable judgement that the Concierge Desk is not being maintained in accordance with the provisions hereof or the concierge or attendant hired by Tenant is not operating the Concierge Desk in the manner required hereunder, then, in addition to any other remedies Landlord may have hereunder, Landlord, at Tenant's sole cost, shall be entitled, after providing Tenant a one-time notice and five (5) days within which to correct the deficiencies, to terminate Tenant's right to such Concierge Desk and/or remove the Concierge Desk and restore the Building to its condition immediately prior to the installation thereof.


                                  ARTICLE VIII

                            INDEMNITY AND INSURANCE

Section 8.01  Indemnity by Landlord and Tenant.

     A. Indemnity by Tenant. Tenant shall indemnify, defend and hold Landlord and its lessors, shareholders, members, trustees, agents, employees and Mortgagee(s) (collectively, "Landlord's Indemnitees") harmless from and against all liabilities, obligations, damages, judgments, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon, incurred by, or asserted against any of the Indemnitees and arising, directly or indirectly, out of or in connection with
(i) Tenant's breach of its obligations under this Lease, (ii) the acts or negligence of Tenant, its agents, contractors, and employees, (iii) the use or occupancy of the Leased Premises or the Building by Tenant, its agents, servants, employees, and contractors; and (iv) injury or death to individuals or damage to property sustained in or about the Leased Premises. If any action or proceeding is brought against any of Landlord's Indemnitees by reason of any of the foregoing, Tenant shall reimburse Landlord for the cost of defending such action or proceeding or, upon Landlord's request and at Tenant's sole cost and expense, resist and defend such action and proceeding by competent counsel. Tenant shall not be obligated to indemnify Landlord's Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Tenant is released from liability pursuant to Section 8.07, below (or a claim arising out of the willful or negligent acts or omissions of Landlord or its agents, employees or contractors). Except in connection with any default under the provisions of Sections 3.03, 14.01 or 14.03, in no event shall Tenant have any liability to Landlord on account of any claims for any indirect, consequential or punitive damages arising from the foregoing indemnity; provided, however, in no event shall the foregoing relieve Tenant of any obligations hereunder with respect to the payment of any Rent payable hereunder.

     B. Indemnity by Landlord. Landlord shall indemnify, defend and hold Tenant, its officers, shareholders, members, trustees, principals, agents and employees (collectively "Tenant's Indemnitees") harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon, incurred by, or asserted against any of the Tenant's Indemnitees and arises out of the negligence or willful acts or omissions of Landlord, its agents, contractors and employees, except as shall be occasioned by the negligence or willful acts or omissions of Tenant, its agents, servants and/or employees. In no event, however, shall Landlord's indemnity cover, or shall Landlord otherwise be liable for any lost revenue or business or any consequential damages (e.g., lost profits), punitive damages or any damages other than direct, actual and compensatory damages incurred by Tenant. Landlord shall not be obligated to indemnify Tenant's Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Landlord is released from liability pursuant to
Section 8.07, below (or a claim arising out of the willful or negligent acts or omissions of Tenant or its agents, employees or contractors).

Section 8.02 Landlord Not Responsible for Acts of Others. To the maximum extent permitted by law, Landlord's Indemnitees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or injury or damage to Person or property sustained by Tenant, or any Person claiming by, through or under Tenant, resulting from any accident or occurrence in, on, or about the Building, including claims for loss, theft, injury or damage resulting from: (i) any equipment or appurtenances being or becoming out of repair; (ii) wind or weather; (iii) any defect in or failure to operate any sprinkler, HVAC equipment, electric wiring, gas, water or steam pipe, stair, railing or walk;
(iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the escape of gas, steam or water; (vii) water, snow or ice being upon the Building or coming into the Leased Premises; (viii) the falling of any fixture, plaster, tile, stucco or other material; or (ix) any act, omission or negligence of other tenants, licensees or any other Persons including occupants of the Building, occupants of adjoining or contiguous buildings, owners of adjacent or contiguous property, or the public; provided, however, in the event of any injury or damage to Person or property resulting directly from Landlord's negligent failure to fulfill any of its repair obligations expressly set forth herein (with respect to a condition of which Landlord had knowledge prior to such injury or damage), the indemnity provisions of Section 8.01 hereof shall apply in such case, subject to the limitations set forth therein and otherwise in this Lease.

Section 8.03 Tenant's Insurance. Commencing on the date of delivery of possession of the Leased Premises to Tenant and at all times thereafter, Tenant shall carry and maintain, at its sole cost and expense:

     A. Commercial General Liability Insurance (ISO form or equivalent) naming Tenant as the named insured and Landlord and (at Landlord's request) Landlord's mortgagee (and managing agent), if any, and Federal Realty Investment Trust ("FRIT"), if FRIT is not the Landlord under this Lease, as additional insureds, protecting Tenant and the additional insureds against liability for bodily injury, death and property damage occurring upon or in the Leased Premises, with a minimum combined single limit of One Million Dollars ($1,000,000.00) and a general aggregate limit of Two Million Dollars ($2,000,000.00). If the policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of Two Million Dollars ($2,000,000.00) shall apply separately at the Leased Premises. If Tenant sells, serves or distributes alcoholic beverages in or on the Leased Premises, then such General Liability Insurance shall include, at the same minimum limits of liability as shown above, Liquor Legal Liability coverage.

     B. "All Risks" or "Special Form" property insurance covering all Leasehold Improvements and all of Tenant's Property (as defined in Section 9.05, below), and written for at least the full replacement cost with a deductible of not more than Five Thousand Dollars ($5,000.00).

     C. Worker's Compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall provide Employer's Liability Coverage of not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence.

Section 8.04 Tenant's Contractor's Insurance. Tenant shall cause any contractor performing work on the Leased Premises to obtain, carry and maintain, at no expense to Landlord: (i) worker's compensation insurance and employer's liability as required by the jurisdiction in which the Building is located; (ii) builder's risk insurance with a deductible no greater than Ten Thousand Dollars ($10,000.00), in the amount of the full replacement cost of the Tenant's Property and the Leasehold Improvements; and (iii) Commercial General Liability Insurance providing on an occurrence basis a minimum combined single limit of One Million Dollars ($1,000,000.00) per occurrence (and Two Million Dollars ($2,000,000.00) general aggregate, if applicable). If the contractor fails to acquire such insurance, Tenant shall provide such insurance (except worker's compensation insurance and employer's liability) at its sole cost and expense.

Section 8.05 Policy Requirements. Any company writing any insurance which Tenant is required to maintain or cause to be maintained under Sections 8.03 and 8.04, above, as well as any other insurance pertaining to the Leased Premises or the operation of Tenant's business therein (all such insurance being referred to as "Tenant's Insurance") shall at all times be licensed and qualified to do business in the jurisdiction in which the Leased Premises are located and shall have received an A or better (and be in a financial size category of class VII or higher) rating by the latest edition of A.M. Best's Insurance Rating Service. All of Tenant's Insurance may be carried under a blanket policy covering the Leased Premises and any other location of Tenant, if (i) the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, and (ii) such blanket policy allocates to the properties and liabilities to be insured under this Article VIII an amount not less than the amount of insurance required to be covered pursuant to this Article VIII, so that the proceeds of such insurance shall not be less than the proceeds that would be available if Tenant were insured under a unitary policy. All policies of Tenant's Insurance shall contain endorsements requiring the insurer(s) to give to all additional insureds at least thirty (30) days' advance notice of any material reduction, cancellation, termination or non-renewal of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of the term of any such insurance policy, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall not limit Tenant's liability under this Lease, at law, or in equity. If Tenant fails to deposit a certificate of insurance with Landlord for a period of three (3) days after notice from Landlord, Landlord may acquire such insurance, and Tenant shall pay Landlord the amount of the premium applicable thereto within five (5) days following notice from Landlord.

Section 8.06 Increase in Insurance Premiums. Tenant shall not keep or do anything in the Leased Premises that will (i) result in an increase in the rate of any insurance on the Building; (ii) violate the terms of any insurance coverage on the Building carried by Landlord or any other tenant; (iii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee of the Building; or (iv) violate the rules, regulations or recommendations of Landlord's insurers, applicable insurance rating bureau, the National Fire Protection Association, or any similar body having jurisdiction over the Leased Premises. If Tenant does so, Tenant shall pay to Landlord upon demand the amount of any increase in any such insurance premium. In determining the cause of any increase in insurance premiums, the schedule or rate of the organization issuing the insurance or rating procedures shall be conclusive evidence of the items and charges which comprise the insurance rates and premiums on such property.

Section 8.07  Waiver of Right of Recovery.

     A. Landlord and Tenant (each, a "Waiving Party") each hereby waives and releases all rights of recovery against the other and the other's agents and employees (the "Released Parties") on account of loss or damage to the property of the Waiving Party to the extent that such loss or damage is required to be insured against under any property damage insurance policies required to be carried by this Lease. By this waiver it is the intent of the parties that the Released Parties shall not be liable to the Waiving Party or any insurance company (by way of subrogation or otherwise) insuring the Waiving Party for any loss or damage insured against (or that could have been insured against) under any property damage insurance required by this Article VIII, even though such loss or damage might be caused by the negligence of one (1) or more of the Released Parties; provided, however, the mutual release contained herein shall not apply to damage to the Waiving Party's property caused by the willful misconduct of any of the Released Parties. If the Waiving Party does not carry, or is not required to carry, property damage insurance pursuant to this Lease, this release shall apply to damage to the Waiving Party's property that would have been covered by a policy of "all risk" or "special form" property damage insurance if the Waiving Party had maintained such insurance.

     B. Each of Landlord and Tenant shall include in each of its property damage insurance policies a waiver of the insurer's right of subrogation against the other party and the officers, directors, agents and employees of, and the partners and members in, the other party. If such waiver is not, or ceases to be, obtainable without additional charge (other than a nominal administrative charge) or at all, the insuring party shall so notify the other party promptly after notice thereof. If the other party agrees in writing to pay the insurer's additional charge therefor, such waiver shall (if obtainable) be included in the policy. Landlord and Tenant hereby acknowledge that such waiver is obtainable under normal commercial insurance practice on the date of this Lease at no additional charge (other than a nominal administrative charge).

     C. The waiver and release in Section 8.07.A, above, shall not apply to loss or damage to property of the Waiving Party to the extent of the deductible contained in the Waiving Party's policies of property damage insurance.

Section 8.08 Landlord's Insurance. Landlord agrees to maintain in full force throughout the Term, a policy of insurance upon the Building (provided that Landlord shall have no obligation to insure any improvements, alterations or additions in the Leased Premises or any other tenants' premises) insuring against fire and other casualties covered under an "all risk" coverage endorsement in an amount at least equal to at least eighty percent (80%) of the full replacement value of the Building (excluding costs of excavation, foundations and footings), as well as insurance against breakdown of boilers. Landlord shall supply to Tenant from time to time, upon written request of Tenant (but no more often that annually), certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent. Notwithstanding anything to the contrary contained in this Lease, Landlord may self insure against the risks covered by the aforementioned insurance provided:
(1) Landlord has a net worth of Twenty-five Million Dollars ($25,000,000.00);
(2) Landlord maintains loss histories evidencing the losses incurred by Landlord; and (3) Landlord establishes and funds a reserve adequate to cover the amount of losses projected by the loss histories. Furthermore, provided the insurance coverage carried by Landlord pursuant to (i) above shall not be reduced or otherwise adversely affected, all of Landlord's insurance may be carried under a blanket policy covering the Building and any other property owned, leased or operated by Landlord or its affiliates, provided the insurance requirements in this Lease are fulfilled and the insurance coverage is not diminished in any way.


                                   ARTICLE IX

                          CONSTRUCTION AND ALTERATIONS

Section 9.01 Condition of Leased Premises Upon Delivery. It is understood and agreed that Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Leased Premises from its "as is" condition, except as set forth in Exhibit B attached hereto.

Section 9.02 Tenant Improvements. Landlord and Tenant, at their respective sole cost and expense, agree to provide all improvements to the Leased Premises in accordance with their respective obligations set forth in Exhibit B.

Section 9.03 Alterations. Except with respect to Permitted Alterations, Tenant shall not make or cause to be made any alterations, additions, renovations, improvements or installations ("Alterations") in or to the Leased Premises without Landlord's prior consent, which such consent shall not be unreasonably withheld, conditioned or delayed, unless Landlord determines that the proposed Alterations could (i) affect the exterior or common areas of the Building or the Building's structure or safety; (ii) adversely affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Leased Premises; or (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building. Landlord shall have fifteen (15) business days from the receipt of Tenant's request for Landlord's approval of any Alteration (together with all information required under this Lease in connection therewith, including without limitation plans and specification therefor, and other information reasonably requested by Landlord with respect thereto) to review Tenant's request and to notify Tenant whether it will consent to such proposed Alteration, provided that Tenant in its written request for such approval refers to this provision and states in capital bold letters in such request and on the outside of the envelope containing such request the following: "LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN FIFTEEN (15) BUSINESS DAYS." If (i) Landlord fails to notify Tenant whether or not it will consent to such proposed Alteration within such fifteen (15) business day period, and, thereafter, Tenant delivers notice ("Alteration Response Failure Notice") to Landlord of such failure (which Alteration Response Failure Notice must refer to this provision and state in capital bold letters in the Alteration Response Failure Notice and on the outside of the envelope containing the Sublet Response Failure Notice the following: "LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OR SUCH REQUEST SHALL BE DEEMED

APPROVED," and (ii) Landlord fails to respond to such request within seven (7) business days after Landlord's receipt of the Alteration Response Failure Notice, then Landlord's consent to such proposed Alteration shall be deemed given. Tenant shall in no event make or permit to be made any alterations, modification, substitution or other change to the mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Leased Premises; provided, however, Tenant shall be entitled (subject to Landlord's consent) to make alterations, modifications and substitutions to the electrical systems within the Leased Premises, provided that such alterations, modifications and substitutions (i) do not cost in excess of $15,000.00 and (ii) could not adversely affect any of the base Building electrical systems. If Landlord consents to any such alterations, additions, renovations, improvements or installations by Tenant, Landlord shall have the right (but not the obligation) in its sole discretion to manage or supervise such work and Tenant shall pay to Landlord a reasonable fee to reimburse Landlord for overhead and administrative costs and expenses incurred in connection with the management or supervision of such work by Landlord. Notwithstanding anything contained in this Section 9.03, Tenant shall have the right to make Permitted Alterations (hereinafter defined) in the Leased Premises, without Landlord's consent (but with ten (10) days prior written notice (the "Permitted Alterations Notice"), which notice shall contain a description of the Permitted Alterations proposed to be undertaken by Tenant and state that such Alterations are Permitted Alterations). A Permitted Alteration shall mean any Alterations in the Leased Premises that could not (i) affect the exterior or common areas of the Building or the structure or safety of the Building; (ii) affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Leased Premises; (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building; (v) cost more than the lesser of One Hundred Thousand Dollars ($50,000.00) or the amount which when added to all other Alterations made within the prior twelve (12) months equals $100,000.00, and (vi) require a permit. In the event that, within ten (10) days after receiving the Permitted Alterations Notice, Landlord determines, in its reasonable discretion, that the proposed Alterations are not Permitted Alterations, and so notifies Tenant, Tenant shall apply for Landlord's consent for such Alterations in accordance with the provisions of this Article IX. Tenant shall be required, if requested by Landlord in accordance with the provisions of Section 9.06 hereof, to remove any and all Alterations as Landlord may direct.

Section 9.04 Work Requirements. All work performed by Tenant in the Leased Premises shall be performed (i) promptly and in a workmanlike manner with first-class materials; (ii) by duly qualified or licensed persons; (iii) without interference with, or disruption to, the operations of Landlord or other tenants or occupants of the Building; and (iv) in accordance with (a) plans and specifications approved in writing in advance by Landlord (as to both design and materials) which such approval may be granted or withheld in Landlord's sole and absolute discretion, except as otherwise provided in Section 9.03, above (as to Permitted Alterations), and (b) all applicable governmental permits, rules and regulations.

Section 9.05 Ownership of Improvements. All present and future alterations, additions, renovations, improvements and installations made to the Leased Premises, including without limitation the Tenant Work ("Leasehold Improvements"), shall be deemed to be the property of Landlord when made and, upon Tenant's vacation or abandonment of the Leased Premises, unless Landlord directs otherwise, shall remain upon and be surrendered with the Leased Premises in good order, condition and repair. All movable goods, inventory, office furniture, equipment, trade fixtures and other movable personal property belonging to Tenant that are not permanently affixed to the Leased Premises (including supplemental HVAC units and such other items of personal property that are temporarily affixed to the Leased Premises by bolts or screws, but can be removed without any damage to the Leased Premises or the Building), shall remain Tenant's property ("Tenant's Property") and shall be removable by Tenant at any time, provided that Tenant shall repair any damage to the Leased Premises or the Building caused by the removal of any of Tenant's Property.

Section 9.06 Removal of Tenant's Property. Tenant shall remove all of Tenant's Property (and any Leasehold Improvements as Landlord may direct) prior to the Termination Date or the termination of Tenant's right to possession. Tenant shall repair any damage to the remaining Leasehold Improvements, the Leased Premises or any other portion of the Building caused by such removal. If Tenant fails to timely remove said items, they shall be considered as abandoned and shall become the property of Landlord, or Landlord may have them removed and disposed of. Notwithstanding the foregoing, Landlord shall only be entitled to require that Tenant remove at the expiration or termination of the Term the following items and restore the affected area to the condition existing prior to the installation of any such items: any vault, safe, file systems (exclusive of typical and customary file cabinets in individual offices or secretarial stations), interior staircases between floors or similar items or any items that Landlord determines in its reasonable discretion are not typically found in office space in first-class office buildings in the Montgomery County, Maryland area or would cost more to remove than typical leasehold improvements (such as partitions) typically found in office space in first-class office buildings in the Montgomery County, Maryland area. The foregoing provisions of this Article IX shall not be construed as Landlord's consent to Tenant installing any of the foregoing items and any such installation must be approved by Landlord pursuant to the terms of this Lease. Notwithstanding the foregoing, Tenant shall not be required to remove any item of Leasehold Improvements if at the time Tenant requests Landlord's approval of the installation of such item of Leasehold Improvements, Tenant specifically requests in writing that such item be permitted to remain in the Leased Premises at the expiration or termination of the Term and Landlord so approves such request. Tenant shall not be required to remove any item of Tenant Work clearly shown on the Construction Documents (hereinafter defined), unless at the time that Landlord approves the Construction Documents pursuant to Paragraph 2(A) of Exhibit B, Landlord provides Tenant notice that such item must be removed.

Section 9.07 Mechanic's Liens. No mechanic's or other lien shall be allowed against the Building as a result of Tenant's improvements to the Leased Premises. Tenant shall promptly pay all Persons furnishing labor, materials or services with respect to any work performed by Tenant on the Leased

Premises. If any mechanic's or other lien shall be filed against the Leased Premises or the Building by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord within ten (10) days subsequent to the filing thereof. If Tenant fails to discharge or bond any such lien, Landlord, in addition to all other rights or remedies provided in this Lease, may bond said lien or claim (or pay off said lien or claim if it cannot with reasonable effort be bonded) without inquiring into the validity thereof and all expenses incurred by Landlord in so discharging said lien, including reasonable attorney's fees, shall be paid by Tenant to Landlord as Additional Rent on twenty (20) days' demand.

                                   ARTICLE X

                  REPAIRS, MAINTENANCE, AND LANDLORD'S ACCESS

Section 10.01 Repairs by Landlord. Except as otherwise provided in this Lease (including without limitation the provisions of Section 10.02 hereof) and except for ordinary wear and tear, Landlord covenants to keep, maintain, manage and operate the Common Areas in a manner comparable with the operation of other first-class office buildings in Montgomery County, Maryland of a similar size, location and age to the Building. Subject to the terms of this Lease, Landlord agrees to maintain the roof, the exterior and structural portions of the Building, the central or base Building mechanical, electrical and plumbing systems and vertical sprinkler main (specifically excluding any supplemental HVAC system, horizontal distribution portion of the sprinkler system or any other system exclusively servicing the Leased Premises) in a manner that is comparable to other first-class office buildings in Montgomery County, Maryland of a similar size, location and age. If any such repairs are necessitated by Tenant's breach of this Lease, or by any act or omission of Tenant, its agents, employees, assigns, concessionaires, contractors or invitees, Tenant shall reimburse to Landlord the reasonable cost incurred in completing such repairs. Nothing herein shall diminish Tenant's responsibility to maintain and repair any special Tenant equipment, including but not limited to any special fire protection equipment, kitchen equipment and air conditioning equipment serving and specially installed for the Leased Premises. If (i) Tenant notifies Landlord (at the number and in the manner designated by Landlord to Tenant) that the repair of an item for which Landlord is responsible hereunder requires immediate repair, (ii) Tenant's use of the Leased Premises will be materially impaired until such repair is undertaken, and (iii) the repair of such item is within Landlord's reasonable control to undertake, then Landlord shall use good faith efforts to generally respond to any such requests by Tenant for such repair and commence such repair within twelve (12) hours of such notification; provided, however, that Landlord's failure to respond or commence such repairs as set forth above shall not be a breach, violation or default under this Lease.

Section 10.02 Repairs and Maintenance by Tenant. Throughout the Term Tenant shall maintain the Leased Premises, including any Leasehold Improvements, alterations or other improvements therein, in good order, condition and repair. Tenant shall not cause or permit any waste, damage or injury to the Leased Premises or the Building. Tenant's obligations shall include, without limitation, the repair and replacement of appliances and equipment installed specifically for Tenant such as refrigerators, disposals, computer room, air conditioning, sinks and special plumbing fixtures, special fixtures and bulbs for those fixtures, and any non-standard outlets.

Section 10.03 Inspections, Access and Emergency Repairs by Landlord. Upon reasonable prior notice and without materially adversely affecting Tenant's business within the Leased Premises, Tenant shall permit Landlord to enter all parts of the Leased Premises to inspect the same. In the event of an emergency, Landlord may enter the Leased Premises at any time and make such inspection and repairs as Landlord deems necessary.

Section 10.04 Landlord's Compliance with Laws. If the common areas of the Building are in violation of any applicable requirements of any federal or state law, rule or regulation and an order (after all final appeals have been exhausted) of any court or governmental entity requires that such violation be cured, then Landlord shall promptly cure such violation, and if such violation exists as of the Term Commencement Date, Landlord shall be responsible for the cost of curing such violation (without including such expenditure as an "Operating Cost"). Notwithstanding the foregoing, if the requirement that is violated results from Tenant's particular use of the Leased Premises or any damage caused or alteration made by Tenant in the Leased Premises or Tenant or any of its agents or employees otherwise caused such violation or was responsible for maintaining the item in violation pursuant to the terms hereof, then Tenant shall pay for or reimburse Landlord for the cost to cure such violation.

                                   ARTICLE XI

                                    CASUALTY

Section 11.01 Fire or Other Casualty. Tenant shall give prompt notice to Landlord in case of fire or other casualty ("Casualty") to the Leased Premises or the Building.

Section 11.02  Right to Terminate.

     A. If (i) the Building is damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof; (ii) during the last Lease Year or in any Partial Lease Year at the end of the Term, the Leased Premises are damaged and Landlord determines that the damage cannot be repaired within ninety (90) days after the date of the damage, or (iii) the Leased Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof (more than fifty percent (50%) of the Floor Area of the Leased Premises immediately before such Casualty is rendered untenantable) and Landlord determines that such damage cannot be repaired within one hundred fifty (150) days from the date of such occurrence; then Landlord may terminate this Lease by notice to Tenant within forty-five (45) days after the date of the Casualty. If Landlord so terminates this Lease then the Termination Date shall be the date set forth in the notice to Tenant, which date shall not be less than thirty (30) days nor more than sixty (60) days after the giving of said notice. The "cost of replacement" shall be determined by the company or companies insuring Landlord against the Casualty, or, if there shall be no such determination, by a qualified Person selected by Landlord to determine such "cost of replacement."

     B. If as a result of a Casualty (i) either during the last Lease Year or in any Partial Lease Year at the end of the Term, the Leased Premises are damaged and Landlord determines that the damage cannot be repaired within ninety
(90) days after the date of the damage, or (ii) more than fifty percent (50%) of the Floor Area of the Leased Premises immediately before such Casualty is rendered untenantable and Landlord determines that such damage cannot be repaired within one hundred eighty (180) days from the date of such occurrence, Tenant may terminate this Lease by giving Landlord forty-five (45) days' prior notice given within sixty (60) days after the date of the Casualty. If the Casualty shall render the Leased Premises untenantable, in whole or in part, all Rent shall abate proportionately during the period of such untenantability, computed on the basis of the ratio which the amount of Floor Area of the Leased Premises rendered untenantable bears to the total Floor Area of the Leased Premises. Notwithstanding the foregoing, such abatement shall terminate on the earlier of (i) thirty (30) days after the date any such repair and restoration work that Landlord is required hereunder to undertake is substantially completed by Landlord, or (ii) the date Tenant uses for business purposes that portion of the Leased Premises previously rendered untenantable. Except to the extent specifically set forth in this Section 11.02, neither the Rent nor any other obligations of Tenant under this Lease shall be affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under law or by statute.

Section 11.03 Landlord's Duty to Reconstruct. If this Lease is not terminated pursuant to Sections 11.02.A or 11.02.B below, subject to Landlord's ability to obtain the necessary permits and the availability of insurance proceeds, Landlord shall repair the Leased Premises (excluding Tenant's Property and Leasehold Improvements) which shall be Tenant's obligation to repair, restore or replace) to a substantially similar condition as existed prior to the Casualty; provided, Landlord shall not be required to expend an amount in excess of the insurance proceeds received by Landlord in performing such repairs or reconstruction.

Section 11.04 Tenant's Duty to Reconstruct. If this Lease is not terminated pursuant to Sections 11.02.A or 11.02.B below, Tenant shall promptly commence and diligently pursue to completion the redecorating and refixturing of the Leased Premises, including repairing, restoring or replacing Tenant's Property and Leasehold Improvements and to a substantially similar condition as existed prior to the Casualty; provided, however, Tenant shall have no obligation to expend any money to repair, restore and replace Tenant's Property and the Leasehold Improvements in excess of the insurance proceeds available to Tenant (plus any deductible amount) or the proceeds that would have been available to Tenant (plus any deductible amount) had Tenant maintained in full force and effect the insurance required hereunder. In no event, however, shall Tenant's obligation to pay rent be affected as a result of adequate insurance proceeds not being available, but such rent obligation shall remain subject to the provisions of Section 11.02.B. hereof. Tenant shall reopen for business in the Leased Premises as soon as practicable after the occurrence of the Casualty.

                                  ARTICLE XII

                                  CONDEMNATION

Section 12.01  Taking of Leased Premises.

     A. If more than fifty percent (50%) of the Floor Area of the Leased Premises shall be appropriated or taken under the power of eminent domain, or conveyance shall be made in anticipation or in lieu thereof ("Taking"), either party may terminate this Lease as of the effective date of the Taking by giving notice to the other party of such election within thirty (30) days prior to the date of such Taking.

     B. If there is a Taking of a portion of the Leased Premises and this Lease is not terminated pursuant to Section 12.01.A, above, then (i) as of the effective date of the Taking, this Lease shall terminate only with respect to the portion of the Leased Premises taken; (ii) after the effective date of the Taking, the Rent shall be reduced by multiplying the same by a fraction, the numerator of which shall be the Floor Area taken and the denominator of which shall be the Floor Area of the Leased Premises immediately prior to the Taking;
(iii) as soon as reasonably possible after the effective date of the Taking, Landlord shall, to the extent feasible, restore the remaining portion of the Leased Premises to a complete unit of a similar condition as existed prior to any work performed by Tenant, provided, however, Landlord shall not be required to expend more on such alteration or restoration work than the condemnation award received and retained by Landlord for the Leased Premises.

Section 12.02 Taking of Building. If there is a Taking of any portion of the Building so as to render, in Landlord's judgment, the remainder unsuitable for use as an office building, Landlord shall have the right to terminate this Lease upon thirty (30) days' notice to Tenant. Provided Tenant is not then in default under this Lease, Tenant shall receive a proportionate refund from Landlord of any Rent Tenant paid in advance.

Section 12.03 Condemnation Award. All compensation awarded for a Taking of any part of the Leased Premises (including the Leasehold Improvements) or a Taking of any other part of the Building shall belong to Landlord. Tenant hereby assigns to Landlord all of its right, title and interest in any such award. Tenant shall have the right to collect and pursue any separate award as may be available under local procedure for moving expenses or Tenant's Property, so long as such award does not reduce the award otherwise belonging to Landlord as aforesaid.

                                  ARTICLE XIII

                                    PARKING

Section 13.01 Parking Rights. Provided that Tenant is occupying the Leased Premises and is not in Default under this Lease, Tenant shall have the right to purchase the number of monthly parking space contracts set forth in Section 1.01.J, above, from the Building garage operator, at the rates set forth below and on such other terms and conditions as reasonably established by the Building garage operator from time to time. Such parking contracts shall be for parking spaces marked as reserved for Tenant's exclusive use. These parking spaces shall be in the surface parking area and the structured parking area in the locations depicted on Exhibit O attached hereto. For the first Lease Year, the price for the spaces in the surface parking area (the "Surface Parking Rate") shall be One Hundred Fifty Dollars ($150.00) per space per month and the price for spaces in the structured parking area (the "Structured Parking Rate") shall be Two Hundred Dollars ($200.00) per space per month. The surface area spaces shall be reserved during Building Hours (but are neither reserved nor guaranteed to be available after Building Hours) and the spaces in the structured parking area shall be available twenty-four hours per day three hundred sixty-five days per year. During non-Building Hours, the surface area spaces shall be available on a "first come, first serve" basis, but the monthly parking contracts for surface parking spaces issued pursuant hereto shall permit use of the surface area spaces during non-Building hours without an additional charge therefor (other than the Surface Parking Rates charged for such contracts). On the first day of the second Lease Year, and on the first day of each Lease Year thereafter, the Surface Parking Rate and the Structured Parking Rate then in effect shall be increased by the same percentage that the Minimum Rent is increased pursuant to
Section 5.02 hereof. A portion of the parking space contracts purchased by Tenant pursuant to the foregoing provisions shall be designated for handicapped use and carpool use pursuant to the Parking Allocation chart set forth on Exhibit O, the location of which shall be determined by Landlord in its reasonable discretion. In addition to the foregoing monthly parking space contracts, Tenant shall have the right to purchase up to six (6) additional monthly parking space contracts, which shall be on the same terms and conditions as Tenant's other monthly parking space contracts, except (i) Landlord shall determine in its sole discretion the location thereof and whether or not such contracts will be for reserved parking spaces, and (ii) Landlord shall be entitled to terminate Tenant's right with respect to any or all of the additional monthly parking space contracts upon thirty (30) days prior written notice.

Section 13.02 Parking Rules and Conditions. Use of the Building garage by Tenant, its employees, agents and business invitees is subject to the reasonable rules and regulations of Landlord and/or the Building garage operator as may be promulgated or amended by Landlord and/or the Building garage operator from time to time. All monthly parking space contracts obtained by Tenant are non-transferable other than to permitted sublessees and assignees hereunder. If Tenant fails to maintain, or elects to purchase fewer than, the full number of monthly parking space contracts to which it is entitled under Section 13.01, above, Tenant's right to purchase the remaining contracts shall expire and be of no further force or effect.

Section 13.03 Awning. Landlord shall construct an awning or covered walkway from the stairwell leading up from the lower deck of the parking structure to the Building entrance as more particularly described on Exhibit L attached hereto, provided, that (i) such awning or walkway is permitted under the laws, rules and regulations of the Montgomery County, Maryland and any other governmental or quasi-governmental authorities having appropriate jurisdiction over the Building and under any easements, covenants or restrictions affecting the Building.

                                  ARTICLE XIV

                          SUBORDINATION AND ATTORNMENT

Section 14.01 Subordination. Tenant's rights under this Lease are subordinate to: (i) all present and future ground or underlying leases affecting all or any part of the Building; and (ii) any easement, license, mortgage, deed of trust or other security instrument now or hereafter affecting the Building (those documents referred to in (i) and (ii) above being collectively referred to as a "Mortgage" and the Person or Persons having the benefit of same being collectively referred to as a "Mortgagee"). In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate subordination or other document, but Tenant's subordination provided in this Section 14.01 is self-operative and no further instrument of subordination shall be required. Landlord shall obtain a subordination, non-disturbance and attornment agreement for Tenant from any holder of a mortgage or the ground lessor under a ground lease, currently encumbering the Building; provided that (i) if such mortgagee or ground lessor is a Qualified Lender (hereinafter defined), then the form of such subordination, non-disturbance and attornment agreement shall be in such mortgagee's or such ground lessor's customary form, and (ii) if such mortgagee or ground lessor is not a Qualified Lender, then the form of such subordination, non-disturbance and attornment agreement shall be either, at Landlord's election, in a form used by a Qualified Lender or in such form that is otherwise commercially reasonable. In addition, Tenant's subordination and attornment to any future mortgage or ground lease as set forth in this Section 14.01, shall be conditioned upon Landlord obtaining a subordination, non-disturbance and attornment agreement for Tenant from the holder of such mortgage or the ground lessor under such ground lease; provided that (i) if such mortgagee or ground lessor is a Qualified Lender (hereinafter defined), then the form of such subordination, non-disturbance and attornment agreement shall be in such mortgagee's or such ground lessor's customary form, and (ii) if such mortgagee or ground lessor is not a Qualified Lender, then the form of such subordination, non-disturbance and attornment agreement shall be either, at Landlord's election, in a form used by a Qualified Lender or in such form that is otherwise commercially reasonable. For purposes hereof, the term "Qualified Lender" shall mean any entity that is in the business of, or regularly engages in, underwriting or originating commercial real estate loans, including without limitation, any life insurance company, bank, financial institution, savings and loan institution, pension fund, real estate investment trust, conduit, correspondent loan originator, investment banking company or real estate investment trust.

Section 14.02 Attornment. If any Person succeeds to all or part of Landlord's interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, Tenant shall, without charge, attorn to such successor-in-interest upon request from Landlord, provided such Person recognizes this Lease.

Section 14.03 Estoppel Certificate. Each of Landlord and Tenant, within fourteen (14) days after receiving notice from, and without charge or cost to, the other, shall certify by written instrument to the other or any other Person designated by Landlord or Tenant: (i) that this Lease is in full force and effect and unmodified (or if modified, stating the modification); (ii) the dates, if any, to which each component of the Rent due under this Lease has been paid; (iii) whether Landlord or Tenant has failed to perform any covenant, term or condition under this Lease, and the nature of Landlord's or Tenant's failure, if any; and (iv) such other relevant information as Landlord or Tenant may request.

Section 14.04 Quiet Enjoyment. Landlord covenants that it has full right, power and authority to enter into this Lease and that Tenant, upon performing all of Tenant's obligations under this Lease and timely paying all Rent, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by any Person lawfully claiming by, through or under Landlord.


                                   ARTICLE XV

                           ASSIGNMENT AND SUBLETTING

Section 15.01  Landlord's Consent Required.

     A. Tenant and any permitted Transferee, as hereinafter defined, shall not voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, assign, mortgage, encumber, pledge, hypothecate, or assign all or any of its interest in this Lease, or (ii) sublet or permit the Leased Premises, or any part thereof, to be used by others including, but not limited to concessionaires or licensees, or (iii) issue new stock (or partnership shares or membership interests), create additional classes of stock (or partnership shares or membership interests), or sell, assign, hypothecate or otherwise transfer the outstanding voting stock (or partnership shares or membership interests) so as to result in a change in the present control of Tenant or any permitted Transferee, if in connection with any such issuance, sale, assignment, hypothecation or transfer either (1) any of the assets of Tenant are transferred, granted or pledged as security for the purchase price (or other consideration) of the stock (or other instrument(s) representing or containing voting interest(s) in Tenant) issued, sold, assigned, hypothecated or transferred, but only if the loan secured by such assets is more than fifty percent (50%) of the fair value of such assets, or (2) immediately after giving effect to such issuance, sale, assignment, hypothecation or transfer, Tenant's net worth or general creditworthiness is less than its net worth or general creditworthiness immediately prior to such transfer or pledge (provided, however, that this subsection (iii) shall not be applicable to Tenant if it is a publicly owned corporation whose outstanding voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934, as amended) or is traded actively in the over-the-counter market), or (iv) sell, assign or otherwise transfer all or substantially all of Tenant's or any permitted Transferee's assets; without the prior consent of Landlord, in each instance, which consent Landlord may withhold in its sole and absolute discretion (except as provided below). All of the foregoing transactions shall be referred to collectively or singularly as a "Transfer", and the Person to whom Tenant's interest is transferred shall be referred to as a "Transferee." Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment of the Lease or any proposed subletting of the Leased Premises, provided that Landlord determines that the proposed assignee or subtenant (a) is of a type and quality consistent with the first-class nature of the Building;
(b) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease or the sublease (as applicable) ; provided, however, that with respect to any proposed subletting of the Leased Premises on the Sublet Floor (hereinafter defined), this item (b) shall not be applicable (it being understood that the "Sublet Floor" shall mean the one floor of the Leased Premises that is designated as the "Sublet Floor" by Tenant in its request for Landlord's approval of the first subletting proposed by Tenant); (c) proposes to use the Leased Premises only for the uses expressly permitted hereunder and not for any purposes prohibited hereunder; and (d) is not a party by whom any suit or action could be defended on the ground of sovereign immunity. In addition, Landlord shall be entitled to limit the number of sublettings of the Leased Premises at any one time to a reasonable amount determined by Landlord.

     B. Any Transfer without Landlord's consent shall not be binding upon Landlord, shall confer no rights upon any third Person, and shall, without notice or grace period of any kind, constitute a Default by Tenant under this Lease. Acceptance by Landlord of Rent following any Transfer shall not be deemed to be a consent by Landlord to any such Transfer, acceptance of the Transferee as a tenant, release of Tenant from the performance of any covenants herein, or waiver by Landlord of any remedy of Landlord under this Lease, although amounts received shall be credited by Landlord against Tenant's Rent obligations. Consent by Landlord to any one Transfer shall not be a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to occupancy of the Leased Premises by any such assignee, concessionaire, subtenant or licensee.

     C. Tenant shall remain fully and primarily liable and obligated under this Lease for the entire Term in the event of any Transfer, and in the event of a Default by the Transferee, Landlord shall be free to pursue Tenant, the Transferee, or both, without prior notice or demand to either. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder and that the Tenant execute a guaranty or other instrument in
which such Tenant confirms its continued liability hereunder.   In the event
Tenant assigns this Lease (other than to a Qualified Tenant Affiliate) or sublets more than fifty percent (50%) of the Leased Premises (other than to a Qualified Tenant Affiliate) when permitted to do so by Landlord, all of Tenant's options under this Lease to renew or extend the Term shall, upon the date of such subletting, be null and void and forever terminated. In the event Tenant assigns this Lease or sublets more than forty percent (40%) of the Leased Premises when permitted to do so by Landlord, all of Tenant's options under this Lease to lease additional space, and any other option or right of first refusal, right to first negotiation and similar rights shall, upon the date of such subletting, be null and void and forever terminated.

     D. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least fifteen (15) business days prior to the proposed effective date of the Transfer, a written notice which includes the business terms of the assignment or subletting, financial information and statements concerning the proposed transferee and such other information as Landlord may reasonably require about the proposed Transfer and the transferee. Landlord shall have fifteen (15) business days from the receipt of such notice (together with all information required to be contained in such notice, including any information reasonably requested by Landlord with respect thereto) to review Tenant's request and to notify Tenant whether it will consent to such proposed Transfer, provided that Tenant in its written request for such consent refers to this provision and states in capital bold letters in such request and on the outside of the envelope containing such request the following: "LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN FIFTEEN (15) BUSINESS DAYS." If (i) Landlord fails to notify Tenant whether or not it will consent to a proposed assignment or sublease within such fifteen (15) business day period, and, thereafter, Tenant delivers notice ("Transfer Response Failure Notice") to Landlord of such failure (which Transfer Response Failure Notice must refers to this provision and states in capital bold letters in the Transfer Response Failure Notice and on the outside of the envelope containing the Transfer Response Failure Notice the following: "LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OR SUCH REQUEST SHALL BE DEEMED APPROVED," and (ii) Landlord fails to respond to such request within seven (7) business days after Landlord's receipt of the Transfer Response Failure Notice, then Landlord's consent to the proposed assignment or subletting shall be deemed given.

     E. Landlord shall have the right to (i) terminate this Lease in the event of a proposed assignment of this Lease, (ii) terminate this Lease with respect to any portion of the Leased Premises proposed to be sublet if (a) the term of such subletting (including renewals thereof) is scheduled to expire within one
(1) year of the expiration of the Term, or (b) the square footage of the space Tenant proposes to sublet plus the square footage of all other space then being sublet by Tenant is at least fifty percent (50%) of the square footage of the Leased Premises. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has requested consent to the Transfer. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Leased Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. Notwithstanding the foregoing, if (i) Landlord provides such notice to Tenant that it is terminating the Lease with respect to space proposed to be sublet, and (ii) such right of termination is pursuant to Section 15.E(ii)(b), above (i.e., the square footage of the space proposes to sublet plus the square footage of all other space then being sublet is at least fifty percent (50%) of the square footage of the Leased Premises), then Tenant shall be entitled to revoke its request for consent to such proposed subletting by delivering to Landlord written notice thereof within five (5) business days after Tenant receives notice of such termination. If such revocation is timely delivered to Landlord, Landlord's termination of the Lease with respect to such space proposed to be sublet shall be void and the Lease with respect to such space shall remain in full force and effect (as if it was not so terminated by Landlord).

F. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant (less all reasonable out-of-pocket costs and expenses paid by Tenant in connection with consummating such Transfer) in excess of the Rent paid by Tenant hereunder for the portion of the Leased Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any costs or expenses (including without limitation attorneys' fees) incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer. In calculating any excess rent payable by Tenant to Landlord pursuant to this Section, Tenant shall first be entitled to deduct (a) any improvement allowances or other economic concessions granted by Tenant to the assignee or sublessee; (b) the unamortized costs of initial improvements to the subject portion of the Leased Premises paid for by Tenant in connection with such assignment or sublease; (c) costs incurred by Tenant to buy-out or take over the previous lease of the assignee or sublessee; (d) all costs incurred by Tenant to advertise the subject portion of the Leased Premises for assignment or sublease; (e) brokerage commissions and/or legal fees paid by Tenant in connection with an assignment or sublease; and (f) all other reasonable costs incurred by Tenant in connection with the assignment or sublease.

G. Notwithstanding anything contained herein to the contrary, Tenant may upon at least thirty (30) days prior written notice to Landlord (the "Affiliate Notice"), but without Landlord's prior written consent, assign this Lease, or sublet all or a portion of the Leased Premises to a Qualified Tenant Affiliate (hereinafter defined), provided that no default exists hereunder and no event exists which event with notice and/or the passage of time would constitute a default hereunder if not cured within the applicable cure period. A "Qualified Tenant Affiliate" shall mean a corporation or other entity which (i) shall control, be controlled by or be under common control with Tenant or which results from a merger or consolidation with Tenant or succeeds to all the business and assets of Tenant, (ii) is of a type and quality consistent with the first-class nature of the Building, (iii) is not a party by whom any suit or action could be defended on the ground of sovereign immunity, and (iv) in the case of a merger or consolidation, has a net worth immediately after such merger or consolidation at least equal to the net worth of Tenant immediately prior to such merger or consolidation. For purposes of the immediately preceding sentence, "control" shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity. In the event of any assignment to a Qualified Tenant Affiliate, Tenant shall remain fully liable to perform the obligations of the Tenant under this Lease, such obligations to be joint and several with the obligations of the Qualified Tenant Affiliate as tenant under this Lease, and Tenant shall execute such guaranty or other agreement as Landlord shall request to confirm such liability. Notwithstanding any provision contained in this Lease to the contrary, Landlord's prior written consent shall be required to (a) any merger, consolidation or asset acquisition involving Tenant or the assets or ownership interest of Tenant if in connection therewith, any of the assets of Tenant are transferred, granted or pledged as security for the purchase price (or other consideration) for such merger, consolidation or asset acquisition, but only if the loan secured by such assets is more than fifty percent (50%) of the fair value of such assets, and (b) any sale, conveyance or transfer of all or substantially all of Tenant's assets to an entity that does not assume all of the obligations of Tenant under this Lease.

                                  ARTICLE XVI

                              DEFAULT AND REMEDIES

Section 16.01 Default. Each of the following events shall constitute a default ("Default") by Tenant under this Lease: (i) if Tenant fails to pay any Rent (or any installment thereof) when the same shall be due and payable (without the necessity of demand or notice) and such failure is not cured within five (5) days after Landlord has delivered to Tenant written notice of such failure; (ii) if Tenant breaches or fails to observe or perform of any term, condition or covenant of this Lease, other than those involving the payment of Rent or failure to continuously occupy and operate the Leased Premises as required, and such breach or failure is not cured within thirty (30) days after Tenant's receipt of notice thereof, unless such condition cannot reasonably be cured within such thirty (30) days, in which case Tenant must commence such cure within said thirty (30) days and diligently pursue said cure to its completion (provided, however, if such breach or failure creates a hazard, public nuisance or dangerous situation, said thirty (30) day grace period shall be reduced to forty-eight (48) hours after Tenant's receipt of notice); or (iii) if Tenant fails to carry and maintain the insurance required by this Lease. Notwithstanding the preceding sentence, if Landlord shall give notice of two (2) such Defaults within any twelve (12) month period, then thereafter, Tenant shall be in Default under this Lease if it fails to pay any Rent within ten (10) days after the same shall be due and payable, without the necessity of notice.

Section 16.02  Remedies and Damages.

     A. If a Default described in Section 16.01, above, occurs, Landlord shall have all the rights and remedies provided in this Section 16.02, in addition to all other rights and remedies available under this Lease or provided at law or in equity.

     B. Landlord may, upon notice to Tenant, terminate this Lease, or terminate Tenant's right to possession without terminating this Lease (as Landlord may elect). If this Lease or Tenant's right to possession under this Lease are at any time terminated under this Section 16.02 or otherwise, Tenant shall immediately surrender and deliver the Leased Premises peaceably to Landlord. If Tenant fails to do so, Landlord shall be entitled to the benefit of all provisions of law respecting the speedy recovery of possession of the Leased Premises (whether by summary proceedings or otherwise).

     C. Landlord may also perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant fails to perform, the cost of which (with interest thereon at the Interest Rate (hereinafter defined) per year from the date such costs were incurred by Landlord) shall be paid by Tenant to Landlord upon demand. The term "Interest Rate" shall mean the greater of the following rates on a per annum basis (i) twelve percent (12%), or (ii) the Prime Rate in effect from time to time (as published from time to time by The Wall Street Journal, which rate is currently calculated based upon the corporate loan rates of the nations largest banks) plus four percentage points (4%). In performing any obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Leased Premises or Tenant's Property by reason thereof, except to the extent provided in Section

8.01 hereof (subject to all limitations set forth therein and otherwise in this Lease). The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant's obligations under this Lease.

     D. Upon termination of this Lease or of Tenant's right to possession under this Lease, Landlord may at any time and from time to time relet all or any part of the Leased Premises for the account of Tenant or otherwise, at such rentals and upon such terms and conditions as Landlord shall deem appropriate. Landlord agrees to use commercially reasonable efforts to mitigate any damages that Landlord may suffer as a result of any default by Tenant hereunder, which commercially reasonable efforts may include Landlord undertaking to lease the Leased Premises to another tenant (a "Substitute Tenant"); provided, however, notwithstanding anything contained herein to the contrary (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises; (ii) Landlord shall not be obligated to offer the Leased Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available; (iii) Landlord shall not be obligated to lease the Leased Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;
(iv) Landlord shall not be obligated to enter into a lease with any proposed
tenant whose use would:   (1) violate any restriction, covenant or requirement
contained in the lease of another tenant of the Building; (2) adversely affect the reputation of the Building; or (3) be incompatible with the operation of the Building as a first class building; and (v) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first class manner. Tenant agrees to use commercially reasonable efforts to mitigate any damages that Tenant may suffer as a result of any default by Landlord hereunder. Landlord shall receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may incur in recovering possession of the Leased Premises, including legal expenses and attorneys' fees, in placing the Leased Premises in good order and condition and in preparing or altering the same for re-rental; second, to the payment of such expenses, commissions and charges as may be incurred by or on behalf of Landlord in connection with the reletting of the Leased Premises; and third, to the fulfillment of the covenants of Tenant under this Lease, including the various covenants to pay Rent. Any such reletting may be for such term(s) as Landlord elects. Thereafter, Tenant shall pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant, less the net avails of such reletting, if any, on the dates such Rent and other sums above specified are due. Any reletting by Landlord shall not be construed as an election by Landlord to terminate this Lease unless notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any sums due upon such reletting.

     E. Without limiting any of the foregoing remedies of Landlord, if Tenant shall vacate the Leased Premises (whether or not Tenant is in default of this Lease), then Tenant shall make, at Tenant's sole cost, such alterations to the suite entry area of the Leased Premises as Landlord reasonably determines appropriate to minimize risks of damage to the Building and any adverse effect the vacant Leased Premises may have on the aesthetics of the floor on which the Leased Premises are located, which alterations may include without limitation, locking-off the elevator to any floor occupied entirely by Tenant and/or the replacement of any glass suite entry area in the Leased Premises with Building standard wood doors and any conforming replacements of any other glass portion of the suite entry area.

Section 16.03 Remedies Cumulative. No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

Section 16.04  Waiver.

     A. Landlord shall not be deemed to have waived any provision of this Lease, or the breach of any such provision, unless specifically waived by Landlord in a writing executed by an authorized officer of Landlord. No waiver of a breach shall be deemed to be a waiver of any subsequent breach of the same provision, or of the provision itself, or of any other provision.

     B. Tenant hereby expressly waives any and all rights of redemption and any and all rights to relief from forfeiture which would otherwise be granted or available to Tenant under any present or future statutes, rules or case law.

     C. In any litigation (whether or not arising out of or relating to this Lease) in which Landlord and Tenant shall be adverse parties, both Landlord and Tenant knowingly, voluntarily and intentionally waive their respective rights to trial by jury.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

Section 17.01  Notices.

     A. Whenever any demand, request, approval, consent or notice (singularly and collectively, "Notice") shall or may be given by one party to the other, such Notice shall be in writing and addressed to the parties at their respective addresses as set forth in Section 1.01.H, above, and served by (i) hand, (ii) a nationally recognized overnight express courier, or (iii) registered or certified mail return receipt requested. The date the notice is received shall be the date of service of Notice. If an addressee refuses to accept delivery, however, then Notice shall be deemed to have been served on either (i) the date hand delivery is refused, (ii) the next business day after the Notice was sent in the case of attempted delivery by overnight courier, or (iii) five (5) business days after mailing the notice in the case of registered or certified mail. Either party may, at any time, change its Notice address by giving the other party Notice, in accordance with the above, stating the change and setting forth the new address.

     B. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Leased Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee, in the manner prescribed in this Section 17.01, to the address as such Mortgagee shall designate.

Section 17.02 Recording. Neither this Lease nor a memorandum thereof shall be recorded without the consent of Landlord.

Section 17.03  Interest and Administrative Costs.

     A. If (i) Tenant fails to make any payment under this Lease when due, (ii) Landlord performs any obligation of Tenant under this Lease, or (iii) Landlord incurs any costs or expenses as a result of Tenant's Default under this Lease, then Tenant shall pay, upon demand, Interest from the date such payment was due or from the date Landlord incurs such costs or expenses relating to the performance of any such obligation or Tenant's Default.

     B. If Tenant requests Landlord to review and/or execute any documents in connection with this Lease, including Assignment and Transfer documents, and Landlord's Waiver of Lien, Tenant shall pay to Landlord, upon demand, as a reasonable administrative fee for the review and/or execution thereof, all costs and expenses, including reasonable attorney's fees (which shall include the cost of time expended by in-house counsel) incurred by Landlord and/or Landlord's agent.

Section 17.04 Legal Expenses. If Landlord or Tenant institutes any suit against the other in connection with the enforcement of their respective rights under this Lease, the violation of any term of this Lease, the declaration of their rights hereunder, or the protection of Landlord's or Tenant's interests under this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable expenses incurred as a result thereof including court costs and attorneys' fees. Notwithstanding the foregoing, if Landlord files any legal action for collection of Rent or any eviction proceedings, whether summary or otherwise, for the non-payment of Rent, and Tenant pays such Rent prior to the rendering of any judgment, the Landlord shall be entitled to collect, and Tenant shall pay, all court filing fees and the reasonable fees of Landlord's attorneys.

Section 17.05 Successors and Assigns. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Leased Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer.

Section 17.06 Limitation on Right of Recovery Against Landlord. No shareholder, member, trustee, partner, director, officer, employee, representative or agent of Landlord shall be personally liable in respect of any covenant, condition or provision of this Lease. If Landlord breaches or defaults in any of its obligations in this Lease, Tenant shall look solely to the equity of the Landlord in the Building for satisfaction of Tenant's remedies.

Section 17.07  Security Deposit.

     A. Amount. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the amount set forth in Section 1.01.F, above, as a security deposit.

     B. Security. Such Security Deposit shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease except as hereinafter provided.

     C. Form. Such Security Deposit may, at Tenant's option, be deposited by Tenant with Landlord in the form of cash or Tenant shall deliver to Landlord an irrevocable letter of credit (the "Letter of Credit"), in the amount set forth in Section 17.07.A, above; provided, however, that Tenant on three (3) occasions during the Term, Tenant shall be entitled to either (i) replace the then existing Letter of Credit security deposit with a cash security deposit or (ii) replace the then existing cash security deposit with a Letter of Credit security deposit (meeting the requirements hereof). If Tenant elects to provide the Letter of

Credit as such Security Deposit, Tenant shall maintain the Letter of Credit in full force and effect throughout the entire term of this Lease and until thirty
(30) days after the Lease Expiration Date, occurs, and shall cause the Letter of Credit to be renewed or replaced not less than thirty (30) days prior to its expiry date. The Letter of Credit shall (i) be unconditional, irrevocable, transferable, payable to Landlord on sight at a metropolitan Washington, D.C. area financial institution, in partial or full draws, (ii) be substantially in the form attached hereto and incorporated herein as Exhibit J, and otherwise be in form and content acceptable to Landlord, (iii) shall be issued by a financial institution acceptable to Tenant and Landlord, and (iv) contain an "evergreen" provision which provides that it is automatically renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Landlord and Tenant. Any and all fees or costs charged by the issuer in connection with the Letter of Credit shall be paid by Tenant.

     D.  Right to Draw.

     (i) If the Security Deposit is in the form of cash, in the event of any default (after the expiration of any applicable cure period expressly set forth in Section 16.01 hereof) by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to compensate Landlord (whether in whole or in part) for such default, in which event, within fifteen (15) days thereafter, Tenant shall be obligated to deposit with Landlord the amount necessary to restore the balance of the Security Deposit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the payment by Tenant to restore such Security Deposit shall operate to cure such default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled.

     (ii) If the Security Deposit is in the form of a Letter of Credit, Landlord shall have the right to draw upon the Letter of Credit in whole or in part and apply the proceeds thereof as may be necessary to compensate Landlord for any default under this Lease on the part of Tenant, and Tenant, within fifteen (15) days after Landlord delivers written demand therefor to Tenant, shall forthwith restore the Letter of Credit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the restoration by Tenant of such Security Deposit shall operate to cure such default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled. Should Landlord elect to draw the full amount of the Letter of Credit upon a default by Tenant (after the expiration of any applicable cure period expressly set forth in Section 16.01 hereof), Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant's sole remedy in the event Tenant disputes Landlord's claim to any such amounts.

     (iii) Landlord shall have the right to draw upon the Letter of Credit in any of the following circumstances: (i), if the total assets of the issuer of the Letter of Credit are at anytime less than Three Billion Dollars ($3,000,000,000.00), or such issuer has a Standard & Poor's commercial paper rating of less than A-1 (provided if at anytime the current Standard & Poor's commercial paper rating system is no longer in existence, a comparable rating of a comparable commercial paper rating system from a comparable company shall be selected by Landlord, in its reasonable discretion, for purposes of this Section 17.07) and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, (ii) the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, or (iii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to expiration of the then-current Letter of Credit. In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i), (ii) or
     (iii), the amount drawn shall be held by Landlord without interest as a Security Deposit to be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 17.07.

     E. Right to Pledge or Assign. Landlord shall have the right to pledge or assign its interest in the Security Deposit and proceeds thereof as security to any lender holding a security interest in the Leased Premises. In the event of any sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit, provided that the Landlord has transferred such Security Deposit to such purchaser or transferee and such purchaser or transferee has actually received such Security Deposit. No mortgagee or other purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Security Deposit (or any other or additional Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Security Deposit, or proceeds thereof, to such mortgagee or purchaser. If the Security Deposit is in the form of a Letter of Credit and if requested by any such mortgagee or other purchaser, Tenant shall obtain an amendment to the Letter of Credit which names such mortgagee or other purchaser as the beneficiary thereof in lieu of Landlord. This Security Deposit shall not be transferable by Tenant to any assignee or subtenant, but shall be held and returned directly to Tenant.

     F. Reservation of Rights. No right or remedy available to Landlord as provided in this Section 17.07 shall preclude or extinguish any other right to which Landlord may be entitled. In furtherance of the foregoing, it is understood that in the event Tenant fails to perform its obligations and to take possession of the Leased Premises on the Term Commencement Date, any amounts recovered from the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not in any way limit or impair Landlord's right to seek or enforce any and all other remedies available to Landlord to the extent allowed hereunder, at law or in equity.


     G. Reduction of Security Deposit (i) If as of each Reduction Date (hereinafter defined), (i) there is not then an uncured default by Tenant of any monetary provision under this Lease and there has not been a Default (beyond any notice and cure periods expressly set forth in Section 16.01 hereof) by Tenant under this Lease at anytime during the prior twelve (12) months, and (ii) Tenant is then current on its obligations hereunder to deliver to Landlord its current financial statements, then the Security Deposit then required hereunder to be maintained by Tenant with Landlord shall be reduced by the Reduction Amount (hereinafter defined); provided, that in no event shall the Security Deposit be adjusted pursuant to this Section 17.07.G(i) to be less than an amount (the "Minimum Security Deposit") equal to one (1) full month's Base Rent and Adjustment Rent in effect as of the date of the last Reduction Date (hereinafter defined) and the last Reduction Amount shall be adjusted accordingly. The first day of the second Lease Year, and the fist day of each of the next nine (9) Lease Years thereafter, shall each be a "Reduction Date." The Reduction Amount shall be equal to (a) the amount of the Security Deposit required to be deposited with Landlord pursuant to Section 1.01.F less the Minimum Security Deposit, divided by ten (10).

     (ii) Notwithstanding the foregoing, if as of the Sustained Profitability Date (hereinafter defined) (i) there has not been a Default (beyond any notice and cure periods expressly set forth in Section 16.01 hereof) by Tenant under this Lease at anytime during the Term, and (ii) Tenant is then current on its obligations hereunder to deliver to Landlord its current financial statements, then the Security Deposit required to be maintained with Landlord hereunder shall be reduced to an amount equal to one (1) full month's Base Rent and Additional Rent in effect at such time. The "Sustained Profitability Date" shall mean the date on which Tenant hereafter first achieves Sustained Profitability (hereinafter defined). "Sustained Profitability" shall mean the satisfaction of the following conditions for each of three (3) consecutive full fiscal years of Tenant during the Term: (i) Tenant has a fixed charge ratio of 3:1 (such fixed charge ratio being defined as the ratio of (a) Tenant's net income for before (i.e., without regard to) interest income, taxes and rent paid by Tenant in connection with the Leased Premises for each fiscal year, to (b) rent paid by Tenant in connection with the Leased Premises for each such fiscal year), (ii) Tenant has owners equity net of unamortized intangibles and goodwill (i.e., total assets less total liabilities and less any unamortized intangible assets and any good will) as of the end of each such fiscal year at least equal to Thirty-five Million Dollars ($35,000,000.00), and (iii) the current assets to current liabilities ratio as of the end of each such fiscal year is greater than 2.5:1 (i.e. current assets divided by current liabilities is greater than 2.50). The foregoing ratios and amounts for each fiscal year shall be determined based upon annual financial statements delivered to Landlord which shall have been prepared in accordance with generally accepted accounting principles consistently applied and audited and certified as such by an independent certified public accountant firm reasonably acceptable to Landlord.

     (iii) If the Security Deposit is in the form of cash, the foregoing reduction shall be effectuated by Landlord refunding to Tenant the amount by which the Security Deposit is reduced pursuant to the foregoing provisions. If the Security Deposit is in the form of a Letter of Credit, then the foregoing reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit (complying with the terms of this Lease) in the amount then required to be maintained with Landlord pursuant to the foregoing provisions (or amending the then existing Letter of Credit to the amount then required to be maintained with Landlord pursuant to the foregoing provisions).

     (iv) In the event that Landlord terminates (i.e., recaptures) the Lease with respect to all or any of the Leased Premises pursuant to Section 15.01.E and Tenant does not revoke its request for consent, as provided therein, then upon the effective date of such termination, the Security Deposit then required to be maintained with Landlord shall be reduced by an amount equal to (a) the amount of the Security Deposit then required to be maintained with Landlord, times (b) a fraction, the numerator of which is the number of rentable square feet of the portion of the Leased Premises that is so terminated (i.e., recaptured) pursuant to this Section 15.01.E, and the denominator of which shall be the total number of rentable square feet of the entire Leased Premises (including the portion of the Leased Premises so terminated). In addition, as of such effective date of such termination, the Reduction Amount shall be adjusted to be the Security Deposit required to be maintained with Landlord after giving effect to the foregoing reduction set forth in this Section 17.07.G(iv) less the Minimum Security Deposit, divided by the number of Reduction Dates that have not then occurred.

     H. Return of Security Deposit. Upon the expiration of the term hereof, Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back any Security Deposit to Tenant, less such portion thereof as Landlord shall have retained to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions or agreements.

Notwithstanding the foregoing, Landlord shall have the right, at Landlord's discretion, to hold such Security Deposit until such time that a final determination is made of all obligations of Tenant under this Lease; provided, however, that such determination shall be made no later than one hundred twenty
(120) days after the end of the calendar year in which the Term expires or sixty
(60) days after the expiration of the Term.

Section 17.08 Entire Agreement; No Representations; Modification. This Lease is intended by the parties to be a final expression of their agreement and as a complete and exclusive statement of the terms thereof. All prior negotiations, considerations and representations between the parties (oral or written) are incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Leased Premises or the Building, or with respect to past, present or future tenancies, rents, expenses, operations, or any other matter, have been made or relied upon in the making of this Lease, other than those specifically set forth herein. This Lease may only be modified, or a term thereof waived, by a writing signed by an authorized officer of Landlord and Tenant expressly setting forth said modification or waiver.

Section 17.09 Severability. If any term or provision of this Lease, or the application thereof to any Person or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 17.10 Joint and Several Liability. If two or more Persons shall sign this Lease as Tenant, the liability of each such Person to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all Notices, payments and agreements given or made by, with or to any one of such Persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease. Notwithstanding the foregoing, no officer, director, employee, partner or shareholder of OPNET Technologies, Inc. shall have any liability for Tenant's obligations accruing under this Lease.

Section 17.11 Broker's Commission. Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Lease other than Transwestern*Carey Winston and Julian J. Studley (the "Brokers"). Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Lease or the negotiation thereof (other than the Brokers), including costs and attorneys' fees incurred in the defense of any claim made by a broker (other than the Brokers) alleging to have performed services on behalf of the indemnifying party.

Section 17.12 Irrevocable Offer, No Option. The submission of this Lease by Landlord to Tenant for examination shall not constitute an offer to lease or a reservation of or option for the Leased Premises. Tenant's execution of this Lease shall be deemed an offer by Tenant, but this Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

Section 17.13 Inability to Perform. Except for the payment of monetary obligations and Tenant's obligations under Exhibit B, if Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any similar cause whatsoever beyond their control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord or Tenant.

Section 17.14 Survival. Occurrence of the Termination Date shall not relieve Tenant from its obligations accruing prior to the expiration of the Term. All such obligations shall survive termination of this Lease.

Section 17.15 Corporate Tenants. If Tenant is not an individual, the individual(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: Tenant is a duly formed, qualified to do business and in good standing in the state in which the Building is located; and such Person(s) are duly authorized by such Person to execute and deliver this Lease on behalf of Tenant. Tenant shall remain qualified to do business and in good standing in said state throughout the Term.

Section 17.16 Construction of Certain Terms. The term "including" shall mean in all cases "including, without limitation." Wherever Tenant is required to perform any act hereunder, such party shall do so at its sole cost and expense, unless expressly provided otherwise. All payments to Landlord, other than Minimum Rent, whether as reimbursement or otherwise, shall be deemed to be Additional Rent, regardless whether denominated as "Additional Rent."

Section 17.17 Showing of Leased Premises. Landlord may enter upon the Leased Premises, after notice and during Building Hours, for purposes of showing the Leased Premises to Mortgagees or prospective Mortgagees at any time during the Term and to prospective tenants during the last six (6) months of the Term.

Section 17.18 Relationship of Parties. This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

Section 17.19  Intentionally Omitted.

Section 17.20 Choice of Law. This Lease shall be construed, and all disputes, claims, and questions arising hereunder shall be determined, in accordance with the laws of the state within which the Building is located. (For purposes of this provision, the District of Columbia shall be deemed to be a state.)

Section 17.21 Choice of Forum. Any action involving a dispute relating in any manner to this Lease, the relationship of Landlord/Tenant, the use or occupancy of the Leased Premises, and/or any claim of injury or damage shall be filed and adjudicated solely in the state or federal courts of the jurisdiction in which the Leased Premises are located.

Section 17.22  Intentionally Omitted.

Section 17.23 Financial Statements. Tenant (and any guarantor of this Lease), within fifteen (15) days after Landlord delivers to Tenant (or such guarantor) written request therefor, will provide Landlord with a copy of its most recent financial statements, consisting of a Balance Sheet, Earnings Statement, Statement of Changes in Financial Position, Statement of Changes in Owner's Equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be opined on by a certified public accountant that they are fairly presented in accordance with generally accepted accounting principles. The financial statements provided must be as of a date not more than fifteen (15) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required.

Section 17.24 Time is of the Essence. Time is of the essence with respect to each and every obligation arising under this Lease.

Section 17.25 Back-up Generator. Subject to the terms and conditions set forth below, Tenant shall have the right to install on the roof of the Building, at Tenant's sole expense, in a location determined by Landlord, one (1) Back-up Generator (hereinafter defined). As used herein, the term "Back-up Generator" shall mean an electric power supply generator having the size and characteristics and powered by the type of fuel approved by Landlord in its sole discretion. Prior to the installation of the Back-up Generator by Tenant: (i) Landlord shall reasonably approve the contractor which shall undertake such installation; (ii) Tenant shall obtain all permits and governmental approvals required for the installation of the Back-up Generator; (iii) Tenant and the contractor approved by Landlord to undertake such installation shall obtain such insurance coverages as Landlord may reasonably require and, if requested by Landlord, cause Landlord to be named as an insured under such insurance policies; and (iv) Tenant shall submit to Landlord for approval in its reasonable discretion, plans for the installation of the Back-up Generator, prepared by qualified engineers, showing all aesthetic, structural, mechanical and electrical details of the Back-up Generator, as well as all associated conduit and related equipment, and all changes to the Building which are necessary to accommodate same, all in accordance with all applicable Federal, state and local laws, statutes and ordinances, including without limitation all environmental laws. Tenant shall ensure that the Back-up Generator does not interfere with any other equipment serving the Building or any portion thereof. At Tenant's sole cost, the Back-up Generator shall be fully screened from view and sound in a manner directed by Landlord which shall include without limitation the installation of an additional screening wall and sound baffling if required by Landlord. Throughout the Term, Tenant shall (A) ensure that the Back-up Generator complies with all applicable laws, statutes and ordinances, including any environmental laws; (B) cause engineers, including environmental engineers, reasonably acceptable to Landlord to inspect the Back-up Generator at least twice yearly to insure that such equipment is functioning properly and that no hazardous materials are emanating therefrom; (C) maintain the Back-up Generator in good order and repair; (D) maintain insurance coverages with respect thereto as are required by Landlord from time to time; (E) maintain all permits and governmental approvals necessary for the operation of the Back-up Generator. Tenant shall immediately report to Landlord if Tenant determines that the Back-up Generator is not functioning properly, is leaking or is in violation of any applicable laws, including any environmental laws. Tenant shall immediately repair all equipment malfunctions or violations of law arising out of the operation of the Back-up Generator. At Landlord's request, Tenant shall enter into annual service contracts with reputable engineering firms, including environmental engineering firms, for the inspection, maintenance and repair of the Back-up Generator, and Tenant shall provide such service contracts to Landlord on demand. Should Tenant fail to properly maintain or repair such equipment (after Landlord provides Tenant notice and 5 days within which to do so) or, upon Landlord's request, to enter into the service contracts described above, Landlord may, but shall not be obligated to, undertake such maintenance or repairs or enter into such service contracts, and all such costs shall constitute Additional Rent hereunder. Tenant shall indemnify Landlord and hold it harmless from and against all claims, liability, damage or costs, including reasonable attorneys' fees, suffered or sustained by Landlord which arise out of the installation, use, operation or removal of the Back-up Generator. Tenant expressly acknowledges and agrees that, notwithstanding the fact that Landlord has permitted Tenant to install the Back-up Generator, Tenant shall remain liable under this Lease for all claims, damages, costs or liabilities suffered or sustained by Landlord which arise out of the presence of hazardous materials which were brought to the Building (including without limitation the land on which the Building is located) by Tenant, its employees, agents, contractors, licensees or invitees. At the end of the Term, Tenant, at Tenant's sole cost and expense, shall remove the Back-up Generator and restore such Land, the Building and the Leased Premises to their condition immediately prior to the installation of such equipment. Tenant shall obtain at Tenant's expense all permits and governmental approvals necessary for such removal. Tenant hereby indemnifies Landlord (and its successors and assigns) and agrees to hold it harmless from and against all loss, costs, claims, liabilities, injury or damage (including reasonable attorneys' fees) incurred or sustained by Landlord (or its successors or assigns) in connection with or arising out of such removal of the Back-up Generator or the Conduit, including without limitation all costs incurred in connection with such removal.

                                 ARTICLE XVIII

                   RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE

Section 18.01  ROFO Space Within the Building.

     A. In the event that any space on the second (2nd) floor of the Building becomes or is reasonably anticipated by Landlord to become vacant and freely available for Landlord to lease to Tenant during the Term (following the expiration or earlier termination of an initial letting of any space that is currently vacant, including any renewal or extension periods for such letting), except as provided below, Landlord shall provide Tenant with written notice ("Availability Notice") of the availability of such space (the "ROFO Space"). Provided that (i) no default has occurred under this Lease and then remains uncured, (ii) no more than two (2) Defaults have occurred during the thirty-six
(36) month period prior to the date of the Availability Notice; (iii) Tenant has not assigned this Lease (other than to a Qualified Tenant Affiliate) and is then occupying at least sixty percent (60%) of the Leased Premises; (iv) as of the Takeover Date (hereinafter defined), at least three (3) years remain on the Term of this Lease; and (v) Tenant provides to Landlord written notice ("Expansion Notice"), within ten (10) days after receipt of Landlord's Availability Notice, of Tenant's desire to expand the Leased Premises into the ROFO Space, Tenant shall have the first opportunity (the "Right of First Offer") to negotiate with Landlord, for the ten (10) day period immediately following Tenant's delivery of such Expansion Notice, the terms on which it will lease the ROFO Space (provided, however, that in no event shall the Minimum Rent per square foot of rentable area of the ROFO Space be less than an amount equal to ninety percent (90%) of the Minimum Rent per square foot which Tenant is obligated to pay for the remainder of the Leased Premises in effect during the calendar month in which Tenant shall occupy the ROFO Space) and secure an amendment (the "ROFO Expansion Amendment") executed and delivered by Landlord and Tenant evidencing such terms. In the event that (i) Landlord and Tenant fail to agree on such terms and execute and deliver a ROFO Expansion Amendment within such ten (10) day period, or (ii) Tenant fails to deliver the Expansion Notice (or otherwise fails to comply with any other condition to the exercise of its right of first offer) within the time period set forth above, Tenant's right of first offer to lease the ROFO Space pursuant to this Section 18.01 shall terminate, and Landlord shall have the right to lease the ROFO Space at any time to any other person or entity upon any terms and conditions which Landlord desires, in its sole discretion. Time is of the essence with respect to this Section 18.01.

     B. If Tenant leases the ROFO Space, within the time and in the manner provided in this Article XVIII, then as of the Takeover Date (as defined below), the following shall apply:

           (i) the ROFO Space shall be added to, and become a part of, the Leased Premises, and Tenant's lease thereof shall be governed by all of the provisions of this Lease, which shall continue in full force and effect and be applicable to the ROFO Space;

          (ii) the rentable area of the Leased Premises shall be increased by the rentable area of the ROFO Space;

         (iii) Tenant shall commence paying Rent based upon the newly increased rentable area of the Leased Premises;

          (iv) the Minimum Rent per square foot of rentable area of the ROFO Space shall be equal to the amount set forth in the ROFO Expansion Amendment;

           (v) the ROFO Space shall be delivered to Tenant in its "as is" condition; and

          (vi) the Takeover Date shall be the date the initial tenant's lease of the ROFO Space has expired and Landlord has delivered such space to Tenant.

     C. Notwithstanding anything to the contrary contained in this Article XVIII, Landlord and Tenant agree that the foregoing right of first offer shall be subject to any and all contractual obligations of Landlord that exists in any leases in effect as of the date the Availability Notice would otherwise be delivered to Tenant, including without limitation any expansion rights and rights of first offer, negotiation or refusal with respect to such space possessed by any tenant in the Building at such time. In addition, the foregoing right of first offer shall be personal to OPNET Technologies, Inc. and can not be exercised by any assignee (other than a Qualified Tenant Affiliate), subtenant or any other person or entity.

     D. In the event that Tenant leases the ROFO Space from Landlord within the time and manner provided in this Article XVIII, and Landlord is unable to deliver possession of such space to Tenant for any reason or condition beyond Landlord's control, including, without limitation, the failure of an existing tenant to vacate such space, Landlord, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.

Section 18.02  ROFO Space Outside the Building.

     A. In the event that any office space, comprising a single contiguous block of space in excess of seven thousand five hundred (7,500) rentable square feet, in any of the Qualified Buildings (hereinafter defined) becomes or is reasonably anticipated by Landlord to become vacant and freely available for

Landlord to lease to Tenant during the Term (following the expiration or earlier termination of an initial letting of any space that is currently vacant, including any renewal or extension periods for such letting), except as provided below, Landlord shall provide Tenant with written notice ("Outside Availability Notice") of the availability of such space (the "Outside ROFO Space"). Provided that (i) no default has occurred under this Lease and remains uncured; (ii) no more than two (2) Defaults have occurred during the thirty-six (36) month period prior to the Outside Availability Notice; (iii) Tenant has not assigned this Lease (other than to a Qualified Tenant Affiliate) and is then occupying sixty percent (60%) of the Leased Premises; (iv) as of the Takeover Date (hereinafter defined), at least three (3) years remain on the Term of this Lease; and (v) Tenant provides to Landlord written notice ("Outside Expansion Notice"), within ten (10) days after receipt of Landlord's Outside Availability Notice, of Tenant's desire to lease the Outside ROFO Space, Tenant shall have the first opportunity (the "Right of First Offer") to negotiate with Landlord, for the ten
(10) day period immediately following Tenant's delivery of such Outside Expansion Notice, the terms on which it will lease the Outside ROFO Space (provided, however, that in no event shall the Minimum Rent per square foot of rentable area of the Outside ROFO Space be less than an amount equal to ninety percent (90%) of the Minimum Rent per square foot which Tenant is obligated to pay for the remainder of the Leased Premises in effect during the calendar month in which Tenant shall occupy the Outside ROFO Space) and secure a lease (the "Outside ROFO Lease") executed and delivered by Landlord and Tenant evidencing such terms. In the event that (i) Landlord and Tenant fail to agree on such terms and execute and deliver an Outside ROFO Lease within such ten (10) day period, or (ii) Tenant fails to deliver the Outside Expansion Notice (or otherwise fails to comply with any other condition to the exercise of its right of first offer) within the time period set forth above, Tenant's right of first offer to lease the Outside ROFO Space pursuant to this Section 18.02 shall terminate, and Landlord shall have the right to lease the Outside ROFO Space at any time to any other person or entity upon any terms and conditions which Landlord desires, in its sole discretion. Time is of the essence with respect to this Section 18.02. The term "Qualified Building" shall mean any of the office buildings set forth on Exhibit I (which are owned by Street Retail, Inc. as of the date hereof); provided, however, that if at anytime Street Retail, Inc. no longer owns any such building on Exhibit I, such building shall thereafter be deemed to not be a Qualified Building.

     B. If Tenant leases the Outside ROFO Space, within the time and in the manner provided in this Section 18.02, then as of the Takeover Date (as defined below), then (i) Tenant shall commence paying Rent on the Outside ROFO Space;
(ii) the Minimum Rent per square foot of rentable area of the Outside ROFO Space shall be equal to the amount set forth in the Outside ROFO Lease; (iii) the Outside ROFO Space shall be delivered to Tenant in its "as is" condition; and
(iv) the Takeover Date shall be the date the initial tenant's lease of the Outside ROFO Space has expired and Landlord has delivered such space to Tenant.

     C. Notwithstanding anything to the contrary contained in this Section 18.02, Landlord and Tenant agree that the foregoing right of first offer shall be subject to any and all contractual obligations of Landlord that exists in any leases in effect as of the date the Availability Notice would otherwise be delivered to Tenant, including without limitation any expansion rights and rights of first offer, negotiation or refusal with respect to such space possessed by any tenant in the Qualified Building at such time. In addition, the foregoing right of first offer shall be personal to OPNET Technologies, Inc. and can not be exercised by any assignee (other than a Qualified Tenant Affiliate), subtenant or any other person or entity.

     D. In the event that Tenant leases the Outside ROFO Space from Landlord within the time and manner provided in this Section 18.02, and Landlord is unable to deliver possession of such space to Tenant for any reason or condition beyond Landlord's control, including, without limitation, the failure of an existing tenant to vacate such space, Landlord, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.


                                  ARTICLE XIX

                                ANTENNA RIGHTS

Section 19.01. Tenant shall have the right to use a portion of the roof of the Building for the installation of four (4) dishes/antennas (the "Antennas"), provided that (i) the Antennas are permitted under the laws, rules and regulations of the Federal Communications Commission, the Federal Aviation Administration and Montgomery County, Maryland and any other governmental and quasi-governmental authorities having jurisdiction over the Building or the Landlord, (ii) the Antennas conform to all such laws, rules and regulations,
(iii) Tenant has obtained all permits, licenses, variances, authorizations and approvals that may be required in order to install such Antennas and any insurance required by Landlord, (iv) the Antennas are not more than twenty-four inches (24") in diameter and four (4) feet in height and not more than the weight that Landlord shall determine is appropriate for the roof (which Landlord shall specify to Tenant upon Tenant's written request), (v) Tenant shall have obtained Landlord's prior written consent, which consent shall not be unreasonably withheld, (vi) Tenant installs any screen or other covering for the Antennas that Landlord in its reasonable discretion may require (the size, type and style of which shall be subject to Landlord's prior written approval) in order to camouflage or conceal the Antennas, (vii) Tenant shall pay Landlord (within 30 days after receipt of an invoice therefor) an amount equal to all cost incurred by Landlord to have an engineer review the plans and specifications for the Antennas, the location specifications for the Antennas and the plans, specifications and method for attaching the Antennas to the Building, and (viii) the Antennas does not affect any antenna or other equipment that is currently on the roof of the Building. In addition, the style, color, materials, exact location and method of installation of the Antennas must be approved by Landlord (in its sole discretion). Tenant shall maintain the Antennas in good condition and repair and in compliance with all applicable laws, rules, regulations and requirements. The rights set forth in this Section
19.01 shall be personal to OPNET Technologies, Inc. and shall not be transferable to any other third party, tenant, subtenant or assignee (other than a Qualified Tenant Affiliate that is assigned this Lease or that is a subtenant of the Leased Premises).

Section 19.02. Prior to or contemporaneous with requesting Landlord's approval of the installation of the Antennas, Tenant shall provide to Landlord: (i) plans and specifications for the Antennas (including size, location, height, weight and color) and specifications for installation thereof; (ii) copies of all required governmental and quasi-governmental permits, licensees, special zoning variances, and authorizations, all of which Tenant shall obtain at its own cost and expense; and (iii) a policy or certificate of insurance evidencing such insurance coverage as may reasonably be required by Landlord for the installation, operation and maintenance of the Antennas and sufficient to cover, among other things, the indemnities from Tenant to Landlord provided in the Lease. Landlord may withhold its approval of the installation of the Antennas if the installation, operation or removal of the Antennas may (a) damage the structural integrity of the Building or void any warranty or guaranty applicable to the roof or Building, (b) interfere with any service provided by Landlord to the Building or any tenant thereof, (c) interfere with the use of any part of the Building by any tenant in the Building, (d) cause the violation of any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building, or (e) reduce the amount of leasable space in the Building. Tenant shall not be entitled to rely on any such approval as being a representation by Landlord that such installation and operation is permitted by or in accordance with any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building.

Section 19.03. Landlord, at its sole option and discretion, may require Tenant, at any time prior to the expiration of the Lease, to terminate the operation of the Antennas if it is causing physical damage to the structure of the Building or voids any warranty or guaranty applicable to the roof or the Building, interfering with any other service provided by the Building, interfering with any other tenant's business, or causing the violation of any condition or provision of the Lease or any governmental or quasi-governmental law, rule or regulation applicable to the Building (now or hereafter in effect). If, however, Tenant can correct the damage or prevent said interference caused by the Antennas to Landlord's satisfaction within thirty (30) days, Tenant may restore its operation so long as Tenant promptly commences to cure such damage and diligently pursues such cure to completion. If the Antennas is not completely corrected and restored to operation within thirty (30) days, Landlord, at its sole option, may require that the Antennas be removed at Tenant's expense. If Landlord or any other tenant in the Building shall require that the Antennas be moved to another location on the roof or the Property, either to accommodate Landlord to or to provide other tenants in the Building with access to the roof or the Building for placement of other antennas, other electrical equipment or other Landlord-approved uses or installations, Landlord shall have the right, at its sole expense, to relocate the Antennas to other places on the roof or Building, provided that such new locations do not materially adversely affect the operation of such Antennas.

Section 19.04. At the expiration or earlier termination of the Lease or upon termination of the operation of the Antennas as provided above, at Tenant's sole cost, the Antennas and all cabling and other equipment relating thereto shall be removed from the Building and the areas where the Antennas were located shall be restored to their condition existing prior to such installation in a manner and with materials determined by Landlord. Tenant hereby authorizes Landlord to remove and dispose of the Antennas and charge Tenant for all costs and expenses incurred in connection therewith. Tenant agrees that Landlord shall not be liable for any property disposed of or removed by Landlord. Tenant's obligation to perform and observe this covenant shall survive the expiration or earlier termination of the term of the Lease.

Section 19.05. Tenant covenants and agrees that the installation, operation and removal of the Antennas will be at its sole risk. Tenant covenants and agrees absolutely and unconditionally to indemnify, defend and hold Landlord harmless from and against all claims, actions, damages, liability, judgments, settlements, costs and expenses (including attorney's fees and expenses) arising out of the installation, operation, maintenance or removal of the Antennas, including without limitation, any loss or injury resulting from transmissions from the Antennas.


     IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease under their respective hands and seals as of the day and year first above written.


WITNESS:                                            LANDLORD:
                                                    STREET RETAIL, INC., a Maryland corporation


                                                    By:  /s/  Nancy J. Herman
------------------------------------                     ----------------------------------------------------------
                                                         Nancy J. Herman, Vice President-General Counsel

ATTEST:                                             TENANT:
                                                    OPNET TECHNOLOGIES, INC., a Delaware Corporation


                                                    By:   /s/  Alain Cohen
------------------------------------                     ----------------------------------------------------------
Name:                                                      Name:   Alain Cohen
Title:                                                     Title:  President
[Corporate Seal]

                                  EXHIBIT A-1

                         LEGAL DESCRIPTION OF THE LAND

                                  EXHIBIT A-2

                               SECOND FLOOR PLAN

                                  EXHIBIT A-3

                               THIRD FLOOR PLAN

                                  EXHIBIT A-4

                               FOURTH FLOOR PLAN

                                  EXHIBIT A-5

                               FIFTH FLOOR PLAN

                                   EXHIBIT B

                                WORK AGREEMENT


     This Work Agreement is attached to and made a part of that certain Office Lease (the "Lease") by and between Street Retail, Inc., a Maryland corporation, as landlord ("Landlord") and OPNET Technologies, Inc., as tenant ("Tenant") for the premises (the "Leased Premises") described therein and consisting of approximately 60,466 square feet of Gross Rentable Area in the building located at 7255 Woodmont Avenue, Bethesda, Maryland (the "Building"). This Work Agreement sets forth the understandings and agreements of Landlord and Tenant regarding the performance by Landlord of work in and to the Leased Premises for Tenant's original occupancy and use (all such work shall be referred to herein as "Tenant Work"). Any capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth elsewhere in the Lease.

1. Tenant's Agent. Tenant hereby designates Mr. Alberto Morales ("Tenant's Agent") as having authority to approve plans and specifications, to accept cost estimates, and to authorize changes or additions to Tenant Work during construction. Landlord shall not be authorized to proceed with any Tenant Work without authorization by Tenant's Agent, and such authorization by Tenant's Agent shall be deemed to be authorization by Tenant. Neither Tenant nor Tenant's Agent shall be authorized to direct Landlord's contractors or subcontractors in the performance of Tenant Work, and in the event that Landlord's contractors or subcontractors perform any Tenant Work under the direction of Tenant or Tenant's Agent, then Landlord shall have no liability for the cost of such Tenant Work, for the cost of corrective work required as a result of such Tenant Work or for any delay that may result from such Tenant Work. Landlord hereby designates Mr. Alexander A. Inglese ("Landlord's Agent") as having authority to approve plans and specifications and to authorize changes or additions to Tenant Work during construction.

2.  Plans and Specifications.

     (A) It is agreed that Tenant will develop plans and necessary specifications for completion of Tenant Work in accordance with the following schedule; provided, however, that Tenant's architect (who shall be subject to Landlord's prior reasonable approval and shall be licensed in Maryland) shall be entitled to deliver, on Tenant's behalf, any such plans and specifications required hereunder to be delivered by Tenant to Landlord:

          (i) On or before June 19, 2000, Tenant shall deliver to Landlord Tenant's Preliminary Plans (as defined below) for the entire Leased Premises and shall indicate its approval of the Preliminary Plan in writing by signing and dating such Preliminary Plans. The "Preliminary Plans" shall set forth:

               (a) the location and specification of telephone and other communications outlets;

               (b) the location and specification of electrical outlets, especially those required to accommodate items such as computers and 220-volt equipment;

               (c) the location of copy machines larger than table-top size, computer equipment, telex machines, and other heat-producing machines, and specification of heat output (BTU/hour) and required operating conditions (maximum/minimum temperature, hours of operation);

               (d) the location of conference rooms and other rooms subject to occupancy by more than six (6) persons at a time and the specification of maximum expected occupancy;

               (e) a reflected ceiling plan for all lighting desired by Tenant, and specification of any Tenant Work involving lighting;

               (f) any Tenant Work which is likely to require a longer-than-usual period of time to construct or acquire;

               (g) the location of all partitions in the Leased Premises; and

               (h)  any special requirements.

          (ii) Within five (5) business days after Tenant delivers to Landlord Tenant's Preliminary Plans, Landlord shall deliver to Tenant in writing its approval of the Preliminary Plans or changes to the Preliminary Plans that will be required to obtain Landlord's approval.

          (iii) Within five (5) business days after Landlord delivers to Tenant its required revisions to the Preliminary Plans, Tenant shall deliver to Landlord revised Preliminary Plans containing the required revisions and such suggested revisions as Tenant chooses to incorporate.

          (iv) Within two (2) business days after Tenant delivers to Landlord revised Preliminary Plans, Landlord shall deliver its confirmation that all required revisions have been made (if such is the fact) and its approval of the revised Preliminary Plans. Promptly after Tenant has submitted for Landlord's approval the Preliminary Plans for the Tenant Work, Landlord shall submit such Preliminary Plans to Bovis Construction Company and solicit from such contractor preliminary pricing estimates for the Tenant Work set forth in such Preliminary Plans. Landlord shall promptly provide such pricing estimates to Tenant upon the receipt thereof, and Landlord makes no representations or warranties with respect to such pricing estimates.

          (v) On or before July 24, 2000, Tenant shall deliver to Landlord detailed architectural, mechanical, plumbing and electrical (and structural, if required) working drawings and construction documents for the Tenant Work (including without limitation, the HVAC systems and fire and life safety systems and the location of furniture and office equipment), based upon the approved Preliminary Plans, prepared by Tenant's architects and engineers, and Tenant shall indicate its approval of such working drawings and construction documents in writing by signing and dating such working drawings and construction documents (the "Construction Documents").

          (vi) Within five (5) business days after Tenant delivers to Landlord the Construction Documents, Landlord shall indicate its approval of the Construction Documents in writing by signing and dating such Construction Documents in the space provided, or shall indicate the revisions required due to errors or omissions in the drawings.

          (vii) Within five (5) business days after Landlord indicates the revisions required due to errors or omissions in the Construction Documents, Tenant shall correct such errors or omissions and resubmit the Construction Documents to Landlord for its approval. Provided such errors or omissions have been corrected, Landlord shall then approve the Construction Documents. If Tenant desires to make revisions in the Construction Documents after Landlord has approved such Construction Documents, any delays caused by such revisions shall be a Tenant Delay.
     Any such changes shall require Tenant to approve and date the revised Construction Documents. Promptly after the Tenant Work has been completed, Tenant shall provide to Landlord a CAD diskette of the Construction Documents as revised pursuant to this Work Agreement. If Landlord requests any additional information or clarifications from Tenant regarding the Tenant Work or the Plans, Tenant shall provide such information or respond to such inquiries, as requested, within three (3) business days after such request; and any delay in providing such information or responding to such inquiries shall constitute a Tenant Delay. The Tenant Work shall incorporate all of the Required Minimum Standards for Tenant Work as set forth in Exhibit F of the Lease.

     (B) The Preliminary Plans and the Construction Documents, as finally approved by both Landlord and Tenant in accordance with the foregoing provisions
of this Paragraph 2, shall collectively constitute the "Plans."   The Plans are
expressly subject to Landlord's prior written approval; provided, however, that Tenant shall be solely responsible for the content of the Plans and coordination of the Plans with base building design. Landlord's approval of any of the Plans (and any change orders thereto) shall not be unreasonably withheld, conditioned or delayed, unless the proposed Tenant Work could, in Landlord's judgment (i) affect the structure of the Building, (ii) affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof, (iii) be or become visible from the exterior of the Leased Premises, or (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building. In addition, Landlord's approval of the Plans shall not constitute a warranty, covenant or assurance by Landlord that (i) any equipment or system shown thereon will have the features or perform the functions for which such equipment or system was designed; (ii) the Plans satisfy applicable code requirements; (iii) the Plans are sufficient to enable Tenant or Tenant's architect to obtain a building permit for the Tenant Work; or
(iv) the Tenant Work described thereon will not interfere with, and/or otherwise adversely affect, base Building systems. Tenant shall be solely responsible for the Plans' compliance with all applicable laws, rules and regulations of any governmental entity having jurisdiction over the Building and the Leased Premises. Notwithstanding the foregoing, if Landlord determines at anytime that the Tenant Work described on the Plans does or will interfere with and/or otherwise adversely affect any base Building systems or does not or will not comply with any applicable law, rule or regulation, or the fire marshal, inspector or other governmental authority requires a revision to the Tenant Work, then (i) the Plans shall be amended, at Tenant's cost, so that the Tenant Work will not interfere with, and/or otherwise adversely affect, such base Building systems and/or will not violate any applicable law, rule or regulation, and will comply with any requests of any applicable governmental authority, and
(ii) Tenant shall execute within forty-eight (48) hours of Landlord's request a change order to the Tenant Work to authorize the foregoing changes to the Tenant Work, and any delay arising in connection therewith shall constitute a Tenant Delay.

     (C) Tenant shall pay the cost of preparing the Plans. Tenant may elect to apply a portion of the Tenant Work Allowance (hereinafter defined) against the cost of the Plans.

     (D) On or before September 4, 2000, Tenant at its sole cost shall obtain a building permit (the "Building Permit"), in a form satisfactory to Landlord, that permits Landlord to construct the Tenant's Work, and shall make such amendments to the Plans (subject to Landlord's approval) as necessary to obtain such permit. Tenant shall be required to hire, at Tenant's sole cost, an expeditor reasonably acceptable to Landlord, to assist in obtaining the Building Permit. If the Building Permit has not been obtained within sixty (60) days after the date that Landlord has approved the Plans, Landlord shall be entitled to pursue the issuance of such Building Permit, at Tenant's cost, and Tenant shall cooperate with Landlord in connection therewith, provided that Landlord's efforts to obtain such Building Permit shall not relieve Tenant of any of its obligations hereunder. Any delay in issuing the Building Permit, including any time required to revise the Plans, shall be deemed a Tenant Delay if such delay results from (i) any changes or additions made to such Plans by Tenant after being approved by Landlord, (ii) any changes or additions required by the applicable governmental authority, or (iii) the Plans being incomplete, in error, not in compliance with any applicable legal requirements or otherwise deficient; provided, however, that no such delay shall be a Tenant Delay pursuant to this Paragraph 2(D) if the required Building Permit is issued and deliver to Landlord within thirty (30) business days after Landlord approves the Plans.

3.   Construction of Tenant Work.

     (A) The Standard Shell Work (hereinafter defined) will be performed by Landlord at Landlord's sole cost and expense. The term "Standard Shell Work" means and refers to the items described on Exhibit G attached to the Lease. Landlord agrees to provide and install, on Tenant's behalf, the Tenant Work shown on the Plans. The Plans shall be conclusive as to the entire scope of Tenant Work to be performed by Landlord. Tenant and Landlord agree that the general contractor for the Tenant Work (the "General Contractor") shall be Bovis Construction Company ("Bovis"), without a competitive bidding process, provided that the overhead, profit and general conditions charged by Bovis in connection with the Tenant Work are reasonably competitive with the overhead, profit and general conditions charged by similar general contractors performing similar work in similar locations, as reasonably determined by Landlord (it being understood that overhead, profit fees and general conditions of no more than 10% of the costs of the work performed by the General Contractor (including any change orders to such work) shall conclusively be deemed to be reasonably competitive and acceptable to Tenant). After approval of the construction documents, Landlord shall request that the General Contractor solicit bids for performance of each of the major trades contained within the Tenant Work from at least three (3) subcontractors. Unless otherwise agreed to by Tenant, the subcontractor with the lowest bid shall be selected as the awarding subcontractor for the indicated trade, provided that such bid is qualified, covers all work to be performed by such subcontractor trade and is responsive to the instruction or request for the bids. Prior to commencing any Tenant Work, Landlord will submit to Tenant written estimates of the cost thereof in accordance with the following schedule:

          (i) Within fifteen (15) business days after approval by Landlord and Tenant of the Plans (and after Tenant has corrected any errors or omissions in the Construction Documents pursuant to Paragraph 2(A)(vii) hereof) or as soon thereafter as the General Contractor delivers its bid to Landlord, Landlord shall submit to Tenant a written estimate of the cost of Tenant Work, together with the bids received from the General Contractor.

          (ii) Within three (3) business days after Landlord's submission of such estimate to Tenant, Tenant shall deliver to Landlord Tenant's written acceptance of such estimate, or if Tenant does not wish to accept such estimate, Tenant shall have the right to revise the Plans and obtain any rebid in accordance with Paragraph 3(A)(iii), below.

          (iii) If Tenant desires to make revisions to the Plans and obtain a rebid for Tenant Work, Tenant shall be responsible for directing the architects and engineers in revising the Plans and shall pay all fees incurred in making such revisions. Tenant shall deliver to Landlord any such revised Plans approved and dated by Tenant in writing. Upon delivery of any approved revised Plans by Tenant, Landlord shall attempt to obtain a rebid from the General Contractor within a reasonable time period and resubmit them for Tenant's acceptance. Landlord shall not be responsible for escalations in the original cost estimates due to delays in acceptance caused by Tenant's desire for rebids. The time necessary to revise the Plans and obtain any rebids shall constitute a Tenant Delay.

     (B) Tenant shall pay an administrative fee to compensate Landlord for reviewing the Plans and/or supervising the Tenant Work equal to one and one-half percent (1 1/2%) of the cost of Tenant Work. Such administrative fee shall be payable as Additional Rent and at Landlord's election shall be either paid by Tenant to Landlord within ten (10) calendar days after receipt of invoice from Landlord, or deducted from any available Tenant Work Allowance.

     (C) Tenant shall pay to Landlord the total amount of Excess Costs (hereinafter defined) as hereinafter provided. "Excess Costs" shall mean the total cost of the Tenant Work (including the administrative fees payable to Landlord), less the Tenant Work Allowance. Within five (5) days of acceptance of the cost estimates for the Tenant Work, Tenant shall pay to Landlord an amount equal to forty percent (40%) of the estimated Excess Costs. Within five
(5) days of the date that Landlord notifies Tenant that the Tenant Work is fifty percent (50%) complete, Tenant shall pay to Landlord an amount equal to sixty percent (60%) of the estimated Excess Costs less five percent (5%) of the original estimate of the cost of the Tenant Work. Within five (5) days of the date that Landlord notifies Tenant that the Tenant Work is complete, Tenant shall pay to Landlord any and all Excess Costs then remaining unpaid. Landlord shall not be obligated to commence any work until the first installment of Excess Costs is paid pursuant hereto, and shall be entitled to suspend construction of the Tenant Work while any installments of Excess Costs are due and remain unpaid, and any delay resulting therefrom shall be deemed a Tenant Delay.

     (D) Upon Tenant's written acceptance of cost estimates and payment of the first installment of Excess Costs as set forth in Paragraph 3(C), above, Landlord shall authorize its contractors to proceed with construction of Tenant Work.

     (E) Tenant shall pay the cost of all Tenant Work, subject to application of the Tenant Work Allowance as set forth in Paragraph 8 hereof. Any costs payable under this Work Agreement that are not paid from the Tenant Work Allowance shall be payable as Additional Rent by Tenant to Landlord within ten (10) calendar days after receipt of an invoice therefor from Landlord. Landlord shall be entitled to suspend construction of any of the Tenant Work and/or performance of any of Landlord's obligation hereunder while Tenant is late on the payment of any amount payable under the Lease (including without limitation, any provision of this Work Agreement) or while Tenant is in violation or default of any provision of the Lease (including without limitation, any provision of the Work Agreement), and any delay resulting therefrom shall be deemed a Tenant Delay.

4. Change Orders. If Tenant shall request or authorize changes or additions to the Tenant Work being performed by Landlord after approval of the Plans by Landlord and acceptance of cost estimates, Tenant shall be responsible for revising the Plans to reflect such changes or additions, and such changes or additions to the Tenant Work and the revisions to the Plans shall be subject to Landlord's written approval. Landlord shall not be required to perform any such changes or additions until Landlord receives written authorization from Tenant and payment of 100% of Landlord's informal estimate of the cost of the new Tenant Work. Notwithstanding the foregoing, if any change order is estimated to add an additional One hundred Thousand Dollars ($100,000.00) to the cost of the Tenant Work, then Tenant shall only be required to pay fifty percent (50%) of Landlord's informal estimate of such additional cost prior to Landlord commencing such work and another fifty percent (50%) of such estimate at the time that Landlord notifies Tenant that the Tenant Work is fifty percent (50%) complete, it being understood that once the Tenant Work is fifty percent (50%) complete Tenant shall be required to pay one hundred percent of such estimate prior to Landlord commencing such work. It is being expressly understood that due to time requirements Landlord may not deliver to Tenant a final price for any such Tenant Work until after it has been performed, and that Tenant shall be required to make final payment of the difference between Landlord's estimate and actual price as Additional Rent within five (5) days upon being invoiced therefor, subject to reasonable verification that charges are actual charges of contractor but not subject to dispute as to the reasonableness of such charges. Any delays caused by any such changes or additions to the Tenant Work, any such revisions to the Plans or any delay in Tenant providing Landlord with authorization to perform the new Tenant Work or paying any amount required to be paid hereunder shall be deemed a Tenant Delay.

5. Base Building Changes. If Tenant requests work to be done in the Leased Premises or for the benefit of the Leased Premises that necessitates changes to the base Building or Building systems, or the design thereof, any such changes shall be subject to prior written approval of Landlord, in its sole discretion, and Tenant shall be responsible for all costs resulting from such changes, including architectural and engineering charges, and any special permits or fees attributed thereto. Any delay resulting from such changes shall be deemed a Tenant Delay. Before any such changes are made, Tenant shall pay to Landlord the full costs estimated to be incurred by Landlord in connection with such changes including without limitation Landlord's administrative fee attributable thereto as set forth in Paragraph 3(B) hereof.

6. Possession of the Leased Premises. Tenant, by taking possession of the Leased Premises, is deemed to acknowledge that Landlord has satisfactorily performed all work to be performed by it as hereinabove set forth, subject to
(i) certain punch list items as may be agreed to by Landlord and Tenant; and
(ii) Landlord's obligation to correct any Latent Defects (hereinafter defined) in the Leased Premises as hereinafter provided. If Tenant delivers to Landlord written notice of Latent Defect in the Leased Premises, Landlord shall promptly thereafter commence and diligently pursue correction of such Latent Defect, provided that Tenant delivers to Landlord written notice thereof within twelve
(12) months after the date hereof. As used herein, the term "Latent Defect" shall mean a defect in the physical condition of the Leased Premises existing as of the date Tenant takes possession (or is tendered possession) of the Leased Premises that could not have reasonably been discovered prior to Tenant taking possession of the Leased Premises by a commercially reasonable inspection of the Leased Premises performed by a reasonably prudent architect or engineer exercising a professionally reasonable level of due diligence in such inspection; provided, however, that it is understood that a Latent Defect shall not include (and Landlord shall not be responsible for) any defect in the design of the Tenant Work.

7. Tenant Delays. If substantial completion of the Tenant Work for the Leased Premises is delayed as a result of any of the following causes or events, then such delay shall be conclusively deemed a "Tenant Delay":

     (i) any cause or event that is deemed to be a "Tenant Delay" pursuant to any of the provisions of this Work Agreement;

     (ii) any changes or additions to the Tenant Work or to the Tenant Plans (including without limitation, any changes or additions requested or required for the Leased Premises by Tenant or by any governmental authority or required in order to comply with any legal or base Building requirements or otherwise) subsequent to the date of Landlord's approval of the construction documents for the Leased Premises (unless such changes or additions are necessary as a result of a change made to the plans for the Standard Shell Work after the date hereof);

     (iii) Tenant's failure to deliver its approved Preliminary Plans or Construction Documents, or to deliver the information or respond to the inquires or to take any of the other actions, described in Paragraph 2, above, by the dates specified in Paragraph 2, above;

     (iv) a Tenant Delay in connection with obtaining a Building Permit, as specified in Paragraph 2(D);

     (v) Tenant's request for any changes in the Plans or rebids as set forth in Paragraph 3 hereof;

     (vi) Tenant's failure to approve cost estimates for Tenant Work or pay for Excess Costs within the time required under Paragraph 3 hereof;

     (vii) any changes or additions to the Tenant Work or the Plans made after Landlord has approved same as set forth in Paragraph 4 hereof or changes to the base Building or Building systems as set forth in Paragraph 5 hereof;

     (viii) Tenant's request for materials, finishes or installations which are out of the ordinary or which take a longer-than-normal time to obtain or install ("long leadtime items"); provided, however, that if Tenant requests in writing, on or before the date that the Construction Documents are required to be delivered to Landlord (pursuant to Paragraph 2(A)(v) hereof) that Landlord identify the long leadtime items clearly depicted on the Construction Documents, then the request for such items shall not be a Tenant Delay, unless Landlord identifies such items as long leadtime items on or before the date that Landlord submits to Tenant written estimates of the cost of the Tenant Work pursuant to Paragraph 3(A)(i) of this Work Agreement;

     (ix) the performance of, or failure to timely complete, work by Tenant or any person, firm, or entity hired or employed by Tenant, including without limitation, the failure to timely complete the installation or construction of any systems furniture to be installed or constructed by Tenant or any person, firm, or entity hired or employed by Tenant; or

     (x) any other delays resulting from the actions or inactions of Tenant.

To the extent substantial completion of the Tenant Work is delayed as a result of a Tenant Delay, then the Term Commencement Date and Tenant's obligation to commence paying Minimum Rent and Additional Rent shall be as provided in Section 3.01.B of the Lease.

In addition, Tenant shall pay to Landlord all additional costs incurred by Landlord resulting from any Tenant Delay.

8. Tenant Work Allowance. Landlord agrees to provide Tenant with an allowance ("Tenant Work Allowance") in the amount of Thirty-five Dollars ($35.00) per square foot of rentable area in the Leased Premises, to be applied against the actual out-of-pocket third party costs and expenses incurred in connection with the design and construction of the Tenant Work (including the actual construction costs and architectural and engineering fees incurred in connection therewith); provided, however, a portion of the Tenant Work Allowance, but in no event more than Five Dollars ($5.00) per square foot of rentable area in the Leased Premises, may be applied against the actual out-of-pocket expenses incurred by Tenant in connection with the relocation into the Leased Premises, telephone and computer cabling and furniture and equipment for the Leased Premises. The Tenant Work Allowance shall not be applied to the costs of any furniture, computers, equipment, personal property, or for any other costs other than as provided above. If the full amount of the Tenant Work Allowance has not been used in accordance with the foregoing as of the date the Tenant Work is complete, the balance thereof shall be retained by Landlord and be applied against the next installments of Minimum Rent next coming due. Landlord shall pay the Tenant Work Allowance directly to the contractor(s) performing the Tenant Work. Notwithstanding the foregoing, Landlord shall have the right, without the obligation, to apply all or any portion of the undisbursed Tenant Work Allowance to remedy any default by Tenant occurring hereunder; provided, however, it is expressly covenanted and agreed that such remedy by Landlord shall not be deemed to waive, or release, the default of Tenant. In addition, Landlord shall provide to Tenant an allowance, in the amount of Ten Cents ($.10) per rentable square foot of the Leased Premises, to be applied against the out-of-pocket expenses incurred by Tenant in undertaking a test fit for the Leased Premises. Such allowance will be paid to Tenant within thirty (30) days of completion of such work and receipt by Landlord of invoices substantiating the costs thereof incurred by Tenant, in a form reasonably acceptable to Landlord.

9. Contractor's Rules and Regulations. Tenant's contractors, subcontractors and vendors may not enter the Building to perform any work or installations prior to the Term Commencement Date without Landlord's prior written consent pursuant to and subject to Paragraph 10, hereof. If Landlord consents to such entry, each contractor, subcontractor or vendor shall observe all rules and regulations promulgated by Landlord in connection with the performance of work in the Building, including those attached to the Lease as Exhibit D.

10.  Prior Access.   If Tenant delivers to Landlord a written request for Tenant and Tenant's contractors to have joint access to the Leased Premises with Landlord and Landlord's contractor prior to Landlord's delivery of possession of the Leased Premises to Tenant for the purpose of installing telephone, computer, other special equipment and furniture, then Landlord shall notify Tenant in writing when Tenant and Tenant's contractors can have such access if in Landlord's judgement (i) such joint access will not cause unreasonable interference with the work of Landlord's contractor; (ii) there are no delays created thereby in the Tenant Work construction process; and (iii) an acceptable schedule of work is agreed upon between Landlord's contractor and Tenant's contractors. If the foregoing conditions have been met, Landlord shall use reasonable efforts to provide such access (i) prior to the enclosure of the interior partitions, in order to install any cabling and wiring for computer and telephone equipment, and (ii) at least fifteen (15) days prior to the date on which the Leased Premises are substantially completed, in order to install the telephone, computer and other special equipment and furniture. Any delay in substantial completion of the Leased Premises that results therefrom shall be deemed a Tenant Delay. Tenant shall indemnify, hold harmless, and defend Landlord from any loss, damage, cost or expense (including attorneys' fees and court costs) incurred by Landlord, whether before or after the Term Commencement Date, as a result of the performance of such work by Tenant or Tenant's contractor, and in addition to any other rights Landlord may have as a result thereof, Landlord shall have the right to apply all or a portion of the Tenant Work Allowance against any such loss, damage, cost or expense incurred by Landlord as a result thereof. In addition, Tenant shall not be permitted to enter the Leased Premises prior to delivery of possession of the Leased Premises to Tenant until Landlord has approved all equipment and other items to be installed by Tenant or its contractor, as well as the plans for such installation, and Landlord and Tenant have agreed in writing to a schedule for all of the foregoing work to be completed by Tenant or its contractor in such phase of the Leased Premises. Access, if any, to the Leased Premises by Tenant in accordance with the foregoing and solely for the purposes set forth above shall not be deemed to advance the Term Commencement Date. The indemnification obligations set forth in the Lease shall commence on the effective date of the Lease (irrespective of when the term commences) and such obligation shall apply with respect to the work performed by Tenant's contractors in the Leased Premises. Tenant shall maintain all insurance coverages required by this Lease commencing as of the effective date of the Lease (irrespective of when the term commences) and Tenant shall provide certificates thereof to Landlord prior to any access to the Leased Premises. Any delay in providing such certificates shall entitle Landlord to deny access to Tenant and shall relieve Landlord of any obligation to provide such access within the foregoing time periods.

                                   EXHIBIT C

                             RULES AND REGULATIONS

     Tenant expressly covenants and agrees, at all times during the Term, and at such other times as Tenant occupies the Leased Premises or any part thereof, to comply, at its own cost and expense, with the following:

1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make any disruptive noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or in the halls and passageways of the Building; sit on the window sills; or clean the exterior of the windows.

2. Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste of electricity or water is prohibited.

3. Tenant shall not (i) obstruct the windows, partitions and lights that reflect or admit light into the halls or other places in the Building, or
     (ii) except as expressly permitted by the Lease, inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building that is visible outside the Leased Premises, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Tenant, or a company approved by Tenant, and the cost of the same shall be charged to and paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like services shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed.

5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing of any kind or cutting of wires will be allowed, except with the prior written consent of Landlord. Tenant shall notify Landlord in writing of the number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., and any electrical work in the Leased Premises shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. No tenants shall be in direct contact with the floor of the Leased Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or similar adhesive material being expressly prohibited.

6. No additional lock or locks shall be placed by Tenant on any interior door in the Leased Premises without providing Landlord with a key therefor. In addition, no lock or locks shall be placed by Tenant on any suite entry door in the Building without Landlord's prior written consent and without providing Landlord with a copy of the keys for such locks. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost of replacing the lock or locks to which such keys were fitted and the keys so lost.

7. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the Leased Premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises.

9. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Leased Premises; manufacture or store goods, wares or merchandise upon the Leased Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Leased Premises to be used for gambling; make any disruptive noises in the Building; permit to be played any musical instruments, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Leased Premises.

10. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner, approved by Landlord.

11. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Retail sales will be limited to the ground level and lower level retail store areas.

12. There shall not be used in the Leased Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

13. Tenant, before closing and leaving the Leased Premises, shall ensure that all entrance doors to the Leased Premises are locked.

14. Landlord shall have the right to prohibit any advertising by Tenant which mentions the name or address of the Building and in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purpose in operating the Building:

     (i) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

     (ii) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing provided that if Landlord changes the street number of the Building and such change is not made, directed or requested by the postal service or any governmental or quasi-governmental authority, then Landlord shall reimburse Tenant for the actual cost of the letterhead and other stationary or business cards on hand which bears the old address of the Building, but in no event more than Ten Thousand Dollars ($10,000.00);

     (iii) the right to install and maintain a sign or signs on the exterior of the Building, subject to the terms of the Lease;

     (iv) the exclusive right to use or dispose of the use of the roof of the Building, subject to Tenant's express rights under the Lease;

     (v) the right to limit the space on the directory of the Building to be allotted to Tenant, subject to Tenant's express rights under the Lease; and

     (vi) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

16. As used herein, the term "Leased Premises" or "Premises" shall mean and refer to the "Leased Premises" as defined in Article I of the Lease.

17. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment that cause vibration or make noise, if so consented to by Landlord, shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient to absorb and prevent all vibration, noise and annoyance.

18. The Leased Premises shall not be used for lodging or sleeping purposes, and cooking therein (other than microwave cooking for Tenant's employees in the pantry area of the Leased Premises) is prohibited.

19. After 6:00 p.m. until 8:00 a.m. on weekdays, after 1:00 p.m. on Saturdays, and at all hours on Sundays and legal holidays, all persons entering or leaving the Building may be required to identify themselves to establish their rights to enter or leave the Building. Landlord or its agents may exclude from the Building during such periods all persons who do not present satisfactory identification. Each tenant shall be responsible for all persons for whom it requests admission and shall be liable to Landlord for all acts of such persons.

21. In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach. The violation of any such provision may be restrained by injunction.

22. Landlord shall enforce the rules and regulations against the Tenant in a non-discriminatory manner.

                                   EXHIBIT D

                        RULES FOR TENANT'S CONTRACTORS

     The following rules and regulations apply to any construction by Tenant in the Building:

1. All demolition and/or construction work generating sufficient noise to disturb Building occupants (e.g., core drilling and ramset shots) must be accomplished before or after normal operating hours. Determination of sufficient noise levels to cause a disturbance shall be made at the Landlord's sole discretion.

2. Loading dock use for the delivery of materials and/or equipment or for the removal of trash shall be before or after the normal hours of operation for the Building. For isolated special cases, arrangements may be made with the property manager of the Building ("Property Manager") for deliveries during Building Hours. Landlord agrees to cooperate with Tenant to accommodate Tenant's reasonable request for such use during Building Hours during Tenant's initial build-out of the Leased Premises.

3. Freight elevator use for the delivery of materials and/or equipment or the removal of trash shall normally be before or after the normal hours of operation for the Building and only with the express permission of the Property Manager. For isolated special cases, special arrangements may be made with the Property Manager for deliveries during Building Hours. All elevator use must be with the full knowledge and consent of the Property Manager.

4. Construction debris must be removed from the Building in suitable containers. Removal must be accomplished in a manner which does not cause damages to the Building, create any disturbances to tenants, or create additional cleaning for Building personnel. Sufficient precautions must be taken to protect finishes in the path of removal. Damages resulting from negligence will result in an assessment to the contractor for damages.

5. Contractors are responsible for timely cleaning of all public areas affected by their construction activities. Contractors are further responsible for providing and promptly removing their own trash containers.

6. Any work not to be installed in strict adherence with the construction contract documents must be approved by the Landlord prior to installation.

7. All workmen must conduct themselves in a reasonable manner at all times. The removal of any workmen using profanity, loitering in the Building, or creating a disturbance to tenants will be required.

8. All of the contractor's personnel are responsible for their own parking and the associated cost. Unauthorized vehicles found in loading areas or parking garages will be ticketed and towed.

9. All work requiring connection to the Building fire alarm system is subject to the Landlord's requirements. The completion of the tie-in must be accomplished utilizing the Landlord's specified contractor. Any warranties voided as a result of the contractor's or subcontractor's failure to comply with this requirement will result in the contractor's replacing the voided warranty in compliance with the Landlord's requirements.

10. Any roof penetrations required must be performed and repaired by the Landlord's designated subcontractor. Any warranties voided as a result of failure to comply with this requirement will result in the contractor's replacing the voided warranty in compliance with the Landlord's requirements.

11. Any work requiring the partial or full shutdown of any base Building systems, including electrical, mechanical or plumbing, must be scheduled with and approved by the Property Manager twenty-four (24) hours in advance. The shutdowns generally must be done after Building Hours.

12. All painting utilizing oil-based or polymer-based paints shall be performed before or after Building operating hours. The contractor shall be responsible for scheduling with the Property Manager any HVAC required for proper ventilation of work areas and adjacent tenant spaces.

13. The protection of existing mechanical equipment, including but not limited to baseboard heaters, heat pumps, air handlers, air conditioners, ductwork and distribution equipment, from physical damage or damage from dust and debris is the responsibility of the contractor. Damage as a result of failure to protect equipment will result in an assessment against the contractor for such damages and the resulting required repairs.

14. All penetrations to slab materials require the review and approval of the Landlord's structural engineer without exception. The cost of this review and approval is the contractor's responsibility.

15. All testing of fire alarm equipment requiring the sounding of bells, sirens, or voice annunciation must be scheduled with the Property Manager forty-eight (48) hours in advance of the test. Pre-testing of new fire alarm work is mandatory. Rescheduled test as a result of the contractor's failure to coordinate with the Property Manager, the contractor's failure to completely pre-test the system, or the contractor's failure to pass municipal test shall be the contractor's responsibility.

16. Normal Building operating hours are generally 9:00 a.m. to 6:00 p.m., Monday through Friday (except Holidays).

17.  These rules are subject to change at the Landlord's discretion.

                                   EXHIBIT E

                         TRAFFIC MITIGATION AGREEMENT

                                   EXHIBIT F

                  REQUIRED MINIMUM STANDARDS FOR TENANT WORK

Following are the building standards for any Tenant Improvements:

Light Fixtures. At least the following minimum standards: 2' X 4' laying, three fluorescent lamp, 18 cell parabolic light fixture with single pole toggle type switch, mounted at standard height. Fixtures shall have electronic ballasts.

Electrical/Telephone/Computer Outlets. Non-dedicated 120 volt, 20 amp wall mounted duplex outlet. Wall mounted opening with plaster ring and pull string will be installed for each.

Flooring Covering. Furnish and install floor covering (minimum cost $1.50 per square foot of floor area)

Window Covering. Building Standard mini-blinds will be furnished by Landlord and are required on all exterior windows (and shall not be a charge against the Tenant Allowance).

Sprinklers. Sprinkler heads with sprinkler head covers installed with piping in accordance with the Tenant Plans and as required by Code.

Heating, Ventilation and Air Conditioning. The Building shall be heated and cooled by a variable air volume system. Each floor shall be served by one air handling unit. The Tenant is responsible to install all distribution ductwork, VAV boxes and thermostats (Titus-DESV), and diffusers. All demising and interior partitions shall have appropriate openings required for the return air.

Tenant Signage. Except as provided in the Lease, pursuant to Landlord specifications, Tenant is allowed one (1) Building standard suite entry sign and one (1) company name and suite identity on the building directory located in the Building lobby.

                                   EXHIBIT G

                        BASE BUILDING SHELL DEFINITION

The Landlord shall provide the following as part of the Standard Shell Work:

1. Smooth, level concrete slab floor ready to accept carpet or VCT in accordance with industry tolerances. The concrete slab shall have a 100 lb. live load structural capacity.
2. Metal stud framed and insulated exterior Building perimeter finished with drywall ready for Tenant finishes.
3.  Unfinished concrete slab above ceiling plenum.
4.  Unfinished concrete structural columns though out the space.
5.  Drywall on Building core walls ready for Tenant finishes.
6. Incoming electrical service to the Building electric room and associated switchgear
7.  Electrical risers to each floor.
8. High (277/480 Volt) and low voltage (120/208 Volt) Panels with associated transformers with the capacity to support 5 watts/sf for Tenant general power and distribution and 2 watts/sf for Tenant lighting.
9. A 4' by 8' sheet of plywood located on the wall above the telephone sleeves in the core telephone closets located on each floor.
10. One air handling unit per floor located in the mechanical room capable of producing 18,860 CFM of 55 degree Fahrenheit chilled air.
11. Make up air unit located on the roof capable of delivering 20 CFM per person on each floor.
12. Sprinkler standpipes with valved connections to each floor.
13. Sprinkler grid based on an open floor plan with one upright copper sprinkler head per 225 square feet.
14. A wet stack to each floor level consisting of valved water tap, sanitary sewer stub, and vent stub.



                       CORE AREA BUILD-OUT AND FINISHES

The Landlord shall provide the following as part of the Standard Shell Work:

1. Finished toilet rooms with ceramic tile wet walls, ceramic tile floors, and automatic toilet flush mechanisms.
2.  Unfinished mechanical rooms.
3.  Painted exit stairs.
4.  Unfinished janitor closets
5.  Finished elevator lobbies on ground and second floor.
6.  Unfinished elevator lobbies on third, fourth and fifth floors.
7.  Ceiling systems in toilet rooms.
8.  Doors, frames, and hardware for all core openings.
9. ADA Code requirements for the site, Building entry, main lobby, elevators, exit stairs, drinking foundations, and toilet rooms. This shall include accessible route from parking lot to Building entrance, accessible route through the Building to the Tenant space and public accommodations.
10. Directional site signage.
11. Building directory
12. Core interior signage
13. Emergency lighting in the core areas.
14. Light fixtures in the main and second floor elevator lobbies.
15. Convenience outlets in the core areas.
16. Exhaust/Ventilation to mechanical rooms, toilet rooms, janitor's closets, and stairwells.
17. Sprinkler head coverage in core areas, main lobby, and second floor lobby.
18. Fire extinguisher cabinets and extinguishers in the core areas.
19. Electric water cooler on each floor in the core area.
20. Janitor sink on each floor.
21. Card readers at the Building entrances on first and second floors, exit stairwells, and elevators.
22. Adjustable horizontal mini-blinds on all exterior windows--rolled up and protected.
23. Fire alarm devices in core areas with panel contacts for Tenant fire alarm devices.
24. Incoming voice/data distribution to the Building telephone room.
25. Central fire alarm enunciator panel.
26. Direct digital control energy management system to control HVAC units.
27. Building shell shall comply with all local building codes sufficient to receive a base Building shell completion certificate.

                                   EXHIBIT H

                     ADDITIONAL OPERATING COSTS EXCLUSIONS

In addition to the exclusions from Operating Costs set forth in Section 6.03.C of the Lease, Operating Costs shall not include:

1. the cost of any improvements which under generally accepted accounting principles, consistently applied, are properly classified as capital improvements, except for any Permitted Capital Expenditures;
2. painting or decorating of any leased or leasable area (specifically excluding any common or public areas of the Building or any base Building systems or structures), unless the Leased Premises are comparably painted or decorated;
3. any tenant work performed or alteration of specific space leased to Tenant or any other tenants or occupants of the Building (specifically excluding any common or public areas of the Building or any base Building systems or structures), whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter, unless such tenant work or alterations are similarly provided to, or benefit generally, Tenant;
4. any cash or other consideration paid by Landlord to a specific Tenant on account of, with respect to or in lieu of the tenant work or alterations described in clause (3) above;
5. ground rent (except with respect to any portion thereof relating to the pass-through of any operating expenses or real estate taxes incurred by the ground lessor;
6. depreciation or amortization of any Building improvements, except with respect to any Permitted Capital Expenditures;
7. cost of any repairs required as a direct result of the gross negligence of Landlord (provided that such repairs would not have been required but for such gross negligence) or required in order to cure any violations existing as of the Term Commencement Date of any laws relating to the common area of the Building;
8. costs of enforcement of leases relating to rent or other items that do not benefit Tenant, tenants or the Building generally or the operation of the Building;
9. principal and interest on indebtedness or any costs of financing or refinancing the building, the building equipment, or the building improvements, replacements, or repairs, except for interest (at a fair market rate) on Permitted Capital Expenditures;
10. management fees in excess of three percent (3%) (or the percent management fee paid in the Base Year by Landlord, if less) of gross rental income or collections (as may be grossed-up to a full service basis if any expenses are separately paid by any tenants of the building);
11. compensation paid to officers or executives of the Landlord;
12. leasing commissions, advertising and promotional expenses;
13. accounting, legal, or other professional or consulting costs or fees, whether internal or paid to third parties, except to the extent related to the operation, management or maintenance of the Building (excluding legal fees incurred in connection with negotiation of leases in the Building or in connection with disputes with tenants of the Building), or in connection with the preparation of expense statements for the tenants of the Building;
14. the cost of repairs incurred by reason of fire or other casualty or condemnation to the extent that either (1) Landlord is compensated therefor through proceeds of insurance or condemnation awards; (2) Landlord would have been compensated therefor had Landlord obtained the insurance coverage against such fire or casualty required hereunder to be carried by Landlord; or (3) Landlord is not fully compensated therefor due to the coinsurance provisions of its insurance policies on account of Landlord's failure to obtain the insurance required hereunder to be carried by Landlord;
15. the cost of future capital improvements to the Building, except with respect to Permitted Capital Expenditures;
16. the cost to provide after Building Hours HVAC or electricity costs to a specific tenant of the Building, if such tenant is charged separately for such use (other than through Operating Costs pass-throughs);
17. Landlord's cost incurred in connection with providing services to a particular tenant of the Building for which Landlord is entitled to be reimbursed by such tenant under its lease (except for costs that are reimbursable to Landlord in the form of pass-throughs of operating costs), but only to the extent such services are not standard for the Building and are not available to Tenant without specific additional charge therefor and Landlord is directly reimbursed therefor from such tenant;
18. expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space to a specific tenant in the Building (e.g., buy-out of a tenant's pre-existing lease as a tenant concession);
19. any amounts payable by Landlord by way of indemnity or damages as a result of Landlord's default under this Lease or any other leases in the Building, but only to the extent Landlord would not have incurred such amount but for such default (it being understood that any amount was paid by Landlord that represents the reimbursement of a cost which if paid directly by Landlord would have been included in Operating Costs shall be included in Operating Costs);
20. any fine, interest or penalty incurred as a result of Landlord's late payment of Taxes or utility bills, unless (a) Landlord acted in good faith and made reasonable efforts in contesting the amount of such payments which, if such contest were successful, would have reduced Operating Costs or Taxes or would otherwise have been beneficial to Tenant, or (b) Tenant is not current on all payments of any Rent due hereunder at the time such payments are due and at the time any such fines, penalties, interest are incurred by Landlord;
21. any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements to obtain the initial base Building certificate of occupancy (i.e., the core and shell completion certificate);
22. the profit component of any amount paid to a corporation, entity, or person which controls, is controlled by, or is in common control with Landlord for goods or services, to the extent such amount is not reasonably comparable to the amount paid for similar goods or services provided to first-class office buildings in Montgomery County, Maryland providing services similar to, and to the same level as, those provided for the Building (it being understood that for purposes of this item, "control" shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity);
23. expenses solely relating to maintaining the retail space in the Building;

24. any cost or expense for which Landlord is reimbursed by any tenant or the proceeds of any insurance policy
25. all operating expenses of the Building allocated by Landlord on a reasonable basis to the retail area of the Building
26. costs associated with operating the parking garage for the Building, except ordinary maintenance and repair expenses for such parking garage; and
27. costs resulting from any defect in the physical condition of the Standard Shell Work existing as of the Term Commencement Date resulting from the original construction of the common areas of the Building (specifically excluding repairs and replacements resulting from ordinary wear and tear, use, fire, casualty or vandalism), provided that Tenant delivers to Landlord written notice thereof promptly upon becoming aware thereof and in no event later than the expiration of the fifth (5th) Lease Year.

                                   EXHIBIT I

                          CURRENT QUALIFIED BUILDINGS




          The buildings located at the following addresses are Qualified Buildings as of the date hereof:


          4833 Bethesda Avenue, Bethesda, Maryland
          4825 Bethesda Avenue, Bethesda, Maryland
          4827 Bethesda Avenue, Bethesda, Maryland
          4920 Elm Street, Bethesda, Maryland
          7250 Woodmont Avenue, Bethesda Maryland

                                   EXHIBIT J

                            FORM OF LETTER OF CREDIT

[Lending Institution Name]
[Address of Lending Institution]                     Date:  __________, _____

             IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________

Account Party  [Account Party's Name]
               [Account Party Address]

In favor of:   Beneficiary
               [Beneficiary Name], its successors and assigns
               [Beneficiary Address]

          AMOUNT                                 EXPIRATION DATE:
          USD  _____________                     [Expiration Date]
          [Dollar Amount] U.S. Dollars Only

Gentlemen:

We hereby establish our irrevocable letter of credit in favor of [Beneficiary Name] in the amount of USD [Numeric Dollar Amount] ([Alphabetic Dollar Amount] U.S. Dollars Only), effective immediately. Funds under this Letter of Credit are available to you by your draft at sight drawn on the [Lending Institution Name, Lending Institution Address], bearing the clause "Drawn under [Lending Institution Name] Letter of Credit No. _______ dated ____________, 200__," and accompanied by the following document:

Beneficiary's signed statement stating that: "The undersigned Beneficiary is entitled to draw upon this Letter of Credit pursuant to the terms of that Lease dated [Lease Date] for premises at [Premises Address] between [Tenant's name] and [Landlord's Name], as such Lease may have been modified or amended to date. The undersigned Beneficiary hereby makes demand for the payment of ________ of the Letter of Credit."

Such statement shall be conclusive as to such matters and we will accept such statement as binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness or validity thereof or any part thereof and notwithstanding the claim of any person to the contrary.

Partial draws are permitted hereunder. This Letter of Credit is transferable by Beneficiary, provided that such transfer does not violate any rule, order or regulations of any applicable governmental entity. Any such transfer of this Letter of Credit shall be subject to our receipt of Beneficiary's instructions in the form attached hereto as Exhibit A, accompanied by the original of this Letter of Credit and any amendments thereto. The costs and expenses of such transfer shall be the expense of the Account Party.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, or amplified by reference to any document(s), instrument(s), contract(s), or agreement(s) referred to herein or in which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document(s), instrument(s), contract(s), or agreement(s).

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiration date of this Letter of Credit unless at least sixty (60) days prior to the then current expiration date we notify the Beneficiary by certified mail, return receipt requested that we elect not to consider this Letter of Credit renewed for such additional period. If such notice is given, then during such notice period (i.e., the at least sixty (60) day period commencing on the date of such notice and ending with the then applicable expiration date of this Letter of Credit), this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount of the sum then remaining under this Letter of Credit when accompanied by a statement described above in the first paragraph of this Letter of Credit.

We hereby agree with you that drafts drawn and presented in compliance with the terms of this Letter of Credit will be honored by us promptly (but in no event later than the close of business on the third (3rd) business day after the date of presentment in immediately available funds if presented at our offices designated below for presentment on or before the expiration date of this Letter of Credit, as such date may be extended pursuant to the terms hereof. Presentment of this Letter of Credit may be made at the following location(s):
[Address(s) for presentment]

Unless otherwise stated in this Letter of Credit, this Letter of Credit is subject to The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, which is incorporated by reference herein.

Very truly yours,

______________________________
Authorized Signature

NOTE: Landlord and Tenant hereby agree that, upon Landlord's written request, Tenant shall cause the Letter of Credit to name Landlord and any mortgagee of Landlord (designated by Landlord) as beneficiaries under the Letter of Credit, with each such beneficiary having the authority to present the Letter of Credit and draw upon the Letter of Credit, without needing the other beneficiary to join in such presentment or receive the proceeds of any draw made upon the Letter of Credit.

                                   EXHIBIT K

             LOCATION AND PARAMETERS OF PERMITTED EXTERIOR SIGNAGE

                                   EXHIBIT L

                               LOCATION OF AWNING

                                   EXHIBIT M

                            CLEANING SPECIFICATIONS

I.   TENANT'S OFFICE AREA - NIGHTLY (MONDAY-FRIDAY)
A. All waste baskets and ashtrays will be emptied and wiped clean. Waste containers shall be washed as necessary and lined with plastic liners.
B.   Desk tops, furniture and horizontal surfaces up to 72" high will be dusted.
C. Uncarpeted floor areas will be dust mopped with a treated mop. Waxed floors will be damp mopped to remove spill marks.
D. All carpeted areas will be power vacuumed. Accessory tools will be used in hard-to-get areas.
E. Walls, doors, hardware, light switches, painted wood-work and partition glass will be kept free of marks and smudges.
F. Lights will be turned off (except where otherwise designated) and doors will be locked.
G.   All windows will be locked and venetian blinds adjusted.

II.  TENANT'S OFFICE AREA - WEEKLY (More often as needed)
A.   Composition floors will be spray buffed to maintain appearance.
B. Glass partitions, door and door hardware will be cleaned and bright work polished.
C.   Air conditioning and heating grills will be kept free of dust.
D.   Where needed, as needed, carpets will be spot cleaned to remove stains.

III.  TENANT'S OFFICE AREA - QUARTERLY
A.   Composition floors will stripped, scrubbed, waxed and buffed.
B.   High Dusting (above 72") with a treated cloth.
C.   Venetian blinds will be dusted with a treated cloth.

IV.  REST ROOMS AND COMMON AREAS - NIGHTLY (MONDAY-FRIDAY)
A. Clean all fixtures, including mirrors, lights, pipes, commode and urinals with a germicidal detergent.
B. Clean basins and hardware with a soft cloth using a non-abrasive cleaner. Dry with a soft cloth.
C.   Clean all bright work.
D. Special care will be given to cleaning rims, tops and bottoms of toilet seats, bases, using a germicidal detergent.
E.   Refill paper towel and tissue holders and soap dispensers.
F.   Wet mop and deodorize floors with disinfectant.

V.  REST ROOMS AND COMMON AREAS - MONTHLY
A.   Power scrub tile floors and buff with no-slip wax.
B.   Dust ceiling vents.
C.   Wax floors.

VI.  CORRIDORS, STAIRWAYS AND ELEVATORS - NIGHTLY (MONDAY-FRIDAY)
A. All uncarpeted areas will be dust mopped with a treated mop. Marks and spills will be removed.
B. All carpeted areas will be power vacuumed with particular attention to the edges, corners and hard-to-get areas.
C.   Water fountains will be cleaned with a disinfectant and polished.
D. Walls, light switches, doors and painted woodwork will be kept free of marks and smudges.
E. Elevators will be cleaned thoroughly, including entrance sills and bright work. The floors will be vacuumed and spot cleaned as necessary.
F. Elevator entrance doors and frames will be wiped and kept free of finger marks and smudges.
G.   Stairwells, railings and walls to be kept clean of smudges.
H.   Fire bells and other horizontal surfaces will be dusted.

VII.  CORRIDORS, STAIRWAYS AND ELEVATORS - AS NEEDED
A. Uncarpeted floors will be stripped, scrubbed and refinished as necessary to remove wax build-up and maintain appearance.
B.   Carpets will be spot cleaned to remove stains.

VIII. ENTRANCE LOBBIES - NIGHTLY (MONDAY-FRIDAY)
A. Lobby floors shall be mopped and or scrubbed with a neutral cleaner and buffed as necessary to maintain appearance.
B.   Glass window and door areas will be cleaned with glass cleaner.
C.   Architectural surfaces and bright work will be cleaned and polished.

IX.  ENTRANCE LOBBIES - WEEKLY
A. Dust, or whenever necessary, spot clean walls in main lobbies and elevator lobbies to a height of 72".

X.   TENANT LUNCHROOMS  - NIGHTLY (MONDAY-FRIDAY)
A.   All tables and counter tops will be wiped clean.
B.   Ashtrays will be emptied and wiped clean.
C.   Trash will be collected and placed in designated areas.
D.   Flooring will be cleaned as needed.

XI.  MISCELLANEOUS
A.   Elevator carpets will be shampooed as requested.
B. All janitor storage areas will be kept tidy and clean. No water will be left running, sinks left with standing water, or lights left on in the closets. All mops, sponges and other reusable cleaning implements will be cleaned off, rinsed and wrung out each night. Sour or mildewed mop heads or sponges will be replaced.
C.   Exterior windows shall be cleaned two (2) times each year.
D. The HVAC filters will be checked monthly and changed quarterly, and the VAV will be checked monthly.

NOTE: Tenant shall be entitled, at its sole cost, to have cleaning services provided on Monday mornings and such additional cleaning services that Tenant may reasonably request and Landlord reasonably approve.

                                   EXHIBIT N

                              HVAC SPECIFICATIONS


A.   Summer:

     Room conditions at 75(degrees)F +/- 2(degree) dry bulb and 50% relative humidity when outside conditions do not exceed 95(degrees)F dry bulb and 78(degrees)F wet bulb, provided that Tenant complies with the following conditions:

     1. Light-colored blinds, fully drawn, with slats at 45(degree) angle coincident with peak sun load;

     2.   Electric load does not exceed 5 watts per square foot; and

     3. People load does not exceed an average one person per 150 square feet for office space.

B.   Winter:

     Room conditions at 70(degrees)F +/- 2(degrees) when the outside dry bulb temperature is not less than 10(degrees)F.

Note: The base Building HVAC system has not been designed, nor will it be constructed, to comply with the foregoing specifications in any kitchen, conference room, computer room, copy room or other areas of the Premises in which excessive heat is produced or in which the Tenant Work or Alterations or the configuration thereof or the placement of any of Tenant's furniture or equipment adversely affects the ability of the HVAC system to efficiently function, which areas may require supplemental air-conditioning in order to comply with the foregoing specification.

                                   EXHIBIT O

                   LOCATION AND DESIGNATION OF PARKING SPACES

                                                                         SURFACE
                                                                     UPPER LEVEL